This Offering Circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular (Subject to Completion) dated November 9, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

LANDA APP 2 LLC

6 W. 18th Street

New York, NY 10011

(646) 905-0931

Landa.app

Best Efforts Offering of Series Membership Interests

Landa App 2 LLC, a Delaware series limited liability company (the “Company,” “us,” “we,” or “our”) is offering 10,000 membership interests (each a “Share” and collectively, the “Shares”) in each of the eight registered series of the Company set forth in the table below (each a “Series,” and collectively, the “Series”), for an aggregate total of 80,000 Shares. The Company has registered and will continue to register Series from time to time for the purpose of offering a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each Series will hold, a residential rental property as its primary asset (each a “Property,” and collectively, the “Properties”), as specified in the table below.

We are offering a maximum of 10,000 Shares of each Series at the purchase price per Share set forth in the table below (the respective offerings of Shares of each Series each individually referred to herein as an “Offering”). The purchase of Shares in a Series is an investment only in that specific Series and not an investment in any other Series or the Company.

No Series will offer or sell Shares until the offering statement of which this Offering Circular forms a part has been qualified by the SEC (as defined below).

We expect to offer Shares in each respective Series until the earliest of (i) the date we raise the “Maximum Offering Amount” listed on the table below for such Series (herein referred to as the “Maximum Offering Amount” of each Series), (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part, and (iii) a date determined by the Manager (as defined below), in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

SERIES’ SHARE INFORMATION

Series	Address	$ Per Share (1)(2)	Maximum Offering Amount (3)(4)	Total Number of Shares Sold (5)
Landa Series 2174 Scarbrough Road	2174 Scarbrough Road, Stone Mountain, GA, 30088	$6.6954	$66,954
Landa Series 153 Spring Valley Circle	153 Spring Valley Cir, Stockbridge, GA, 30281	$8.5307	$85,307
Landa Series 126 Wildwood Road	126 Wildwood Road, Stockbridge, GA, 30281	$6.9321	$69,321
Landa Series 137 Spring Valley Circle	137 Spring Valley Cir, Stockbridge, GA, 30281	$6.8203	$68,203
Landa Series 3192 Lake Monroe Road	3192 Lake Monroe Road, Douglasville, GA, 30135	$5.9769	$59,769
Landa Series 45 Robertford Drive	45 Robertford Drive, Covington, GA, 30016	$9.2926	$92,926
Landa Series 303 Kellys Walk	303 Kellys Walk, Locust Grove, GA, 30248	$10.5346	$105,346
Landa Series 4085 Springvale Way	4085 Springvale Way, McDonough, GA, 30252	$11.3687	$113,687

(1)	Price to the public. The prices per Share for each Series listed above were determined by the Manager. See “Determination of Purchase Price” for additional information.

(2)	There are no underwriting discounts or commissions as part of the Offerings. We do not intend to use commissioned sales agents or underwriters as part of the Offerings. We expect that the officers of the Manager will offer and sell the Shares in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not receive any compensation from the offer or sale of the Shares of any Series. Dalmore Group, LLC will be acting as the broker dealer of record in connection with each Offering (the “Broker Dealer”) and will be entitled to a brokerage fee (the “Broker Fee”) calculated in the manner set forth under “Plan of Distribution.” The Manager will pay the Broker Fee to the Broker Dealer. See “Plan of Distribution.”

(3)	The Maximum Offering Amounts represent the gross proceeds from a subscription of 10,000 Shares of the respective Series. For additional information, see “Use of Proceeds.”

(4)	There is no minimum offering amount.

(5)	Reflected as of the date of this Offering Circular.

All Shares will be offered and sold initially through the Landa mobile application which is available on iOS and Android devices (the “Landa Mobile App”). The Offerings are being conducted on a “best efforts,” no offering minimum basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A of the Securities Act (“Regulation A”), meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offerings. Each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of such qualification date.

We expect that there will be multiple closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series (each, a “Closing”). We expect that each Closing will occur promptly following the acceptance of a subscription. A subscription will be accepted or rejected in whole or in part in the Manager’s sole discretion within 10 business days following receipt of the Subscription Agreement (as defined below). The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

All Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange.

We expect that after a Series’ Offering has concluded, the Public Private Execution Network Alternative Trading System, or PPEX ATS (the “Secondary Trading Platform”), which is registered with the SEC and operated by North Capital Private Securities Corporation (“North Capital”), will be a venue available for the resale of such Series’ Shares through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform; provided, however, any such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Series’ Operating Agreement (as defined below), and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. See “Plan of Distribution - Transferability of the Shares.”

Each Share will entitle each holder to the opportunity to receive monthly distributions of a portion of the net rental income of a given Series, which we also refer to as “dividends” in this Offering Circular, in the applicable Series Materials, and Property Page (each as defined below). The total distribution amount by a Series will be calculated by the Manager, acting in its sole discretion, and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves (as defined below), and actual and accrued cash flows of the applicable Series, and other factors that could differ materially from our current expectations. The total distribution amount, if any, will be allocated to each holder of Shares of the applicable Series on a pro-rata basis based on the number of Shares of that Series held. We cannot assure you that a Series will have enough net rental income in a given month to make any monthly cash distributions per Share. For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder, if any, will be made on a pro-rated basis, based on the number of days that such holder held the Shares. In addition, liquidating distributions may be made upon the sale of a Series’ Property.

Holders of Shares in a Series will have no rights to direct or vote on any matter concerning such Series and the management of its affairs, including whether or not a Series should dissolve. In addition, holders will have no claim or recourse to any of the Properties and will have no rights to share in the success of any other Series or the other Series’ Properties, as fully described in the Limited Liability Company Operating Agreement of Landa App 2 LLC (the “Master Agreement”). See “Description of Shares” for more information.

Each Series will be treated as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated as a corporation for U.S. federal income tax purposes. Since each Series is separately registered in Delaware, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under the laws of the State of Delaware. Each Series will be governed by an operating agreement specific to that Series (each, an “Operating Agreement”). Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. You may choose to participate in one or more Series’ Offerings.

Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Property Diligence Expenses, Reserves and any applicable Improvement Costs (each as defined below). See “Use of Proceeds” for additional information.

Landa Holdings, Inc. will serve as manager for the Company and each Series (along with its affiliates, the “Manager” or “Landa Holdings”). The Manager is not a registered broker-dealer, an investment adviser, crowdfunding platform or other securities intermediary.

Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Generally, no sale may be made to you in the Offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The date of this Offering Circular is     , 2021

We believe everyone should have the opportunity to invest in real estate.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, including the future performance of each of the Series, taking into account all information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider the risks described in the “Risk Factors” section of this Offering Circular before you make an investment decision with respect to the Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

●	Our business plan is largely untested, and our Manager has limited experience and track record executing our business plan, as well as with real estate financings and acquisitions. If we are unable to execute our business plan, we will not be able to generate any revenues, and our results of operations would be adversely affected.

●	We have recently commenced operations, and the future performance of each Series is difficult to evaluate.

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern.”

●	Changes in national, regional or local economic, demographic, or real estate market conditions may adversely affect our results of operations and returns to our investors.

●	The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

●	We expect to acquire Properties from our affiliate, Landa Properties LLC (“Landa Properties”), and who previously acquired the owner-occupied Properties from third party sellers, which were not leased to tenants prior to the acquisition by Landa Properties. As a result, we only have limited historical financial performance information for the Properties.

●	An increase in interest rates may result in failure to attract potential investors for a given Series because of the attractiveness of alternative investments, which may result in a Series’ inability to raise the necessary proceeds to fully repay the Acquisition Note (as defined below).

●	The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of the Properties and harm the Series’ financial conditions.

●	The actual rental income a Series receives for its Property may be less than the estimated market rent for such Property, and the Series may experience a decline in realized rental rates from time to time, which could adversely affect the Series’ financial condition, results of operations and cash flow.

●	Properties that have significant vacancies could be difficult to rent or sell, which could diminish the return on these Properties.

●	We may enter into long-term leases with tenants in certain Properties, which may not reflect or result in fair market rental rates over time.

●	Each Series will depend on tenants for its revenue, and lease defaults or lease terminations could reduce its net income and limit its ability to make distributions to investors.

●	Any unforeseen expenses incurred by a Series or a Property may negatively affect the results of operations of that Series beyond the Manager’s control and could materially affect the return on investment for our investors.

●	Costs incurred as a result of governmental laws and regulations may reduce a Series’ net income and the cash available for distributions to investors.

●	Each Series is liable for any potential violations under the Americans with Disabilities Act (the “ADA”).

●	Uninsured losses relating to a Property or costly premiums for insurance coverage could reduce a Series’ cash flows and the return on the investors’ investment.

●	The return on an investor’s investment in Shares of a Series depends on the rental income of the applicable Property and the increase, if any, in the Property’s value.

●	No public market for the Shares currently exists and the Shares will not be listed or quoted on any national securities exchange.

●	If we do not successfully implement or maintain the Secondary Trading Platform or cannot successfully liquidate a Series, or if significant liquidity does not develop in connection with the Secondary Trading Platform, a holder of Shares may have to hold their Shares for an indefinite period.

●	There can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely.

●	No independent party has made any review of us, the Manager or the Shares offered by any Series on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision.

●	Any investment is an investment in the Shares of a specific Series, which will invest only in a designated Property, and is not a diversified investment in multiple Properties, Series, the Company or the Manager. An investor will not have any interest in, nor will their investment be secured by, any assets owned by another Series or the Manager. Any return on investment will depend solely on the revenue of, and ultimately on the return on, the given Series, and the Property held by it.

●	We may require additional capital to operate each Series and may be unable to obtain such capital on favorable terms or at all. Difficulty in obtaining necessary capital could adversely affect results from operations.

●	Adverse results from litigation or governmental investigations and/or actions can impact our business practices and operating results.

●	New and existing regulations, including with regard to Internet commerce, could cause additional costs of compliance and harm our business.

●	Investors will not have voting rights or control over the management of the Series or the Series’ Property.

●	The Manager relies on third parties, such as appraisers and inspectors, in evaluating a Property, and if those third parties perform in an unsatisfactory manner, it may harm the performance of a given Series.

●	The Manager’s assessment of a Property may not be correct, which may negatively affect the results of operations of that Series.

●	The liquidation value of each Series substantially depends on the value of its underlying Property and the valuation of each Property may change significantly from time to time.

●	Each Series will be subject to certain fees and expenses, including a Monthly Management Fee and Reserve (each defined below), and there may be no available funds to make any distributions on the Shares.

●	Our ability to implement our investment strategy depends, in part, upon our ability to successfully conduct the Offerings through the Landa Mobile App, which makes an investment in a Series more speculative.

●	Investors could be harmed if we are unable to maintain and grow the Landa Mobile App.

●	If the security of our investors’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, investors’ secure information may be stolen.

●	Any significant disruption in service on the Landa Mobile App or in our computer systems and/or networks could reduce the attractiveness of the Landa Mobile App and result in a loss of users or user confidence, which may adversely affect holders of Shares of a given Series.

●	We rely on third-party financial services providers and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding equity investments may be adversely affected.

●	If we experience design defects, errors, failures, or delays with the Landa Mobile App, each Series could suffer serious harm.

●	The series limited liability company structure is relatively new and state law outside Delaware may not treat series within a series limited liability company as separate entities, including for purposes of treating liabilities of each Series as separate from the liabilities of other Series. In addition, changes to bankruptcy, tax or other laws with respect to series limited liability companies may adversely affect our business.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively herein as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used in any jurisdictions where it is not unlawful to offer and sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process pursuant to Rule 251(d)(3) of Regulation A. Periodically, as we make material acquisitions or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual and other reports and information statements that we will file periodically with the SEC.

In addition, you should read the Master Agreement, the Operating Agreement of any Series in which you may be interested in investing, the applicable management agreement between any such Series and the Manager (each, a “Management Agreement”), the subscription agreement to be executed by each investor in connection with each Offering (“Subscription Agreement”) and the information concerning the particular Property held by any such Series set forth in the “Description of the Properties” and “Use of Proceeds” sections herein, including, but not limited to, the Acquisition Fee, the Monthly Management Fee, and, if applicable, the Broker Fee (each as defined below), which information will also be available on the Landa Mobile App (for each Property, information can be found on the Property’s “Property Page”), and any related offering and/or series materials on the Landa Mobile App and approved by us prior to making an investment decision (collectively, the “Series Materials”).

The offering statement and all supplements and reports that we have filed or will file in the future can be obtained from the SEC’s website, www.sec.gov or at Landa Holding’s website at www.Landa.app. The contents of the Landa Mobile App (other than the Series Materials) are not incorporated by reference in or otherwise a part of this Offering Circular.

The Manager will be permitted to make determinations as to whether potential purchasers of Shares in the Offerings are “qualified purchasers” (as defined below) in reliance on the information and representations provided by the potential purchasers regarding the potential purchasers’ financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

v

IMPORTANT NOTICES TO INVESTORS

INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THESE OFFERINGS UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERINGS, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERS MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THE PURCHASE PRICES OF THE SECURITIES TO WHICH THIS OFFERING CIRCULAR RELATES HAVE BEEN DETERMINED BY THE ISSUER AND DO NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF ANY SERIES OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE SERIES AND THE TERMS OF THE OFFERINGS, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As Tier 2 offerings pursuant to Regulation A, the Offerings will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the securities offered hereby are offered and sold only to “qualified purchasers” or at a time when the securities are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D of the Securities Act and (ii) all other investors so long as their investment in the securities does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of their annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person;

2.	has earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and has a reasonable expectation of the same income level in the current year;

3.	has certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, as designated by the SEC; or

4.	with respect to investments in a private fund, are “knowledgeable employees” of the fund, as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

The list above is non-exhaustive; prospective investors should review Rule 501 of Regulation D for more details on whether they are an “accredited investor.” If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D of the Securities Act for more details in this regard.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D of the Securities Act. In particular, net worth in all cases should be calculated, excluding the value of an investor’s primary residence (including furnishings) and automobiles.

MARKET AND OTHER INDUSTRY DATA

This Offering Circular includes market and other industry data and estimates that are based on the Manager’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Offering Circular, and we believe our estimates to be accurate as of the date of this Offering Circular or such other date stated in this Offering Circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Offering Circular, and estimates and beliefs based on that data, may not be reliable.

SERIES OFFERINGS

The table below (the “Master Series Table”) shows key information related to each Series and its underlying Property. This information will be referenced in the following sections when referring to the Master Series Table. In addition, please see the sections entitled “Description of the Properties” and “Use of Proceeds” for more information regarding each of the Series.

The Company is offering 10,000 Shares in each of the initial eight Series of the Company, for an aggregate total of 80,000 Shares.

As of the date of this Offering Circular, all of the series designated as “New” in the column “Offering Status” have not yet launched their respective Offerings and will launch their Offerings within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part.

Master Series Table

Series (1)	Offering Status	Qualification Date	Closing Date	Total Number of Shares Sold (2)	Property Appraisal Date	Property Appraisal Amount	Monthly Rental Income (3)	Lease Expiration Date (5)	Monthly Property Tax	Insurance Expiration Date	Monthly Insurance Expense
Landa Series 2174 Scarbrough Road (6)(7)	New				2/2/2021	$163,000	$1,160	4/19/2022	$103	July 2022	$45.62
Landa Series 153 Spring Valley Circle (6)(7)	New				1/28/2021	$155,000	$1,450	3/31/2022	$127	July 2022	$43.68
Landa Series 126 Wildwood Road (6)(7)	New				1/28/2021	$155,000	$1,400	3/31/2022	$154	July 2022	$43.68
Landa Series 137 Spring Valley Circle (6)(7)	New				2/8/2021	$163,000	$1,325	3/31/2022	$148	July 2022	$45.70
Landa Series 3192 Lake Monroe Road (6)(7)	New				2/25/2021	$154,500	$1,325	4/30/2022	$75	July 2022	$41.25
Landa Series 45 Robertford Drive (6)(7)	New				5/27/2021	$241,000	$2,099	6/28/2022	$142	July 2022	$60.18
Landa Series 303 Kellys Walk (6)(7)	New				6/1/2021	$166,000	$1,750	8/31/2022	$35	July 2022	$40.31
Landa Series 4085 Springvale Way (6)(7)	New				5/31/2021	$210,000	$1,995	9/3/2022	$203	July 2022	$57.03

(1)	Title for each Property underlying the Series is currently held by our affiliate Landa Properties. We expect that that Landa Properties will transfer title to the Property to the applicable Series prior to the initial Closing of sales of Shares of the Series.

(2)	Reflected as of the date of this Offering Circular. Each Series is offering up to a maximum of 10,000 Shares.

(3)	The Monthly Rental Income amount reflects the monthly rental payment due under the lease agreement for the Property.

(4)	As of the date of this Offering Circular, this Property is subject to a lease agreement by and between Landa Properties and a tenant. Landa Properties will assign the lease agreement to this Series in connection with the transfer of title of the Property to this Series.

(5)	After the Lease Expiration Date, the applicable lease agreement will become a month-to-month lease, unless the tenant provides written notice within thirty (30) days of an intention to terminate the lease agreement.

(6)	This Series was registered in Delaware in July 2021.

(7)	This Series’ Property is currently subject to a lease by and between Landa Properties and the tenant. Landa Properties will assign the lease agreement to the Series upon the transfer of title to the Property to the applicable Series. For more information about the lease terms for a Property, please carefully review the lease agreement for the applicable Property, attached as exhibits in Part III of the offering statement of which this Offering Circular forms a part.

QUESTIONS AND ANSWERS ABOUT THE OFFERINGS

The following questions and answers about the Offerings highlight material information regarding us, the Series and the Offerings that is not otherwise addressed in the “Offering Summary” section of this Offering Circular. You should read this entire Offering Circular, including the section entitled “Risk Factors,” before deciding to purchase any Shares.

Q: What is Landa App 2 LLC?

A: Landa App 2 LLC was organized in June 2021 as a Delaware series limited liability company to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties, each of which will be owned by a separate Series of the Company.

The Company is managed by Landa Holdings pursuant to the Master Agreement. The Company has no employees and will hold no assets other than through its Series.

Q: What is a Series?

A: Each Series is a separate registered series of the Company for purposes of accounting for assets and liabilities. Holders of Shares of a Series will only have a right to receive distributions, if any, from that Series alone and not any other Series or the Company as a whole.

We expect that each Series will engage Landa Holdings as its manager pursuant to a Management Agreement and the Series Operating Agreement for such Series, and that such Series will hold a residential Property as its primary asset.

None of the Series currently has, or expects to have, any employees.

The holders of the Shares will have the rights and be subject to the obligations described in the applicable Series’ Operating Agreement and the Master Agreement, as applicable. See the sections entitled “Description of Shares—Series Operating Agreement” and “Description of Shares—Master Agreement” below. Holders of Shares of a Series will have no rights to direct or vote on any matter concerning such Series and the management of its affairs, including whether or not a Series should sell its Property or dissolve.

The Certificates of Registered Series of a Limited Liability Company for each Series are attached as exhibits in Part III of the offering statement of which this Offering Circular forms a part.

Q: What securities are being offered?

A: We are offering and selling a maximum of 10,000 membership interests, or “Shares” in each of the eight Series of the Company, for an aggregate total of 80,000 Shares.

Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Property Diligence Expenses, Reserves and Improvement Costs.

Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. An investor will have no claim or recourse to the underlying Property of any Series, including the Series for which it holds membership interests, or “Shares,”, and will have no rights to share in the success of any other Series. You may choose to participate in the Offerings of one or more Series.

Q: What is the purchase price for the Shares?

A: The Manager has set the prices per Share, specific to each Series, which are as disclosed in the table on the cover page of this Offering Circular. See “Determination of Purchase Price” for additional information.

Q: What type of offering is this?

A: We are offering the Shares of each Series through the Landa Mobile App on a “best efforts,” no offering-minimum basis to the public at the purchase prices listed on the cover page of this Offering Circular. Since Shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell the Shares of each Series. Neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Shares. There is no minimum number of Shares that need to be sold in each Offering before a Closing may occur.

The Offerings will be conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the Offerings.

The Maximum Offering Amount is specific to each Series and is summarized in the table on the cover page of this Offering Circular. Each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of such qualification date.

The Offering for each Series will be independent of, and not contingent upon, the other Series’ Offerings. By purchasing the Shares of a Series, investors will be acquiring equity interests in the Series and not the underlying Property, and, accordingly, investors will have no recourse to the underlying Property of the Series or any other Series. In addition, investors will have no rights to share in the success of any other Series or other Series’ Properties. An investor may choose to participate in the Offerings for one or more of the Series.

Further, the acceptance of subscriptions, whether via the Landa Mobile App or otherwise, may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received. No subscriptions to a given Series will be accepted before title to the Property underlying the relevant Series can be transferred to such Series.

The Company is not offering and does not anticipate selling Shares in any state where the Broker Dealer is not registered as a broker-dealer.

Q: What happens to my money after I add it to my Landa Mobile App Account (“Landa Account”)?

A: All funds deposited into your Landa Account will be placed into a non-interest-bearing custody account maintained by Synapse Financial Technologies, Inc. (the “Custodian”). All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC. Your Landa Account can be accessed through the Landa Mobile App. The funds in your Landa Account will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that you have subscribed to, which will occur promptly following acceptance of any subscription. A subscription will be accepted or rejected in whole or in part in the Manager’s sole discretion within 10 business days following receipt of the subscription agreement. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

If your subscription is rejected in whole or in part, you may withdraw the subscription funds related to the rejected portion of your subscription from your Landa Account promptly after notification of such rejection.

The Manager will be responsible for paying any fees paid to the Custodian. See “Plan of Distribution” for additional information.

Q: Who can buy Shares?

A: Generally, you may purchase Shares if you are a “qualified purchaser,” as defined in Regulation A. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D; or

●	all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of their annual revenue or net assets at fiscal year-end (for non-natural persons).

Q: How does the subscription process work?

A: You may subscribe to purchase the Shares of one or more Series in the Offerings by creating a new account, or logging into your existing account, on the Landa Mobile App. You will need to review the Series Materials, execute a subscription agreement and Operating Agreement for the applicable Series, and pay for the Shares that you intend to purchase at the time you subscribe via the Landa Mobile App.

Once you subscribe to Shares of a given Series in the Landa Mobile App, the Broker Dealer will promptly review your information and subscription materials to confirm if you are eligible to invest in the applicable Offering. Once confirmed, the Manager, acting in its sole discretion, will either accept or reject your subscription (in whole or in part) and a Closing will occur with respect to those Shares accepted, if any, but not before title to the Property underlying each Series can be transferred to such Series prior to the initial Closing of the Offering of such Series.

When a Closing occurs, funds will be transferred by the Custodian from your Landa Account to the Series’ operating account and you will receive your Shares purchased. For more information, see “Plan of Distribution — How to Subscribe for Shares.”

The Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Manager determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Please see “Plan of Distribution— How to Subscribe for Shares” for additional information.

Q: What is the Landa Mobile App?

A: The Landa Mobile App is a mobile application for acquiring Shares in one or more Series. The Landa Mobile App gives investors the ability to:

●	Browse and evaluate each Series’ Offering and obtain information about a Series and Property, including location, property type, and projected rental income;

●	Connect a bank account to the Landa Mobile App, transfer funds to their Landa Account and monitor their Landa Account balance;

●	Review the Series Materials for the applicable Series;

●	Transact entirely online, by executing legal documentation, transferring funds and recording ownership;

●	Manage and track investments through an online portfolio; and

●	Receive distributions and regular financial and tax documentation.

The Landa Mobile App is the intellectual property of Landa Holdings and neither the Company, nor any Series, have any rights or interest in the Landa Mobile App.  Landa Holdings has granted a license to each Series in order to, among other things, use the Landa Mobile App for the Offerings, pursuant to a license agreement (the “Landa App License Agreement”).  Any fees associated with the Series’ use of the Landa Mobile App will be included as part of the Monthly Management Fee (as defined below).

Q: Is there any minimum investment required?

A: Yes. You must initially purchase at least one (1) Share in a Series in order to participate in its Offering. There is no minimum investment requirement on additional purchases after you have purchased the minimum amount, however, the Manager may revise the minimum purchase requirements in the future or, in certain instances, elect to waive any minimum purchase requirement.

Q: What will you do with the proceeds from the Offerings?

A: Each Series will use substantially all of the net proceeds from its Offering to pay down a portion of the affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Property Diligence Expenses, Reserves and Improvement Costs. In connection with the acquisition of its Property, each Series issued an Acquisition Note (as defined below). See “—Will the Company use financing?” and the sections entitled “Use of Proceeds” and “Description of the Properties.”

Q: How long will each Offering last?

A: We expect that each Series Offering will remain open for investors until the earliest of (i) the date we raise the Maximum Offering Amount, (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part, and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Q: Who will allocate the Properties among the Series?

A: Landa Holdings, Inc., as the Manager, will allocate the Properties among the Series as specified in the table on the cover page of this Offering Circular.

Q: Where will the title for each Property be held?

A: We intend for title to each Property to be held by the respective Series; provided, however, that, prior to a Series’ initial Closing, the Company, or any of its subsidiaries or affiliates, may hold title to a Property, eventually transferring title to its applicable Series.

Q: How long will each Series hold its Property?

A: We expect each Series to hold its Property indefinitely, provided, however, the Manager may, acting in its sole discretion, sell or otherwise dispose of a Property pursuant to the terms of the applicable Series’ Operating Agreement. If a Property is sold or otherwise disposed of, a Series will liquidate in accordance with the terms of the applicable Series’ Operating Agreement.

Q: Where can I find general information and any updates about a Series or a Series’ Property?

A: This Offering Circular will contain information with respect to each Series, including the Acquisition Fee, Monthly Management Fee (each as defined below) and information about the underlying Property, including, but not limited to, lease terms, rental information, information about the city in which the Property is located and general information about the Property. Such information is available in the “Description of the Properties” section in this Offering Circular. This information will also be available on the Series’ Property Page in the Landa Mobile App once such Series commences its Offering. In addition, on the Series’ Property Page in the Landa Mobile App, investors will be able to access executed copies of the Series Materials for the applicable Series and view the amount of funds currently held in the dedicated custody account of a Series.

All material information that investors would need to make an investment decision with respect to the Shares will be provided in this Offering Circular or attached as an exhibit to the offering statement of which this Offering Circular forms a part.

We will also amend this Offering Circular to reflect any material updates that may occur with respect to the Series for which we are offering Shares and their Properties. Investors may also refer to our current, semi-annual, and annual reports on Forms 1-U, 1-SA and 1-K, respectively, as well as the applicable Property Page in the Landa Mobile App, for updates regarding the Series and their Properties.

Q: What competitive advantages do you achieve through your relationship with the Manager?

A: The Manager will make use of its personnel and resources, including its proprietary technology, and select Properties to be acquired, evaluate returns, analyze property prices and manage each Series’ day-to-day operations. We will also use the Manager’s personnel and resources to identify and acquire new Properties for future Offerings by newly formed Series. We will use the Manager’s corporate and operating platforms, as well as cash reserves, to realize economies of scale and other benefits.

In addition, the Manager has provided financing to each of the Series and may provide additional financing in the future. For more information, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Loans”.

Q: How is the liquidity of an investment in the Shares different from investing in shares of a listed or quoted company?

A: A fundamental difference between the Shares and shares in a company listed or quoted on a national securities exchange, such as Nasdaq, the New York Stock Exchange, or the Pink Sheets, is the daily liquidity of the shares of a listed or quoted company. While there is an established marketplace for the trading of shares of a company that is listed or quoted on a national securities exchange, the Shares will generally not be transferable except through the Secondary Trading Platform, to the extent an active market on the Secondary Trading Platform is established.

See “—Will I be able to transfer my Shares after I acquire them?” below for additional information.

For investors with a short-term investment horizon, a company that is listed or quoted on a national securities exchange may provide a more suitable alternative to investing in the Shares.

Additionally, companies that are listed or quoted on a national securities exchange are subject to more demanding public disclosure and corporate governance requirements than we will be subject to.

Q: Will I be able to transfer my Shares after I acquire them?

A: The Shares will be issued in electronic form only and will not be listed or quoted on any securities exchange. The Shares will generally not be transferable, except through the Secondary Trading Platform.

We expect that after a Series’ Offering has concluded, the Secondary Trading Platform will be available for the resale of such Series’ Shares; provided, however, such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely.

See “Plan of Distribution - Transferability of the Shares.”

Q: Will I be charged any fees in connection with any trades on the Secondary Trading Platform?

A: No. Any transaction fees associated with buying or selling Shares on the Secondary Trading Platform will be paid by the Manager.

Q: Will I have the opportunity to redeem my Shares?

A: No. The Shares are not redeemable at your option.

Q: Who will pay the Series’ organization and offering costs?

A: The Manager will pay all costs incurred in connection with each Series’ organization, including the Series’ registration fee and franchise tax in the states of Delaware and Georgia. In addition, the Manager will pay all costs incurred in connection with each Offering.

Q: Who will pay the Broker Fee?

A: The Manager will pay the Broker Fee on behalf of each of the Series.

Q: What fees and expenses will each Series pay to the Manager or any of its affiliates?

A: In connection with the expected acquisition of its Property from Landa Properties LLC, a wholly owned subsidiary of the Manager and an affiliate of ours (“Landa Properties”), each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an acquisition fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property (“Acquisition Fee”). For more information, please see “— Will the Company use financing?”.

The Acquisition Fee for each Series was calculated by the Manager, acting in its sole discretion, based on several factors, including the purchase price of the Property, as well as sourcing and due diligence costs incurred in connection with the acquisition of the Property. The Manager will pay the Broker Fee to the Broker Dealer, and no Series will be responsible for the Broker Fee. Information about the Acquisition Fee for each Series can be found in the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties” and on the Property Page for the applicable Series on the Landa Mobile App once it commences its Offering.

Each Series will also pay the Manager a monthly management fee pursuant to the Management Agreement (the “Monthly Management Fee”). The Monthly Management Fee will range from five percent (5%) to ten percent (10%) of the gross monthly rent amount collected by a Series (the “Gross Monthly Rent”), as set forth in the applicable Series Materials. The Monthly Management Fee will be calculated by the Manager acting in its sole discretion, based on factors such as the purchase price of a Property, the amount of rental income generated by a Property, the general condition of a Property, and rental market in the area in which a Property is located. The Manager may adjust the Monthly Management Fee at its sole discretion, but at no time will the Monthly Management Fee exceed 10% of Gross Monthly Rent. Information about the expected Monthly Management Fee for each Series can be found in the sections of this Offering Circular entitled “Use of Proceeds” and “Description of the Properties” and on the Property Page for the applicable Series on the Landa Mobile App once it commences its Offering.

Further, each Series will also reimburse the Manager for any out-of-pocket expenses to be applied for, among other things, special servicing of non-performing Properties, liquidation of Properties, and any other fees or expenses associated with the Series or the Property. Finally, each Series will reimburse the Manager for any out-of-pocket expenses paid to third parties in connection with providing fixture and capital repair services for its underlying Property. This does not include the Manager’s overhead and administrative costs, employee costs borne by the Manager, or utilities or technology costs. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager. See section entitled “Description of Our Business – Our Manager - Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager.

Q: Will there be a lien or any other encumbrance on a Property?

A: We expect each Series will enter into a Refinance Note (as defined below), which we expect will be secured by the Property underlying each respective Series.

Q: Will the Company use financing?

A: Yes. Initially, each Series issued a promissory note to the Manager to finance 100% of the costs associated with the acquisition, or expected acquisition, of its Property, including Acquisition Fees, Property Diligence Expenses, Reserves and Improvement Costs (each an “Acquisition Note” and collectively the “Acquisition Notes”).

Each Acquisition Note represents a related-party loan between each respective Series and the Manager. The Acquisition Notes will bear an interest rate of up to 4.5% per annum, provided that interest will not accrue on the Acquisition Notes issued by the Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

We expect each Series will pay down, or otherwise discharge, the outstanding balance of its Acquisition Note with the proceeds received in exchange for a commercial promissory note bearing interest at an expected rate of 4.8% per annum to be issued to LendingOne, LLC (“LendingOne”) after the qualification date of the offering statement of which this Offering Circular forms a part (each a “Refinance Note” and collectively the “Refinance Notes”), and substantially all of the net proceeds from the Series’ Offering have been used to pay down or otherwise discharge the outstanding balance of its Acquisition Note.  We expect that each Refinance Note, if issued, will be secured by the Property underlying the respective Series.

We expect each Series will pay down, or otherwise discharge, the outstanding balance of its Acquisition Note with the proceeds received in exchange for a commercial promissory note bearing interest at an expected rate of 4.8% per annum to be issued to LendingOne, LLC (“LendingOne”) after the qualification date of the offering statement of which this Offering Circular forms a part (each a “Refinance Note” and collectively the “Refinance Notes”), and substantially all of the net proceeds from the Series’ Offering.  We expect that each Refinance Note, if issued, will be secured by the Property underlying the respective Series.

While we expect each Refinance Note issued by a Series to be issued for the principal amount and on the terms disclosed in this Offering Circular, the Refinance Notes are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Offered Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering.

We expect that each Refinance Note will require payments of interest only for the term of such note, with the principal balance due upon maturity. For more information on the principal amounts and terms of each Acquisition Note and the expected principal amounts and terms of each Refinance Note, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation —Loans.”

Each Series may also seek to refinance any outstanding indebtedness with a non-affiliate mortgage and/or other non-affiliate debt financing. We expect that any third-party mortgage and/or other debt instruments that a Series enters into in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the Series.

For more information on the principal amounts and terms of each Acquisition Note and the expected principal amounts and terms of each Refinance Note, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Loans.”

If we do not enter into the Refinance Notes as expected, we expect to issue a related-party promissory note to the Manager on similar terms as the expected Refinance Notes. Each Series may also seek to further refinance any outstanding indebtedness if more favorable terms become availability to it.

See the sections of this Offering Circular entitled “Description of the Properties,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for more information.

Q: How often will I receive distributions?

A: We intend for each Series to make distributions to the holders of Shares monthly. If any Shares are held by a holder for only a portion of the applicable month, the holder will be entitled to a pro-rata portion of the monthly distribution, if any, based on the number of days during the month that the holder held the Shares.

Any distributions that a Series makes will be at the complete discretion of the Manager and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series. For Properties that are vacant, a Series will not be able to make distributions until such Series enters into a lease agreement.

Distributions for each Series will be calculated on a pro-rata basis, however the Manager intends to modify the total amount of each distribution based on the total number of Shares of that Series that are outstanding and entitled to participate in the distribution, such that each holder will receive a distribution on their Shares equal to what they would have otherwise received if all 10,000 authorized Shares of the Series were outstanding and entitled to participate in such distribution. Accordingly, the number of Shares that have been sold in the applicable Offering at the time of any distribution will not affect the per Share amount that will be paid in such distribution. Please see “Description of the Properties” section in this Offering Circular for more information.

Since the Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, any Closing for Shares you purchase may occur in the middle of a month, in which case you will be eligible to receive distributions, if any, beginning with the month in which you purchase your Shares calculated on a pro-rata basis, based on the number of days in the applicable month that you owned such Shares. For example, if you purchase the Shares in an Offering on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share for that month equal $0.50, you will receive an initial distribution of $0.25 per Share for that month (calculated based on the 15 days you held the Shares, or 50% of the total distribution on those Shares).

For any holder that acquires Shares on the Secondary Trading Platform, the initial distribution paid to such holder, if any, will be made on a pro-rata basis, based on the number of days in the applicable month that such Shares were held by such holder. For example, if a buyer and a seller transact in Shares on the Secondary Trading Platform on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share equal $0.50, the Series will pay to the seller a final distribution of $0.25 (calculated based on the 15 days the seller held the Shares, or 50% of the total distribution on those Shares), and will pay to the buyer the remaining $0.25 (calculated based on the remaining 15 days the buyer held the Shares, or 50% of the total distribution on those Shares).

We can provide no assurances that future cash flow will support payment of distributions or that we can maintain distributions at any particular level or at all.

Q: What will be the source of distributions on the Shares?

A: Distributions will be paid from the excess net operating income of a given Series, after necessary fees, expenses, debt service obligations, and taxes are paid, and an allocation to Reserves is completed. We can provide no assurances that future cash flows will support payment of distributions or that we can maintain distributions at any particular level or at all. In addition, liquidating distributions may be made upon the sale of a Series’ Property in accordance with the terms of the applicable Series Operating Agreement. See “Description of Shares – Distributions” for a more detailed explanation of the flow of funds.

Q: Will the distributions I receive be taxable as ordinary income?

A: For U.S. federal income tax purposes, distributions made with respect to Shares of a Series will be treated as dividends to the extent of the current and accumulated earnings and profits of the Series. Any distributions in excess of earnings and profits will be treated first as a return of the holder’s adjusted tax basis in the Shares and thereafter as gain on a sale of the Shares. Dividends are ordinary income, but dividends received by non-corporate holders may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Distributions treated as gain will be capital gains if the Shares are held as a capital asset. For more information, please review the section of this Offering Circular entitled “U.S. Federal Income Tax Considerations.”

Q: May I reinvest my cash distributions in additional Shares?

A: Yes. You may reinvest distributions you receive into Offerings of Shares by other Series or any Series in which you previously invested, provided that such Offerings remain open and you continue to be a “qualified purchaser,” as defined by Regulation A at the time of such purchase.

Q: Are there any risks involved in buying the Shares?

A: Yes, investing in the Shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase Shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 15 for a discussion of certain risks that you should consider in connection with an investment in the Shares.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: No.

Q: How will I be notified of how my investment is doing?

A: We will provide you with periodic updates on the performance of your investment in a Series and its related Property, including:

●	An annual report on Form 1-K;

●	A semi-annual report on Form 1-SA;

●	Current event reports for specified material events within four business days of their occurrence on Form 1-U;

●	Supplements to this Offering Circular, if we have material information to disclose to you; and

●	Other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by filing such information on the SEC’s website at www.sec.gov.

Q: When will I get my detailed tax information?

A: Your IRS Form, including Forms 1099-DIV and 1099-B tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: Who can help answer my questions about the Offerings?

A: If you have more questions about any of Series or any Offering, or if you would like additional copies of the applicable Series Materials, you should contact us via email at hi@landa.app or by mail at:

Landa App 2 LLC

Attn: Landa Holdings, Inc.

6 W. 18th Street

New York, NY 10011

OFFERING SUMMARY

This Offering Summary highlights material information regarding our business and the Offerings that is not otherwise addressed in the sections entitled “Questions and Answers About the Offerings” in this Offering Circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire Offering Circular carefully, including the “Risk Factors” section prior to making a decision to invest in the Shares.

Overview

Landa Holdings, Inc.

Landa Holdings was formed as a Delaware limited liability company on February 7, 2019, and was subsequently converted to a Delaware corporation under the name Landa Holdings, Inc. on September 12, 2019. Landa Holdings will serve as the Manager to the Company and each Series and will identify an owner-occupied residential rental Property for each Series to acquire. Landa Holdings will also manage these Properties on behalf of the Series and will earn compensation for these services.

From time to time, Landa Holdings may organize limited liability companies or series limited liability companies, such as the Company, and will raise funds for these entities through the Landa Mobile App by relying on offerings exempt from registration requirements pursuant to Regulation A. Landa Holdings’ aim is to grow the number of users on the Landa Mobile App, and provide investors with steady, monthly cash flows generated by the rental of the underlying Properties. The Landa Mobile App maintains an investment minimum of at least one (1) Share in a Series in order to participate in an Offering. Each Series will use substantially all of the net proceeds from its Offering to pay down affiliate indebtedness used to purchase the Property for such Series, including affiliate indebtedness with respect to Acquisition Fees, Property Diligence Expenses, Reserves and Improvement Costs.

Landa Holdings serves as manager to our affiliate, Landa Properties. Landa Holdings also serves as manager to Landa App LLC, a Delaware series limited liability company also formed for the purpose of offering a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each registered series of Landa App LLC is similarly managed by Landa Holdings. The Manager may also manage other affiliate companies in the future. For more information related to the risks associated with Landa Holdings’ management of our affiliates who operate competing businesses, see “Risk Factors—Risk Related to the Company and the Manager–The Manager may have a conflict of interest as it manages multiple Series, the Company, and an affiliate company of ours that leases residential properties and has a financial interest in certain agreements of the Series, any of which could result in the Manager not acting in the best interest of a particular Series”.

Landa App 2 LLC

Landa App 2 LLC (the “Company”) was organized on June 15, 2021 as a Delaware series limited liability company. The Company previously registered Series and will continue to register new Series from time to time. Each Series will be treated as a corporation for U.S. federal income tax purposes.

See the Master Series Table and the section of this Offering Circular entitled “Description of the Properties” for a description of each Series and its underlying Property being offered pursuant to this Offering Circular.

Property Acquisition Strategy

We intend to acquire residential properties on an opportunistic basis. We will focus on acquiring owner-occupied homes, which may include (i) newly constructed properties in neighborhoods with growing rental demand, strong rental history and in geographic regions which provide steady real estate asset growth and (ii) properties that may need improvements or renovations. We do not intend to acquire properties that were previously operated as rental properties. Our target markets are neighborhoods surrounding metropolitan statistical areas of at least one million (1,000,000) residents, which we estimate having historical capitalization rates ranging from approximately five percent (5%) to ten percent (10%) for single-family homes. In addition, we expect to target cities with growing populations or cities that show strong rental demand.

Property Acquisition Objectives

Our primary investment objective is to maximize net rental income so that an increasing amount of cash flow is distributed to holders on a monthly basis. We expect each Series will hold its Property indefinitely, however, as each Property reaches what the Manager believes to be its optimum value, the Manager will consider disposing of such Property. In addition, there is no assurance that our acquisition objectives will be realized with respect to any given Series.

Market Opportunities

We believe that the near and intermediate-term market for acquisitions of cash flow generating residential rental properties is strong from a risk-return perspective. We favor a strategy weighted toward maximizing monthly investor distributions, targeting acquisitions with strong monthly cash flows and above average capitalization rates.

The Manager

Landa Holdings, as the Manager, will manage day-to-day operations of the Company and each Series. The Manager is not a registered broker-dealer, an investment adviser, crowdfunding platform or other securities intermediary. A team of real estate professionals, acting through the Manager, will leverage their expertise and utilize the Manager’s proprietary technology to make all the decisions regarding the selection, negotiation, financing, management, and disposition of the Properties owned by each Series, subject to the limitations in each Operating Agreement. The Manager will also provide property management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing the operating cash flow of each Series and the value of each Property. The Manager will be able to exercise significant control over our business, as well as the business of each Series. See “Description of Our Business – Our Manager” for additional information.

The Landa Mobile App

The Manager owns and operates a mobile app-based investment platform, which we refer to herein as the “Landa Mobile App.” We intend to distribute the Shares in the Offerings and in our other future Series’ Offerings exclusively through the Landa Mobile App.

The Landa Mobile App is the intellectual property of Landa Holdings and neither the Company, nor any Series, have any rights or interest in the Landa Mobile App.  Landa Holdings has granted a license to each Series in order to, among other things, use the Landa Mobile App for the Offerings, pursuant to the Landa App License Agreement, which is attached as an exhibit to the offering statement of which this Offering Circular forms a part.  Any fees associated with the Series’ use of the Landa Mobile App will be included as part of the Monthly Management Fee.

The Landa Mobile App is available for download in application stores on iOS and Android devices and will soon be at www.landa.app.

Manager Compensation

The Manager will receive fees and expense reimbursements for services relating to the selection, acquisition, and management of the Properties. See “Description of Our Business – Our Manager - Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager. The Manager will not receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

Corporate Information

Our office is located at 6 W. 18th Street, New York, NY 10011, Attn: Landa Holdings, Inc. Our telephone number is (646) 905-0931. Information regarding our Company is also available on the Landa Mobile App, which is available for download in application stores on iOS and Android devices, and on Landa Holding’s website at www.landa.app.

THE OFFERING

Issuer	A limited purpose Delaware limited liability company that will register separate Series. Each Series will hold a residential rental property as its primary asset.

Securities Offered

We will offer up to a maximum of 10,000 Shares of each of the eight Series of the Company, for an aggregate total of 80,000 Shares. By purchasing Shares of a Series, investors will be purchasing a membership interest in that specific Series. Each Series’ Offering will be independent of, and not contingent upon, the other Series’ Offerings. You may choose to participate in the Offerings of one or more Series.

Prices per Share	The purchase prices per Share are set forth in the table on the cover page of this Offering Circular and in the applicable Series Materials.

Minimum and Maximum Offering Amounts	The Offerings are being conducted on a “best efforts” basis and there is no minimum offering amount. The Maximum Offering Amounts are set forth in the table on the cover page of this Offering Circular.

Offering Periods; Closings

The Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of Shares of a Series is continuous, active sales of Shares may happen sporadically over the term the Offerings. Each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part.

We expect that there will be multiple Closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series. Each Closing will occur promptly following the acceptance of a subscription, which is not to occur before title to the Property underlying the relevant Series can be transferred to such Series.

An Offering will remain open until the earliest to occur of (i) the date we raise the Maximum Offering Amount, (ii) the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part, and (iii) a date determined by the Manager, in its sole discretion, based on a number of factors, including the level of current or anticipated interest in a Series.

Since the Offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, any Closing for Shares you purchase may occur in the middle of a month, in which case you will be eligible to receive distributions beginning with the month in which you purchase your Shares calculated on a pro-rata basis, based on the number of days in the applicable month that you owned such Shares. For example, if you purchase the Shares in an Offering on the 15th day of a month, and assuming such month has 30 days and that the distributions to be paid per Share for that month equal $0.50, you will receive an initial distribution of $0.25 per Share for that month (calculated based on the 15 days you held the Shares, or 50% of the total distribution on those Shares).

Broker Dealer

We entered into a broker dealer agreement with Dalmore Group, LLC, as our broker dealer in connection with the Offerings (the “Broker Dealer”). The Broker Dealer is registered with the SEC and is registered in each state where the Offerings will be made and with such other regulators as may be required to execute the sale transactions and provide related services in connection with the Offerings. The Broker Dealer is a member of the Financial Industry Regulatory Authority, or FINRA and the Securities Investor Protection Corporation, or SIPC.

The Manager will be responsible for paying the Broker Fee to the Broker Dealer.

Restrictions on Investment	Each investor must be a “qualified purchaser” as defined by Regulation A. See “Plan of Distribution” for additional information. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where the Broker Dealer is registered.

Custody Accounts

All funds deposited into your Landa Account will be placed into a non-interest-bearing custody account maintained by Synapse Financial Technologies, Inc. (the “Custodian”). See “Plan of Distribution – Landa Account” for additional information.  All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC. Your Landa Account can be accessed through the Landa Mobile App. The funds in your Landa Account will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that you have subscribed to, which will occur promptly following acceptance of any subscription.

If your subscription is rejected in whole or in part, you may withdraw the subscription funds related to the rejected portion of your subscription from your Landa Account promptly after notification of such rejection.

Voting Rights	None. You will have no rights to direct or vote on any matter concerning the Series and the management of its affairs, including whether or not a Series should dissolve. The Manager will exercise all voting and management control over each Series.

Use of Proceeds	See the section of this Offering Circular entitled “Use of Proceeds” for a discussion of the use of proceeds from the Offerings.

Fees; Expenses

Each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an Acquisition Fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property. The Acquisition Fee for each Series was calculated by the Manager acting in its sole discretion, based on several factors including the purchase price of the Property, as well as sourcing and due diligence costs incurred in connection with the acquisition, or expected acquisition, of the Property by such Series. Information about the Acquisition Fee for each Series can be found in the section of this Offering Circular entitled “Use of Proceeds” and on the Property Page for the applicable Series on the Landa Mobile App once it commences its Offering.

Each Series will also pay the Manager a Monthly Management Fee ranging from five percent (5%) to ten percent (10%) of the Gross Monthly Rent for each Property, as set forth in the applicable Series Materials. The Manager may adjust the Monthly Management Fee at its sole discretion, but at no time will the Monthly Management Fee exceed 10% of Gross Monthly Rent. The Monthly Management Fee will be calculated by the Manager acting in its sole discretion, based on factors such as the purchase price of a Property, the amount of rental income generated by a Property, the general condition of a Property, and rental market in the area in which a Property is located. Information about the Monthly Management Fee for each Series can be found in the section of this Offering Circular entitled “Description of the Properties,” as well as on the Property Page for the applicable Series on the Landa Mobile App once it commences its Offering.

Further, each Series will also reimburse the Manager for any out-of-pocket expenses to be applied for, among other things, special servicing of non-performing Properties, liquidation of Properties, and any other fees or expenses associated with the Series or the Property.

Finally, each Series will reimburse the Manager for any out-of-pocket expenses paid to third parties in connection with providing fixture and capital repair services for its underlying Property. This does not include the Manager’s overhead, employee costs borne by the Manager, or utilities or technology costs. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager. Any excess funds held by a Series will be placed in its Reserve. Reserves may be used, for among other things, to pay any expenses associated with operating the Properties.

Transfer Agent and Registrar	Securitize LLC will serve as transfer agent and registrar for the Shares of each Series.

Transfers; Secondary Market	The Shares will generally not be transferable except through the Secondary Trading Platform. We expect that after a Series’ Offering has concluded, the Secondary Trading Platform will be a venue available for the resale of such Series’ Shares through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform; provided, however, any such resale of a Series’ Shares will be subject to federal and state securities laws and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely.

Transfer Limitations	The Manager may, acting in its sole discretion, limit any transfer, assignment or pledge of Shares that would result in there being more than (a) 2,000 beneficial owners of the Series or 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, or (c) the Company, the Series or the Manager being subject to additional regulatory requirements.

Series Materials

The Series Materials for the Shares being offered hereby consist of this Offering Circular, as well as the Master Agreement, Subscription Agreement, Operating Agreement and Management Agreement for the applicable Series, and any related offering materials approved by us before making an investment decision.

Please carefully review the Series Materials.

Risk Factors	Investing in the Shares involves a high degree of risk. See “Risk Factors” beginning on page 15.

RISK FACTORS

An investment in a Series and the Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in the Series Materials, before purchasing Shares through the Landa Mobile App. Any of the following factors could harm our business and future results of operations and could result in a partial or complete loss of your investment.

RISKS RELATED TO THE PROPERTIES AND THE SERIES

The value of the underlying Property to be acquired by a Series is subject to many risks.

The value of the underlying Property to be acquired by a Series is affected significantly by its ability to generate cash flow and net income, which, in turn, depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to such Property. Many expenditures associated with Properties (such as Operating Expenses (as defined below) and capital expenditures) cannot be reduced when there is a reduction in income from the Properties. The value of a Property may be adversely affected by a number of risks, including, but not limited to:

●	adverse changes in national and local economic and real estate conditions, including as a result of the COVID-19 pandemic, general economic conditions and terrorist attacks;

●	an oversupply of (or a reduction in demand for) residential rental properties in the areas where a Property is located and the attractiveness of such Property to prospective tenants, which could result in a decline in the rental income, including to zero, if such Series is unable to find a new tenant;

●	the risk that the Company, or any Series, would default on its debt service if rental income decreased due to tenant default or failure to renew a lease or a lack of rental income due to failure to obtain a lease;

●	the potential for uninsured or underinsured property losses;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related compliance costs associated therewith and the potential for liability under applicable laws;

●	natural disasters such as hurricanes, earthquakes and floods; and

●	pandemic, epidemic or outbreak of an infectious disease in the United States and globally.

These factors may have a material adverse effect on the rental income that you might receive on account of your Shares as well as on the value that Series can realize from a sale of its underlying Property.

The liquidation value of the Series substantially depends on the value of its underlying Property and the valuation of each Property may change significantly from time to time.  If we elect to dispose of a Series’ Property, and the value of such Property has declined, investors may not achieve expected returns from their investment, or may receive less in process than originally invested.

The value of a Series’ underlying Property may significantly change from time to time based on the following factors, among others:

●	adverse changes in national and local economic and real estate conditions, including as a result of the COVID-19 pandemic, general economic conditions and terrorist attacks;

●	an oversupply of (or a reduction in demand for) residential rental properties in the areas where the Property is located and the Property’s ability to attract tenants;

●	changes in the Property’s condition over time; and

●	changes to the appraisal of the Property.

Since each Property represents the primary asset of each Series, if its value declines, the liquidation value of the Series may decline significantly.  If we elect to dispose of a Series’ Property, and the value of such Property has declined, investors may not achieve expected returns from their investment, or may receive less in proceeds than originally invested.

The COVID-19 pandemic may adversely affect our business.

Many states and localities have imposed, and continue to impose, limitations on commercial activity and public gatherings and events, as well as moratoria on evictions as a result of the spread of the COVID-19 virus. Concern about the spread of COVID-19 has caused and is likely to continue to cause quarantines, business shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions, unprecedented unemployment levels and commercial property vacancy rates, and overall economic and financial market instability.

In addition, the impact of the COVID-19 pandemic and measures to prevent its spread could materially negatively impact our ability to launch and operate our business and our results of operations, financial condition and liquidity in a number of ways, including:

●	an inability to sell the Shares in a Series resulting in a lack of capital sufficient to operate the applicable Property and meet debt obligations;

●	a decrease in a Series’ revenues as a result of tenants’ inability to pay their rent timely, or at all;

●	changes in residential preferences may make it less likely that home renters would want to live in the regions where the Properties are located;

●	an inability to enforce tenants’ contractual rental obligations and/or limits on our ability to raise rents upon lease renewals due to restrictive measures imposed by local, regional or national governmental authorities;

●	the risk of a prolonged COVID-19 outbreak causing long-term damage to economic conditions, which in turn could cause material declines in the fair market value of any of the Properties; and

●	the potential inability to maintain adequate staffing for the management and maintenance of any of the Properties due to shelter-in-place orders and/or the continued duration or expansion of the pandemic.

The impacts of the COVID-19 pandemic may increase the risk that the tenants of the Properties will be unable to make their scheduled lease payments on time or seek to terminate their leases prior to the expiration dates of such leases. Furthermore, whenever we are required to locate a new tenant for a property, restrictions on providing access to view properties as a result of the pandemic could make it more difficult to secure a new tenant, which may result in decreases in a Series’ net rental income or a Series not having rental income at all.

The Properties were owner-occupied prior to the acquisition by Landa Properties, and thus, have no rental history, which makes future performance of the Properties difficult to evaluate.

The Properties underlying each Series were acquired by Landa Properties from third-party sellers. These Properties were owner-occupied and were not operated as rental properties. As a result, there is no established rental history for these Properties, which makes it more difficult to predict the rental rates that we may be able to achieve for these Properties and may increase the risk that we enter into leases with rental rates that are materially less than amounts realized on similar properties that are current being rented in the area which these Properties are located, which may result in lower distributions paid to investors.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our investors.

Each Series is subject to risks incident to the ownership of residential properties including, but not limited to, changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of, or demand for, similar properties in an area; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. Additionally, we are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to acquire and lease the Properties. These conditions, or others we cannot predict, may adversely affect returns to investors.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of a Property.

Because real estate investments are relatively illiquid, our ability to facilitate a sale of a Property promptly in response to changing economic, financial, and investment conditions may be limited. In particular, our ability to facilitate a sale could be negatively impacted by weakness in the market, changes in the financial condition or prospects of prospective purchasers, changes in governmental laws and regulations, changes in regional, national or international economic conditions, changes in the condition of such Property, the occupancy of such Property or the rental income relative to market rates, and changes in laws, regulations or fiscal policies.

The actual rent a Series receives for its Property may be less than estimated market rent, and a Series may experience a decline in realized rental rates from time to time, which could adversely affect a Series’ financial condition, results of operations and cash flow.

As a result of numerous potential factors, including competitive pricing pressure in our markets, a general economic downturn and the desirability of a Property, a Series may be unable to realize its projected market rent for a Property. If a Series is unable to obtain adequate rental rates for its property, then its ability to generate cash flow growth will be negatively impacted. The rental rate of each Series’ Property will be determined at the sole discretion of the Manager and may be less than the market rental rate for similar properties.

Each Series will depend on tenants for its revenue, and lease defaults or terminations could reduce its net income and limit its ability to make distributions to investors.

The success of each Property materially depends on the financial stability of its tenants. A default or termination by a tenant on its lease would cause the applicable Series to lose the revenue associated with such lease and require a Series to find an alternative source of revenue to meet its monthly expenses, including its mortgage payments, and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, a Series may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and re-leasing its Property. If a tenant defaults on or terminates a lease, the applicable Series may be unable to lease the underlying Property for the rent previously received. Any vacancy could reduce a Series’ net income. These events could cause such Series to reduce the amount distributed to investors or hinder the Series’ ability to make distributions at all. If a Series is unable to find an alternative source of revenue to meet the mortgage payments and the underlying Property goes into foreclosure, the bank providing the mortgage will have priority in such Property over any investors in the Series.

A Series may be unable to service its indebtedness, which may be secured by its Property, and could result in the Series being forced to sell its Property, which could result in a significant loss to investors in the particular Series.

Each Series has issued an Acquisition Note and we expect that each Series will issue a Refinance Note, which constitute or will constitute significant debt obligations of the Series that, in the case of the Refinance Notes, will be secured by their respective Properties. A Series’ ability to make scheduled payments on its indebtedness depends on and is subject to its financial and operating performance, which depends in part on its ability to lease its Property and timely collect rent from each tenant. If a Series’ cash flows and capital resources are insufficient to fund its debt service obligations, such Series may be forced to reduce or delay expenditures, seek additional capital, or restructure or refinance the indebtedness. Future borrowings may not be available in an amount sufficient to enable a Series to refinance its indebtedness, or meet other liquidity needs. Even if refinancing indebtedness is available, any refinancing of a Series’ indebtedness could be at higher interest rates and may require compliance with more onerous covenants that could restrict a Series’ business operations.

If a Series is unable to make timely payments on its Refinance Note, it would be in default under its Refinance Note, which would entitle the lender to accelerate all amounts due under the note. If the Series is not able to refinance the amounts due under its Refinance Note, the lender would be entitled to foreclose on the Series’ Property and force its sale to recover unpaid amounts under the Refinance Note, which would likely result in a significant loss to investors of the particular Series.

A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.

Factors that may adversely affect a Series’ ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair (including repairs resulting from significant damage by tenants), renovate and re-lease space, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If a Series’ operating costs increase as a result of any of the foregoing factors, its results of operations may be adversely affected.

The expense of owning and operating a Property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a Property. As a result, if revenues decline, a Series may not be able to reduce its expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments, and maintenance and repairs, generally will not be reduced even if a Property is not fully occupied or other circumstances cause a Series’ revenues to decrease. If a Series is unable to decrease operating costs when demand for its Property decreases and its revenues decline, its financial condition, results of operations and ability to make distributions to holders may be adversely affected.

We may not be able to make any monthly cash distributions to holders of Shares.

We intend for each Series to make any monthly cash distributions per Share based on the net rental income generated by a Property. For Properties that are vacant, a Series will not be able to make distributions until such Series enters into a lease agreement. Any distributions that a Series makes will be at the complete discretion of the Manager and will depend on a number of factors, including, but not limited to, the total number of Shares sold, the Series’ rental income for the month, if any, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series, many of which could vary substantially from month to month. Accordingly, there can be no assurance that the Manager will declare a monthly cash distribution or that you will receive monthly distributions on your Shares.

We may be unable to renew leases with existing tenants or enter into leases with new tenants.

The Series’ lease agreements are short-term in nature, which exposes us to the risk that we may have to renew or re-lease a Property in the near term. If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated Property. Even if the existing tenants renew their leases or we are able to enter into a lease with a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease.  If the rental rates for a Property underlying a Series decrease, or in the event that a Property becomes vacant, such Series’ financial condition, results of operations, cash flow, the value of the Shares interests and the Series’ ability to satisfy its debt obligations and to make distributions could be adversely affected.

Our Properties may be subject to impairment charges.

We will periodically evaluate each of the Properties for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors including market conditions, a tenant’s ability to pay rent, the short-term nature of each Property lease, and any unforeseen expenses or liabilities incurred by a Series or its Property. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired Property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired Property’s value could be permanent.

Each of the Series will hold the Property as its main asset.

Each Series will hold a Property as its primary asset.  The success of an investment in a Series will depend on the revenues generated by the Series’ Property and the appreciation of the value of the Property over time.  Such revenues are determined by a number of factors such social conditions, financial markets and the economy, competition from existing and future companies operating in our industry, as well as government rule and regulation (such as tax and building code charges).  The value of a Property may decline substantially after you purchase your Shares.

Tenant relief laws may negatively impact our rental income and profitability.

As manager of numerous residential properties, the Manager may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise costs specific to the applicable Series. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, including restrictions on evictions enacted by many states as a result of the COVID-19 pandemic, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. The Manager will be required to take all appropriate steps to comply with all applicable landlord-tenant laws, and each Series will need to incur supervisory and legal expenses to ensure such compliance. To the extent that a Series does not comply with state or local laws, the Series may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. A Series may be required to pay adversaries’ litigation fees and expenses if a judgment is entered against us in such litigation or if we settle such litigation.

Compliance with governmental laws, regulations and covenants that are applicable to the residential properties held by the Series may adversely affect the Series’ business and growth strategies.

Residential rental properties are subject to various covenants, local laws, and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions, and restrictive covenants imposed by community developers, may restrict a Series’ use of its Property and may require the Series to obtain approval from local officials or community standards organizations at any time with respect to its Property, including prior to acquiring the Property or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos clean-up or hazardous material abatement requirements.

Environmental laws also may impose liens on property or restrictions on the manner in which a Property may be used, and these restrictions may require substantial expenditures or prevent the Manager from operating such Properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our investors.

We cannot assure you that existing laws or regulations will not adversely affect a Series or result in additional expenses relating to any future renovations or otherwise, or that additional laws or regulations will not be adopted that would result in additional expenses. A Series’ growth strategies may be materially and adversely affected by its ability to obtain permits, licenses, and zoning approvals. A Series’ failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on its results of operations or financial condition and cause the value of your Shares to decline.

Each Series will face significant competition for tenants, which may hinder the Manager’s ability to find a suitable tenant for a Series’ Property and prevent increases of rental rates for its Property.

There is significant competition in the real estate industry, including numerous real estate investment trusts (“REITs”) with property acquisition objectives similar to the Series. The size and financial wherewithal of our competitors may allow them to offer space at rental rates below current market rates or below the rental rates our Series charge their tenants. As a result, a Series may lose existing tenants or fail to obtain future tenants, and the downward pressure caused by our competitors may cause our Series to reduce their rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when leases expire. Competition for tenants could adversely impact the net rental income for a given Series.

If any Properties contain lead-based paint, we could be exposed to third-party liability or be in violation of environmental laws or regulations, either of which would adversely affect our operating results.

Many of the properties in our target markets were built prior to 1978, and housing built prior to such time may contain lead-based paint. The existence of lead-based paint is especially a concern in residential units and can cause health problems, particularly for children. As a result, Federal, state and local laws and regulations impose certain disclosure requirements and restrict and regulate renovation activities on housing built before 1978. Any violation of these restrictions could result in fines or criminal liability, and we could be subject to liability arising from lawsuits alleging personal injury or related claims. Although we will attempt to comply with all such regulations, we cannot guarantee that we will not incur any material liabilities as a result of the presence of lead-based paint in any Properties that are owned by the Series or that we may acquire in the future.

Uninsured losses relating to real property or expensive premiums for insurance coverage could reduce the Series’ cash flows and the return on your investment.

Each Property is currently insured up to an amount that the Manager deemed to be reasonable. However, we cannot assure you that such insurance will be adequate to cover actual losses or that such insurance will continue to be available at reasonable costs, if at all, which could inhibit a Series’ ability to finance or refinance the underlying Property and result in uninsured losses.  In such instances, a Series may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  A Series may not have adequate coverage for such losses.  If a Property incurs a loss that is not fully insured, the value of the Series’ asset will be reduced by any such uninsured loss, which would reduce the value of your investment.

A Series cannot guarantee proceeds from the sale of its Property.

The Manager will have the discretion to determine whether to hold or sell a Property of a Series and may elect to hold and operate a Property for an indefinite period of time. While we do not intend to sell any of the Properties in the near term, if the Manager, acting in its sole discretion, elects to sell a Property, the sales price to be realized upon the sale or other disposition of the Property will depend upon many factors, including the availability and pricing of financing for purchasers from time to time, whether the Property has a tenant, the availability and price of comparable properties, and conditions in the real estate market in general. A Series cannot assure you that the price and terms of any such sale or other disposition will be sufficient to pay any return at all, or that there will not be a loss as a result of such transaction.

RISKS RELATED TO THE SHARES

If a Series in which you have invested does not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

The Operating Agreement for each Series does not require the Manager to pursue a sale of the Property or other liquidity transaction. Investors will be unable to prompt the sale of a Property through a voting process. If the Manager does determine to pursue a liquidity transaction, such as the sale of a Property, the Manager would be under no obligation to conclude the process within a set time or any specific terms. The timing of any sale of the Property will depend on a number of factors, including real estate and financial markets, economic conditions in areas in which such Property is located, and anticipated federal income tax effects on investors that may prevail in the future. If the Property is not sold, and an active market has not developed on the Secondary Trading Platform, your Shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

You may be unable to resell your Shares at desired times or prices, if at all.

While the initial sales of the Shares are exempt from state securities registration requirements under Regulation A, that exemption does not cover resales of the Shares to other investors by purchasers of the Shares. Each state has its own securities laws, often called “blue sky” laws. These laws limit resales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration; these laws also govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. The fact that the initial offering and sale of Shares qualifies for an exemption is not relevant to determining whether there is an exemption in a given state to allow a holder to resell the Shares to a resident of a given state. There may be significant state blue sky law restrictions on your ability to sell, and on purchasers to buy, your Shares.

Given the limited liquidity for the Shares, investors and potential investors may consider these investments to be less appealing and demand for these investments may decrease, which may adversely affect prices you may obtain on the Secondary Trading Platform or your ability to resell your Shares on the Secondary Trading Platform at all.

You should consider the resale market for our securities to be limited. You may be unable to resell your Shares, or you may be unable to resell them without the significant expense of state registration or qualification.

There is currently no public trading market the Shares.

There is currently no public trading market for any of the Shares, and an active market may not develop or be sustained. If an active public trading market for the Shares does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price, unless the securities are registered in that state or qualify for an exemption from registration. Even if a public market does develop, the market price could decline below the amount you paid for your Shares.

The Shares will not be listed on any securities exchange, will generally not be transferable except, through the Secondary Trading Platform, to the extent such platform is established and maintained. You should be prepared to hold the Shares indefinitely.

The Shares will not be listed on any securities exchange, such as Nasdaq or the New York Stock Exchange. The Shares will generally not be transferable except through the Secondary Trading Platform, to the extent such platform is established and maintained. We expect that after a Series’ Offering has concluded, the Secondary Trading Platform will be a venue available for the resale of such Series’ Shares through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform; provided, however, any such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Series’ Operating Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. As a result, you may lose some or all of your investment. See “Plan of Distribution- Transferability of the Shares.”

The trading price of Shares that trade on the Secondary Trading Platform may be extremely volatile.

Securities that trade on the Secondary Trading Platform, as with other public markets, likely will experience significant price and volume fluctuations. These fluctuations can be more pronounced for securities that have a small public float, such as the Shares. Share prices could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the total number of available buyers or sellers at any point in time, property value, which may be impacted by third-party appraisals, occupancy rates, and economic, market, geopolitical and other external factors. As a result, the market prices of the Shares that are listed may be volatile, and holders of such Shares may experience a decrease in the value of their Shares. No assurance can be given that the market price of the Shares will not fluctuate or decline significantly in the future or that you will be able to sell your Shares when desired on favorable terms or at all.

While we expect the Secondary Trading Platform will be available after the conclusion of a Series’ Offering, such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely. See “Plan of Distribution – Transferability of the Shares.”

Because of the illiquid nature of the Series’ Shares, you should purchase the Shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

The Series Offerings will not have a minimum offering amount, which could result in an Offering ending without reaching the Series’ funding target.

Each Series’ Offering will be conducted on a “best efforts” no minimum basis.  We expect that there will be multiple Closings for each Offering and each Closing will occur promptly following the acceptance of a subscription. We expect that each Series’ Offering will remain open for investors until the earliest of (i) the date subscriptions for the Maximum Offering Amount of such Series have been accepted by the Manager or (ii) any earlier date determined by the Manager, based on a number of factors, including the level of current or anticipated interest in a Series.  Therefore, an Offering may end without reaching the Series’ funding target such that the total proceeds amount may not be sufficient to pay down the Series’ Acquisition Note or Refinance Note.  As a result, a Series may have significant debt obligations which could adversely affect the Series’ financial condition, reduce the total distributions to each holder, and/or delay distributions to Series holder.

The purchase price for the Shares of each Series was determined by the Manager and may not necessarily reflect the actual value of the Shares.

The purchase price for the Shares of each Series was determined by the Manager and was calculated by dividing (a) the total amounts outstanding under the Series’ Acquisition Note, less the expected principal amount of the Refinance Note by (b) the total expected Shares to be issued in such Series (10,000). The purchase prices for the Shares may not necessarily accurately reflect the actual value of the Shares. See section entitled “Determination of Purchase Price.”

No party has made an independent review of the Company, the Manager, any Series, Properties or the Shares offered on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision.

No independent party has undertaken any review of us, any Series, Properties or the Shares offered on the Landa Mobile App. Therefore, investors do not have the benefit of an independent due diligence review conducted by an unaffiliated party to form a basis for their investment decision in the Shares of a Series. You should consult your investment, accounting, legal, and tax advisors before investing in any Shares.

RISKS RELATED TO THE COMPANY AND THE MANAGER

Your investment is an investment in the Shares of a specific Series, which will invest only in a single Property, and is not a diversified investment in the Company or the Manager. You will not have any interest in, and your investment in a Series will not be secured by, any assets owned by the Company, the Manager, or any other Series. Any return on your investment will depend solely on the cash flows of, and ultimately on the return on, the Series in which you invest, and underlying Property held by such Series.

Your investment is an investment in the Shares of a Series and not an investment in the Company or the Manager. An investment in a Series is not a diversified investment in the Company, the Manager, any other Series, the Properties underlying the other Series, or the Landa Mobile App. You will not have any interest in, and your investment will not be secured by, assets owned by the Company or the Manager. If the Property does not operate profitably, you may not receive any distributions or may lose your entire investment without recourse to the Company’s or the Manager’s assets. For example, a Series with a vacant Property may not be able to make a distribution until such Series enters into a lease agreement. Your return, if any, will depend upon income derived from the Series in which you invest, and the underlying Property and the costs associated with it. You will not share in any increase in the value of the Manager.

You will not have control over the Series in which you invest.

Each Operating Agreement provides that the assets, affairs, and business of the applicable Series will be managed by the Manager. You will not elect or vote on the Manager, and, unlike the holders of common shares of a corporation, you will have no voting rights on matters affecting the business of a Series, including whether to dissolve and liquidate a Series, and therefore you will have no ability to influence decisions regarding the business of a Series. As a result, you will depend on the Manager’s skill and judgment for a return.

We have only recently commenced operations and our future performance is not assured and is difficult to evaluate.

The Manager has a limited history of operations with this business model. We therefore should be considered a development stage company. Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including, but not limited to, hurdles or barriers to the implementation of our business plans. Further, we have limited operating history upon which to evaluate the Manager’s ability to manage our operations and achieve our goals or our likely performance. No assurances can be given that we can operate profitably or raise sufficient capital to continue our operations. If we are unable to continue to operate, the Landa Mobile App could cease operations, in which case your ability to continue to receive rents from the Property or to otherwise realize the value of your investment could cease.

A Series may require additional capital and may be unable to obtain such capital on favorable terms or at all.

If funds generated from investors for a Series through the Landa Mobile App are insufficient, we may seek additional capital in the form of debt financing from other financing sources. Additional debt financing may not be available on reasonable terms, on a timely basis or at all, and if available, would result in additional payment obligations and may involve agreements that include restrictive covenants that limit a Series’ ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens or making distributions on Shares, which could adversely impact the Series’ ability to conduct its business or provide distributions on your Shares.

The Manager depends on key personnel to manage the Series, and if the Manager is unable to retain, attract and integrate qualified personnel, the Series’ ability to develop and successfully grow their businesses could be harmed.

We believe our success will depend on the efforts and talents of the executives and employees of our Manager and its affiliates. Our future success depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees, including employees with sufficient experience in the real estate industry. Qualified individuals, including individuals with sufficient experience in the real estate industry, are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of the key employees or senior management of the Manager could have a material adverse effect on our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. Our Manager’s executive officers and other employees are at-will employees, which means they may terminate their employment relationship with the Manager at any time, and their knowledge of our business and industry would be extremely difficult to replace. The Manager may not be able to retain the services of any members of its senior management or other key employees. If the Manager fails to attract well-qualified employees or retaining and motivating existing employees, it could have a material adverse effect on our business, financial condition and results of operations.

Adverse results from litigation or governmental investigations can impact our business practices and operating results.

From time to time, we may be party to litigation, regulatory and other proceedings with governmental authorities and administrative agencies. Adverse outcomes in lawsuits or investigations could result in significant monetary damages or injunctive relief that could adversely affect our business model, results of operations and financial condition.

The SEC has a broad range of civil sanctions under federal securities law, which it may seek against corporations and individuals, including injunctive relief, monetary penalties and compliance programs.  These matters require the involvement of senior management of the Manager that could impinge on the time senior management has available to devote to other matters relating to the Series.

The Manager has limited experience and track record in real estate operations.

The results of operations of each Series will depend on the Manager’s ability to operate, lease and maintain such properties profitably. The Manager has limited experience in real estate operations. If the Manager manages the Property or a Series ineffectively, the ability of such Series to generate revenue and its results of operations may be adversely affected.

The Manager’s liability is limited under each Series’ Operating Agreement, and each Series has agreed to indemnify the Manager against certain liabilities.  As a result, a Series may experience poor performance or losses of which the Manager would not be liable.

Pursuant to each Series’ Operating Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder. The Manager maintains a contractual, as opposed to a fiduciary, relationship with the members in each Series.  Under the terms of each Series’ Operating Agreement, neither the Manager nor any director, officer, or employee of the Manager will be liable to the Series or any of its members for acts or omissions performed in accordance with and pursuant to the Series’ Operating Agreement, except by reason of acts or omissions constituting gross negligence, willful misconduct, fraud, material misrepresentation or material violation, as determined by final adjudication. Accordingly, each Series and its members will only have recourse and be able to seek remedies against the Manager, or any director, officer, or employee of the Manager, to the extent it breaches its obligations pursuant to the applicable Series’ Operating Agreement. Furthermore, each Series has agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.  In addition, we or a Series may choose not to enforce, or to enforce less vigorously, our or its rights under the Series’ Operating Agreement in order to maintain our or its ongoing relationship with the Manager.

Any adverse changes in the Manager’s financial health or our relationship with the Manager or its affiliates could hinder our operating performance and the return on your investment.

The Manager will utilize its personnel and resource to perform services on its behalf for us and for each Series. Each Series’ ability to achieve its investment objectives and to pay distributions to its investors is dependent upon the performance of the Manager and its affiliates, as well as the Manager’s real estate professionals in the management of the Series’ Property and operation of day-to-day activities of the Company and such Series. Any adverse changes in the Manager’s financial condition or our or a Series’ relationship with the Manager could hinder the Manager’s ability to successfully manage the Series’ operations and the Properties.

The Manager may fail to successfully operate the Properties, which could adversely affect the applicable Series and impede their growth.

The Manager’s ability to successfully develop, redevelop and/or operate the Properties may be exposed to significant risks. Series may be required to spend more than their budgeted amounts to make necessary improvements or renovations to Properties and may not be able to obtain or maintain adequate insurance coverage for Properties.  Any failure to operate acquired properties to meet our financial expectations could impede the growth or a Series and have an adverse effect on such Series, including its financial condition, results of operations, cash flow, and the market value of its interests.

The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

The report of our independent registered public accounting firm on our audited financial statements for the period ended June 15, 2021 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.  We have not yet commenced operations and will not commence our operations until the qualification of the offering statement of which this Offering Circular forms a part. Once we commence our planned principal operations, we will incur significant additional expenses, and will be dependent on additional capital resources.  These going concern opinions could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. We will incur significant additional expenses in the conduct of our business and until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all, and these going concern opinions could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. If funds are not available, we may be required to delay, reduce the scope of, or eliminate future business plans. This may raise substantial doubts about our ability to continue as a going concern.

The Manager may have a conflict of interest as it manages multiple Series, the Company, and an affiliate company of ours that leases residential properties and has a financial interest in certain agreements of the Series, any of which could result in the Manager not acting in the best interest of a particular Series.

Since the Manager receives compensation from each Series, and is a creditor to each Series, there are potential conflicts of interest that may affect the decision-making of the Manager as it manages each Series and the Company. For example, it may be in the best interest of the Manager for its personnel to focus more time rendering services to certain Series as opposed to others. In addition, the Manager manages Landa App LLC, which leases residential properties in the United States, including in the State of Georgia, and offers membership interests in series that hold title to these residential rental properties though the Landa Mobile App, pursuant to Regulation A. The Manager may also manage other affiliate companies in the future. Any of these conflicts of interest could result in less net rental income or a decline in the Property value of the Series in which you invest. In addition, each Series expects to enter into similar agreements, none of which are expected to be negotiated at arm’s length, and accordingly, such terms may be less favorable than if the Series received a loan or management services from a non-affiliate.

In addition, since many of the Properties are located in nearby neighborhoods, if the Manager receives an interested tenant or purchaser of a property in a given neighborhood, the Manager may direct the interested individual to a Property owned by a Series that is not the Series in which you invested.

One or more Series may have conflicts of interest with the Manager and other affiliates, which could result in investment decisions that are not in your best Shares.

There are numerous potential conflicts of interest between the interests of the Series and the interests of the Manager and its other affiliates, including conflicts arising out of the allocation of personnel, capital and time to devote to the activities of a specific Series.

Examples of these potential conflicts of interest include:

●	Competition for the time and services of Manager personnel that work for one or more Series;

●	The Manager has considerable discretion with respect to the terms and timing of maintenance, leasing and liquidity transactions;

●	The possibility that the competing demands for the time of the Manager, its affiliates and our officers may result in them spending insufficient time on the Property, which may result in the Property missing rental opportunities or maintenance requirements, which could reduce the profitability of the Property and the value of your investment; and

●	The Manager and/or its affiliates may lend money to the Company or any Series to cover Operating Expenses (as defined below) and any shortfalls in the event we do not raise enough money.

Any of these and other conflicts of interest between the Series and the Manager could have a material adverse effect on the returns on your investments.

RISKS RELATED TO COMPLIANCE AND REGULATION

New and existing regulations could harm our business.

We are subject to the same laws as other companies conducting business on and off the Internet. Today, there are still relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at all levels of government. In addition, it is not clear how existing laws apply to online businesses, and regulatory agencies or courts may claim or hold that we or the users of the Landa Mobile App are subject to licensure or that we are prohibited from conducting our business.

Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws or regulations applicable to our business. The cost to comply with such laws or regulations could be significant and would increase our Series’ Operating Expenses (as defined below), which could negatively impact the amount distributable to you. Regulatory and licensure claims could result in costly litigation or could require us to change the way we do business in ways that increase costs and reduce revenues. We could also be subject to fines or other penalties, and any of these outcomes could harm our business. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Landa Mobile App.

In addition, because the Landa Mobile App is viewable worldwide, although use of the Landa Mobile App by anyone outside of the United States is prohibited by our terms of use, foreign jurisdictions may claim that we are required to comply with their laws. Compliance may be more costly or may require us to change our business practices or restrict our service offerings relative to those in the United States. In addition, we may be subject to overlapping legal or regulatory regimes that impose conflicting requirements on us. Our failure to comply with foreign laws could subject us to penalties ranging from criminal prosecution to bans on our services.

We are offering the Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make the Shares less attractive to investors as compared to a registered offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in the Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that the Series may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduce the attractiveness of the Shares, we may be unable to raise the funds necessary for one or more of the Series to commence operations, or to acquire and manage one or more of the Properties.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal control over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we do not have a board of directors, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to holders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

If our series limited liability company structure is not respected, then investors may have to share any liabilities of our Company with all investors and not just those who hold the same Series as them.

Our Company is structured as a Delaware series limited liability company that issues membership interests in a separate Series.  Each Series will merely be a separate series and not a separate legal entity.  Under Section 18-218 of the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions are met, the liability of investors holding interests in one Series is segregated from the liability of investors holding interests in another Series and the assets of one Series are not available to satisfy the liabilities of other series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware law, and in the past certain jurisdictions have not honored such interpretation.  If our series limited liability company structure is not respected, then investors in a Series may have to share any liabilities of our Company with all investors and not just those who hold the same Shares of such Series as them.  Furthermore, while we intend to maintain separate and distinct records for each Series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-218 of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series.  The consequence of this is that the Series may have to bear higher than anticipated expenses which would adversely affect the value of the Shares or the likelihood of any distributions being made by a particular Series to its investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-218 in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of our company generally where the assets of such other Series or of the Company generally are insufficient to meet our liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws may require us to make unanticipated capital expenditures that may decrease cash available for distributions to our investors.

The Properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. If one or more of the Properties are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants and could require a Series to make significant unanticipated capital expenditures. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows and a Series’ ability to pay any monthly distributions on its Shares.

RISKS RELATED TO THE LANDA MOBILE APP

Our ability to implement our investment strategy depends, in part, upon our ability to successfully conduct Offerings through the Landa Mobile App, which makes an investment in a Series more speculative.

We will conduct Offerings solely through the Landa Mobile App. The success of each Offering, and our ability to implement our business strategy, depends upon our ability to sell Shares to investors through the Landa Mobile App. If we are not successful in selling Shares through the Landa Mobile App, the ability of a Series to raise proceeds through an Offering will be limited and it may not have adequate capital to implement its investment strategy.

Our business and the business of each Series could be harmed if we are unable to maintain and grow the Landa Mobile App.

Our success and the success of each Series depends on our investors’ confidence in our ability to provide reliable, secure, real-time access to the Landa Mobile App. If the functionality of the Landa Mobile App is not reliable, or otherwise fails to perform, we could experience disruptions in service, slow delivery times, and insufficient capacity. These consequences could result in our investors deciding to stop using or to reduce their use of the Landa Mobile App, either of which would have a material adverse effect on our business, financial condition, and results of operations.

We rely on the Manager’s ability to continually improve and upgrade the Landa Mobile App to accommodate increases in investment volumes, irregular or heavy use of the Landa Mobile App, especially during peak times, regulatory changes, and the development of new and enhanced features to the Landa Mobile App, functionalities and ancillary solutions. The maintenance and expansion of the Landa Mobile App requires, and will continue to require, substantial financial, operational, and technical resources. As our operations grow in both size and scope, these resources will typically need to be committed well in advance of any potential increase in our revenues. We cannot assure you that we will always be able to maintain the Landa Mobile App without failure or degradation of performance, especially during periods of abnormally high volumes. If the Manager does not successfully adapt our existing Platform to the requirements of our investors or to emerging industry standards, our business, financial condition, and results of operations could be materially adversely affected.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

The Landa Mobile App processes certain confidential information provided by our investors and tenants in the Properties underlying each Series. While we intend to take commercially reasonable measures to protect our investors’ confidential information and maintain appropriate cybersecurity, the security measures of the Landa Mobile App, our company’s information technology systems or those of the Manager or our service providers (including the Broker Dealer, the Custodian and North Capital) could be breached. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. Any accidental or willful breach or other unauthorized access could cause such information to be stolen and used for criminal purposes, in which case our investors and/or tenants would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors to lose confidence in the effectiveness of our data security measures. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident, including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

Any significant disruption in service on the Landa Mobile App or in its computer systems could reduce the attractiveness of the Landa Mobile App and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Landa Mobile App’s ability to perform its functions would be adversely affected. Landa Mobile App’s hosting services infrastructure is provided by a third-party hosting provider (the “Hosting Provider”). We also maintain a backup system at a separate location that is owned and operated by a third party. Our operations depend on the Hosting Provider’s ability to protect its and our affiliate’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. Any interruptions or delays in our service through the Landa Mobile App could materially affect our ability to perform any services for corresponding real estate investments or maintain accurate accounts, our relationships with users of the Landa Mobile App and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. We currently do not have a disaster recovery plan in place. Further, the Landa Mobile App has not been tested under actual disaster conditions, and we may not be able to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our brand and reputation, divert our Manager’s attention and cause users to abandon the Landa Mobile App.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding equity investments may be adversely affected.

We and the Landa Mobile App rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding equity investments, processing of subscriptions under each offering and distributions to our investors. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Landa Mobile App also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Manager cannot continue to obtain such services for the Landa Mobile App elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will be materially affected and your ability to receive distributions will be delayed or impaired.

If there are design defects, errors, failures or delays in the Landa Mobile App, our business could suffer serious harm.

Despite testing, the Landa Mobile App may contain design defects and errors when first introduced or when major new updates or enhancements are released. Such errors or defects may cause the Landa Mobile App to operate incorrectly or less effectively. When problems occur, it might be difficult to identify the source of the problem. In addition, we could experience delays while developing and introducing new or enhanced features to the Landa Mobile App, primarily due to difficulties in technology development, obtaining any applicable regulatory approval, licensing data inputs, or adapting to new operating environments.

If design defects, errors or failures are discovered in the Landa Mobile App, we may not be able to correct or work around them in a cost-effective or timely manner or at all. The existence of design defects, errors, failures or delays that are significant, or are perceived to be significant, could also result in rejection or delay in market acceptance of the Landa Mobile App, damage to our reputation, loss of investors and related revenues, diversion of resources, product liability claims, regulatory actions or increases in costs, any of which could materially adversely affect our business, financial condition or results of operations.

USE OF PROCEEDS

The tables included below set forth each Series’ estimated use of proceeds for its respective Offering, assuming the Series raises the Maximum Offering Amount for its Offering.

The Offerings are being conducted on a “best efforts” basis with no minimum offering amount, and neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares. The amount disclosed in each of the tables below are the Maximum Offering Amounts for the applicable Series. The actual proceeds raised in the respective Offerings may be lower, in which case the proceeds available to pay down the applicable Acquisition Note would also be lower and may result in lower distributions paid to holders.

Initially, each Series financed 100% of the costs associated with the acquisition of its Property, including Acquisition Fees, Property Diligence Expenses, Reserves and costs incurred to renovate and otherwise improve the Property (“Improvements,” and such costs “Improvement Costs”) with a promissory note issued by such Series to the Manager (each an “Acquisition Note” and collectively the “Acquisition Notes”). Each Acquisition Note represents a related-party loan between each respective Series and the Manager. Each of the Acquisition Notes bears an interest rate of up to 4.5% per annum, provided that interest will not accrue on the Acquisition Notes issued by such Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

We expect each Series will pay down, or otherwise discharge, the outstanding balance of its Acquisition Note with the proceeds received in exchange for a commercial promissory note bearing interest at an expected rate of 4.8% per annum to be issued to LendingOne, LLC (“LendingOne”) after the qualification date of the offering statement of which this Offering Circular forms a part (each a “Refinance Note” and collectively the “Refinance Notes”), and substantially all of the net proceeds from the Series’ Offering have been used to pay down or otherwise discharge the outstanding balance of its Acquisition Note.  We expect that each Refinance Note, if issued, will be secured by the Property underlying the respective Series.

While we expect each Refinance Note issued by a Series to be issued for the principal amount and on the terms disclosed in this Offering Circular, the Refinance Notes are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Offered Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering.

We expect that each Refinance Note will require payments of interest only for the term of such note, with the principal balance due upon maturity. For more information on the principal amounts and terms of each Acquisition Note and the expected principal amounts and terms of each Refinance Note, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Loans.”

The Manager will be responsible for paying the Broker Fee to the Broker Dealer.

Landa Series 2174 Scarbrough Road

The total cost to acquire the Property located at 2174 Scarbrough Road, Stone Mountain, GA, 30088, including Improvement Costs, applicable fees, expenses and Reserves is expected to be $189,204.

This Series issued an Acquisition Note in principal amount of $189,204 to the Manager to acquire this Property and expects to refinance a portion of the Acquisition Note with a Refinance Note.

We estimate that the net proceeds from the Offering of this Series will be $66,954, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

Components of Indebtedness under Acquisition Note	Amount
Purchase Price of the Property (1)	$161,317
Improvement Costs (2)	$13,238
Acquisition Fee (3)	$10,473
Property Diligence Expenses (4)	$685
Cash Reserve (5)	$3,491
Total Amount of Acquisition Note	$189,204
Less:
Expected Refinance Note (6)	$122,250
Expected Payments on Acquisition Note from Offering Proceeds:	$66,954

(1)	This purchase price reflects the same price that Landa Properties acquired the Property for in February 2021.

(2)	Reflects the amount this Series incurred in connection with Improvements to this Property.

(3)	Acquisition Fee equal to 6% of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Approximately 2% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 70.04% of the purchase price of the Property pursuant to a Refinance Note, however, the amount and terms of the Refinance Note are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

Landa Series 153 Spring Valley Circle

The total cost to acquire the Property located at 153 Spring Valley Circle, Stockbridge, GA, 30281, including Improvement Costs, applicable fees, expenses and Reserves is expected to be $201,557.

This Series issued an Acquisition Note in principal amount of $201,557 to the Manager to acquire this Property and expects to refinance a portion of the Acquisition Note with a Refinance Note.

We estimate that the net proceeds from the Offering of this Series will be $85,307, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

Components of Indebtedness under Acquisition Note	Amount
Purchase Price of the Property (1)	$176,343
Improvement Costs (2)	$9,650
Acquisition Fee (3)	$11,160
Property Diligence Expenses (4)	$685
Cash Reserve (5)	$3,720
Total Amount of Acquisition Note	$201,557
Less:
Expected Refinance Note (6)	$116,250
Expected Payments on Acquisition Note from Offering Proceeds:	$85,307

(1)	This purchase price reflects the same price that Landa Properties acquired the Property for in February 2021.

(2)	Reflects the amount this Series incurred in connection with Improvement to this Property.

(3)	Acquisition Fee equal to 6% of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Approximately 2% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 62.50% of the purchase price of the Property pursuant to a Refinance Note, however, the amount and terms of the Refinance Note are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

Landa Series 126 Wildwood Road

The total cost to acquire the Property located at 126 Wildwood Road, Stockbridge, GA, 30281, including Improvement Costs, applicable fees, expenses and Reserves is expected to be $185,571.

This Series issued an Acquisition Note in principal amount of $185,571 to the Manager to acquire this Property and expects to refinance a portion of the Acquisition Note with a Refinance Note.

We estimate that the net proceeds from the Offering of this Series will be $69,321, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

Components of Indebtedness under Acquisition Note	Amount
Purchase Price of the Property (1)	$161,862
Improvement Costs (2)	$9,329
Acquisition Fee (3)	$10,271
Property Diligence Expenses (4)	$685
Cash Reserve (5)	$3,424
Total Amount of Acquisition Note	$185,571
Less:
Expected Refinance Note (6)	$116,250
Expected Payments on Acquisition Note from Offering Proceeds:	$69,321

(1)	This purchase price reflects the same price that Landa Properties acquired the Property for in February 2021.

(2)	Reflects the amount this Series incurred in connection with Improvements to this Property.

(3)	Acquisition Fee equal to 6% of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Approximately 2% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 71.41% of the purchase price of the Property pursuant to a Refinance Note, however, the amount and terms of the Refinance Note are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

Landa Series 137 Spring Valley Circle

The total cost to acquire the Property located at 137 Spring Valley Circle, Stockbridge, GA, 30281, including Improvement Costs, applicable fees, expenses and Reserves is expected to be $190,703.

This Series issued an Acquisition Note in principal amount of $190,703 to the Manager to acquire this Property and expects to refinance a portion of the Acquisition Note with a Refinance Note.

We estimate that the net proceeds from the Offering of this Series will be $68,203, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

Components of Indebtedness under Acquisition Note	Amount
Purchase Price of the Property (1)	$170,302
Improvement Costs (2)	$5,640
Acquisition Fee (3)	$10,557
Property Diligence Expenses (4)	$685
Cash Reserve (5)	$3,519
Total Amount of Acquisition Note	$190,703
Less:
Expected Refinance Note (6)	$122,500
Expected Payments on Acquisition Note from Offering Proceeds:	$68,203

(1)	This purchase price reflects the same price that Landa Properties acquired the Property for in February 2021.

(2)	Reflects the amount this Series incurred in connection with Improvements to this Property.

(3)	Acquisition Fee equal to 6% of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Approximately 2% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 69.48% of the purchase price of the Property pursuant to a Refinance Note, however, the amount and terms of the Refinance Note are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

Landa Series 3192 Lake Monroe Road

The total cost to acquire the Property located at 3192 Lake Monroe Road, Douglasville, GA, 30135, including Improvement Costs, applicable fees, expenses and Reserves is expected to be $168,518.

This Series issued an Acquisition Note in principal amount of $168,518 to the Manager to acquire this Property and expects to refinance a portion of the Acquisition Note with a Refinance Note.

We estimate that the net proceeds from the Offering of this Series will be $59,769, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

Components of Indebtedness under Acquisition Note	Amount
Purchase Price of the Property (1)	$147,511
Improvement Costs (2)	$7,891
Acquisition Fee (3)	$9,324
Property Diligence Expenses (4)	$685
Cash Reserve (5)	$3,108
Total Amount of Acquisition Note	$168,518
Less:
Expected Refinance Note (6)	$108,750
Expected Payments on Acquisition Note from Offering Proceeds:	$59,769

(1)	This purchase price reflects the same price that Landa Properties acquired the Property for in February 2021.

(2)	Reflects the amount this Series incurred in connection with Improvements to this Property.

(3)	Acquisition Fee equal to 6% of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Approximately 2% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 69.98% of the purchase price of the Property pursuant to a Refinance Note, however, the amount and terms of the Refinance Note are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

Landa Series 45 Robertford Drive

The total cost to acquire the Property located at 45 Robertford Drive, Covington, GA, 30016, including Improvement Costs, applicable fees, expenses and Reserves is expected to be $273,675.

This Series issued an Acquisition Note in principal amount of $273,675 to the Manager to acquire this Property and expects to refinance a portion of the Acquisition Note with a Refinance Note.

We estimate that the net proceeds from the Offering of this Series will be $92,926, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

Components of Indebtedness under Acquisition Note	Amount
Purchase Price of the Property (1)	$245,006
Improvement Costs (2)	$7,763
Acquisition Fee (3)	$15,166
Property Diligence Expenses (4)	$685
Cash Reserve (5)	$5,055
Total Amount of Acquisition Note	$273,675
Less:
Expected Refinance Note (6)	$180,750
Expected Payments on Acquisition Note from Offering Proceeds:	$92,926

(1)	This purchase price reflects the same price that Landa Properties acquired the Property for in June 2021.

(2)	Reflects the amount this Series incurred in connection with Improvements to this Property.

(3)	Acquisition Fee equal to 6% of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Approximately 2% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 71.51% of the purchase price of the Property pursuant to a Refinance Note, however, the amount and terms of the Refinance Note are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

Landa Series 303 Kellys Walk

The total cost to acquire the Property located at 303 Kellys Walk, Locust Grove, GA, 30248, including Improvement Costs, applicable fees, expenses and Reserves is expected to be $237,426.

This Series issued an Acquisition Note in principal amount of $237,426 to the Manager to acquire this Property and expects to refinance a portion of the Acquisition Note with a Refinance Note.

We estimate that the net proceeds from the Offering of this Series will be $105,346, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

Components of Indebtedness under Acquisition Note	Amount
Purchase Price of the Property (1)	$165,171
Improvement Costs (2)	$53,493
Acquisition Fee (3)	$13,120
Property Diligence Expenses (4)	$1,270
Cash Reserve (5)	$4,373
Total Amount of Acquisition Note	$237,426
Less:
Expected Refinance Note (6)	$132,080
Expected Payments on Acquisition Note from Offering Proceeds:	$105,346

(1)	This purchase price reflects the same price that Landa Properties acquired the Property for in June 2021.

(2)	Reflects the amount this Series incurred in connection with Improvements to this Property.

(3)	Acquisition Fee equal to 6% of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Approximately 2.00% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 60.40% of the purchase price of the Property pursuant to a Refinance Note, however, the amount and terms of the Refinance Note are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

Landa Series 4085 Springvale Way

The total cost to acquire the Property located at 4085 Springvale Way, McDonough, GA, 30252, including Improvement Costs, applicable fees, expenses and Reserves is expected to be $271,187.

This Series issued an Acquisition Note in principal amount of $271,187 to the Manager to acquire this Property and expects to refinance a portion of the Acquisition Note with a Refinance Note.

We estimate that the net proceeds from the Offering of this Series will be $113,687, assuming we raise the Maximum Offering Amount. Substantially all of such proceeds will be used to repay a portion of the outstanding balance under the Acquisition Note.

Components of Indebtedness under Acquisition Note	Amount
Purchase Price of the Property (1)	$226,624
Improvement Costs (2)	$23,299
Acquisition Fee (3)	$14,995
Property Diligence Expenses (4)	$1,270
Cash Reserve (5)	$4,998
Total Amount of Acquisition Note	$271,187
Less:
Expected Refinance Note (6)	$157,500
Expected Payments on Acquisition Note from Offering Proceeds:	$113,687

(1)	This purchase price reflects the same price that Landa Properties acquired the Property for in July 2021.

(2)	Reflects the amount this Series incurred in connection with Improvements to this Property.

(3)	Acquisition Fee equal to 6% of the purchase price and Improvement Costs of the Property (rounded to the nearest dollar).

(4)	Amount for Property Diligence Expense. See “Plan of Distribution – Fees and Expenses – Property Diligence Expenses.”

(5)	Approximately 2.00% of the purchase price of the Property allocated for Reserves. See “Plan of Distribution – Fees and Expenses – Reserves.” As of the date of this Offering Circular, this reserve amount has yet to be transferred from the Manager to the Series, but such transfer will occur before the initial Closing of sales of Shares of this Series.

(6)	This Series intends to refinance approximately 63.02% of the purchase price of the Property pursuant to a Refinance Note, however, the amount and terms of the Refinance Note are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Loans.”

DESCRIPTION OF OUR BUSINESS

Company Overview

Landa App 2 LLC (the “Company”) was formed in 2021 as a Delaware series limited liability company to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. From time to time, the Company will form separate series of membership interests (each a “Series,” and the “Series”), each of which will hold a resident rental property as its primary asset (each a “Property,” and collectively, the “Properties”). Each Series will be treated as a corporation for U.S. federal income tax purposes.

Since each Series is separately registered in Delaware, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, under Delaware law.  We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated as a corporation for U.S. federal income tax purposes.

All Shares will initially be offered through the Landa Mobile App.

Investment Objectives

Our primary investment objectives are to:

●	realize growth in the value of our Property investments;

●	maximize net rental income; and

●	preserve, protect and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Investment Strategy

We intend to acquire residential properties on an opportunistic basis. We will focus on acquiring owner-occupied homes, which may include (i) newly constructed properties in neighborhoods with growing rental demand, strong rental history and in geographic regions which provide steady real estate asset growth and (ii) properties that may need improvements or renovations. We do not intend to acquire properties that were previously operated as rental income properties. Our target markets are neighborhoods surrounding metropolitan statistical areas of at least one million (1,000,000) residents, which we estimate having historical capitalization rates ranging from approximately five percent (5%) to ten percent (10%) for single-family homes. In addition, we expect to target cities with growing populations or cities that show strong rental demand.

Governmental Regulation

Each Series’ respective business practices and Properties are subject to regulation by numerous federal, state and local authorities. See “Regulations” for a discussion of applicable governmental regulations.

Industry

Residential Housing

Residential housing is the largest real estate asset class in the United States, with approximately 140 million total housing units and a total value of more than $36.2 trillion according to Zillow.com. The single-family rental market has grown in recent years as the homeownership rate has declined following the global financial crisis. This decline in homeownership is due to a number of factors. First, mortgage financing for the consumer is now harder to obtain due to conservative mortgage underwriting standards which arose after the global financial crisis. Many Americans have limited credit and do not have the liquidity required to put a down payment on a home. Second, the U.S. is undergoing a demographic shift away from the desire to own a home. Americans are looking for more flexibility and mobility in their housing. Finally, over the recent years, home prices have increased faster than wage growth which has created an affordability problem for potential homeowners. These factors have shifted the landscape in the U.S. housing market over the recent years and have contributed to the rise in the demand for rental housing.

We believe that the increased demand for rental housing has created the institutionalization of single-family investment ownership. Prior to 2012, the single-family rental sector primarily consisted of smaller, non-institutional owners and managers, however, larger institutional investors have emerged in recent years. Despite this growth, it is estimated that institutional owners only represent approximately 375,000 units or 2% of all single-family rental units in the United States. The expansion of institutional owners into this asset class has led to management efficiency and technology development in the industry which has improved the cost to manage a rental home. Operating metrics for institutionally managed single-family rentals are now comparable to traditional multi-family properties as single-family rental properties exhibit similar occupancy levels to multi-family properties with lower turnover rates. In addition, the single-family housing market is the most liquid real estate asset class in the United States, with an average of 5.2 million sales of existing homes per year from 2005 to 2020.

Supply: Historically Low and Favorable Conditions Are Expected to Continue

The housing market in the United States has not kept pace with population growth and household formation resulting in a shortage in supply. One indicator of the future housing supply is typically measured by new housing permits. New housing permits have trended between 1.08% to 1.3% of existing units over the past 40 years, but the growth in the population has outpaced the new supply. In other words, new housing has remained fairly consistent since 1995 but the population is 20% more today than it was then. We believe that this supply imbalance has led to higher demand for housing across the country which ultimately affects housing prices. Due to this shortage of housing, the median home prices have increased much faster than what the consumer can afford creating an affordability problem for many Americans, exemplified in the home price to income ratio. In 1995, the home price to income ratio was 4.24, meaning the median cost of a single-family home in the U.S. was 4.24x the average median income. As of December 31, 2020, the home price to income ratio was 6.25. The “American Dream” of owning is starting to fade from the psychology of the U.S. consumer due to the hurdles associated with purchasing a home and the limited affordable supply available. This is exemplified by changes in the homeownership over the past 15 years where the homeownership rate across the country decreased in 90% of U.S. metropolitan areas. As of 2020, the homeownership rate was 65% compared to 69% at its all-time high in 2004.

We believe that the single-family rental industry is well positioned to provide Americans, who prefer the lifestyle associated with being in a single-family home, an affordable housing solution.

Demand: Demographic Shifts and Professionally Managed Services

As the hurdles of homeownership continue to grow for the average American, we believe that the demand for rental housing has increased. This shift in demand for rental housing is one of the financial components driven by affordability, however there is also a demographic shift in the perspective of housing. Delayed household formation, desired mobility and the illiquidity associated with owning a home are large contributors to the increasing demand for rental housing in the U.S., specifically in the “millennial” population. Millennials, while potentially experiencing higher wage growth compared to previous generations, are also plagued with student debt. According to the Department of Education, borrowers between ages 24-35 have an average outstanding loan balance of $34,000. This amounts to roughly 15% of the $226,800 median home price in the U.S. Said differently, many millennials have outstanding debt instead of liquidity that could be utilized for a down payment of a home. Millennials are also forming households much later than previous generations, meaning marriage and children are coming later in life. Typically, as these life events happen, the demand for more square footage and transition from apartment living to a single-family household occurs. We believe that the combination of student debt and the delay in household formation amongst the millennial population have contributed to the demand for single family rental housing.

In addition to these structural hurdles that millennials face with respect to homeownership, we believe that there are psychological and geographic factors that play a part in the demand for rental housing. Psychologically, many millennials do not place as high of a value on home ownership as compared to previous generations. The purchase of a house is typically the largest investment that occurs in an individual’s lifetime and millennials are the generation that witnessed this class of investment depreciate during the financial recession. In addition, many millennials have more mobility due to remote working and improved technology. As commerce, industry and technology improve, fewer Americans will be required to be in an office which may lead to an increase in moving– especially in light of the recent move by many businesses to institute “work from home” policies as a result of the outbreak of COVID-19. The flexibility of being on an annual lease compared to owning a home allows for this optionality and thus, aids to drive demand for single family rentals.

Lastly, we believe demand for single family rentals will increase as the sophistication of the companies offering housing solutions improves. Single family rental homes are not uncommon as there are roughly 17.5 million single family rental homes across the U.S. and the industry has rapidly evolved since the 2008 recession. Since the recession, there has been an influx of institutional capital into the single-family rental space which has changed the general landscape of rental housing. While these institutions only account for less than 3% of the single-family rental industry, we believe they have played a significant role in changing the product. Institutional ownership of single-family rental homes has provided services, technology and convenience to those looking to rent a single-family home and these institutions have been well positioned to experience the demographic shift away from homeownership. We believe that the institutionalization of the single-family rental industry provides professional management services that make the renting process even easier for many Americans.

We believe that these drivers have impacted the single-family rental industry positively already. Single-family rental demand has increased by 31% in the past 10 years according to the Census American Community Survey, compared to 14% for multifamily properties. Additionally, single family properties have outperformed multifamily properties with respect to rent growth, vacancies and rent payment delinquencies. As consumer preferences related to housing evolve, we expect that the demand for single family rental housing will increase and outpace other housing sectors.

Our Manager

Services Provided

Each Series intends to enter into a Management Agreement with Landa Holdings prior to such Series’ initial Closing. Pursuant to the Management Agreement, the Manager will, among other things, provide certain property management, consulting, Landa Mobile App hosting and support and legal and accounting services to each Series, as well as provide each Series with a management team and the appropriate support personnel to meet our operational needs. Under the Management Agreement, the Manager’s services include, but are not limited to, identifying properties for potential acquisition, conducting any required due diligence with respect to each property, obtaining property appraisals, coordinating inspections and financing (if needed), negotiating the purchase of the properties, arranging for rental of any properties, undertaking, and providing customized advisory services. In addition, under the terms of the Landa App License Agreement, Landa Holdings will grant each Series a license to use the Landa Mobile App.

While we expect each Series to hold its Property indefinitely, our Manager may also coordinate the disposition of a Property, pursuant to the applicable Series’ Operating Agreement.

Manager Compensation

The Manager will receive fees and expense reimbursements pursuant to the Management Agreement for certain services to the Series and the Properties underlying each Series, as set forth in the table below. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

Form of Compensation and Recipient	Determination of Amount

Acquisition Stage

Acquisition Fee—Manager	Each Series issued an Acquisition Note to the Manager, which included payment to the Manager of an acquisition fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property. Please see the applicable Series Materials for additional information.

Reimbursement of Property Diligence —Manager	Each Series issued an Acquisition Note to the Manager, which included reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, and investigation of the Property.

Operational Stage

Monthly Management Fee—Manager	Each Series will pay the Manager a monthly management fee ranging from five percent (5%) to ten percent (10%) of Gross Monthly Rent for each Property. Please see the applicable Series Materials, including the applicable Management Agreement, for additional information.

Special Servicing of Non-Performing Properties & Liquidation—Manager	Each Series will reimburse the Manager for any out-of-pocket expenses in connection with the special servicing of non-performing Properties and the liquidation of Properties.

Related Party Loans for Operations—Manager or its Affiliates	The Manager or its affiliates may provide loans to the Series following its offering, which will be used, among other things, to refinance any borrowings relating to its Property or, in the event a Series incurs a significant unforeseeable expense or vacancy, to be used by such Series to cover its debt obligations or other liabilities. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager will have discretion with respect to the selection of specific investments and the purchase and sale of the Properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective property management and timely disposition of such Properties. As such, the Manager will employ a disciplined investment approach that utilizes its experience with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active management of each Property acquired.

To execute our disciplined investment approach, the Manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of the Properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Property Management – Prior to the purchase of a Property, the Manager will develop an asset business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate.

Our obligation to purchase any Property generally will be conditioned upon the delivery by the third-party sellers to Landa Properties and its verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of Properties having operating histories;

●	title and liability insurance policies; and

●	any other documents or materials required in order to evaluate an investment in a property.

In purchasing, leasing and developing Properties, we will be subject to risks generally incident to the ownership of real estate.

Investment Process

The Manager has the authority to make all the decisions regarding the Series’ investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in each Operating Agreement.

The Manager will focus on the sourcing, acquisition and management of residential properties. The Manager will source investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments, the Manager will utilize its investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including potential lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the Properties;

●	the cash flow in place and projected to be in place over the expected holding period of the Properties;

●	the appropriateness of estimated costs and timing associated with capital improvements of the Properties;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the Properties;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

The Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Disposition Policies

We intend to hold and manage the Properties we acquire for an indefinite period of time.  If the Manager, acting in its sole discretion, decides to sell a particular property, it will seek to achieve a selling price that maximizes the distributions to investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a Property, the Manager will distribute the proceeds of such sale pro-rata to the holders of the Shares of given Series (after payment of any accrued liabilities or debt on the Property or of the Series at that time).

Operating Expenses

Each Series will be responsible for certain expenses related to such Series or the Property held by such Series (hereinafter “Operating Expenses”), including, but not limited to:

●	interest expense under the applicable Acquisition Note and Refinance Note;

●	any and all fees, costs and expenses incurred in connection with the management of a Property, including Monthly Management Fees, Home Ownership Association fees, income taxes, marketing fees, security and maintenance fees;

●	any and all insurance premiums or expenses, including property insurance in connection with the Series’ Property;

●	any withholding or transfer taxes imposed on the Company or a Series as a result of its or their earnings, investments or withdrawals in connection with the Property;

●	any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements in connection with the Property;

●	any legal fees and costs (including settlement costs) arising in connection with any disputes with tenants, litigation or regulatory investigation instituted against the Series or a Manager in connection with the affairs of the Series;

●	any fees, costs and expenses of engaging a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●	any indemnification payments to be made pursuant to the obligations of the Series’ Operating Agreement;

●	the fees and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Series’ legal affairs;

●	the costs of any other outside appraisers, inspectors, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all administrative, operating and personnel costs and expenses, taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series Property, the Manager may (a) pay such Operating Expenses and seek reimbursement and/or (b) loan the amount of the Operating Expenses to the applicable Series, and be entitled to reimbursement of such amount from future revenues generated by such Series. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager. See “Description of Our Business—Our Manager -- Manager Compensation.”

The Landa Mobile App

The Manager owns and operates a mobile app-based investment platform, which we call the “Landa Mobile App.” Through the Landa Mobile App, investors can:

●	Browse Series’ Offerings and obtain information about a Series and/or Property, including location, property type and projected rental income;

●	Analyze Properties by reviewing neighborhood statistics and comparable properties in the relevant market;

●	Connect a bank account to the Landa Mobile App, transfer funds to their Landa Account and monitor their Landa Account balance;

●	Review the Series Materials for the applicable Series;

●	Transact entirely online, including executing digital legal documentation, funds transfer and ownership recordation; and

●	Manage and track investments through an online portfolio; and receive distributions and regular financial and tax reports.

The Landa Mobile App is available for download in application stores on iOS and Android devices and will soon be available at www.landa.app.

We intend to distribute the Shares in these Offerings and in our other future Series’ Offerings through the Landa Mobile App.

Competition

There is significant competition in the real estate industry, including numerous REITs with property acquisition objectives similar to the Series. In addition, we face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, Arrived Homes, LLC and Compound Projects, LLC, as well as a range of emerging new entrants. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Employees

We do not have any employees and are externally managed by Landa Holdings. Landa Holdings currently employs twenty-three (23) full-time employees. Currently, no Series has employees and we do not expect that any Series will have any employees. Employees of Landa Holdings will provide all operational, administrative, and managerial services to the Company and each Series.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

DESCRIPTION OF THE PROPERTIES

The following is a description of the Properties underlying each Series. Each of the Properties will be managed by Landa Holdings, as Manager, pursuant to a Management Agreement.

The Properties were initially acquired by Landa Properties. In connection with the acquisition of the Properties by Landa Properties, Landa Properties entered into new lease agreements with tenants of the Properties.

The Series do not yet hold title to their Properties and such title is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property underlying each Series to the Series prior to such Series’ initial Closing. Upon transfer of title, Landa Properties will assign the lease agreements for the Properties underlying each Series to the applicable Series.

The information regarding the lease terms (including the information regarding the lease expiration and monthly rent) set forth below are derived from the lease agreements related to the applicable Property, each of which are attached as exhibits in Part III of the offering statement of which this Offering Circular forms a part. There can be no assurance that the Series will receive a rental payment in any given month from its tenant in such amount on a timely basis or at all. For discussion of factors that may result in the Series not receiving payments of monthly rental income, please see “Risk Factors—Risks Related to the Properties and the Series—Each Series will depend on tenants for its revenue, and lease defaults or terminations could reduce its net income and limit its ability to make distributions to investors.”

The following is a description of the Properties underlying the Series being offered pursuant to this Offering Circular. The information disclosed in this section is presented as of the date of this Offering Circular.

City Overview

The following is a brief description of the cities where the Properties are located.

Covington, GA

Picturesque Covington, Georgia has set the scene for over 140 movies, including “The Dukes of Hazzard,” “The Vampire Diaries” and “Sweet Magnolias.” Film buffs can see sites from various films on sightseeing trolley tours that pass landmarks like the Newton County Courthouse, which is listed on the National Register of Historic Places. Located approximately 26 miles outside Atlanta and known as a retreat from the city, Covington has a rich southern food scene. Local families enjoy Newton County’s fourteen elementary schools, five middle schools, and three high schools.

As of the date of this Offering Circular, Covington had a population of approximately 14,192 and the median household income is approximately $39,845.

Douglasville, GA

The historic City of Douglasville, registered in the National Register of Historic Places its turn-of-the-century southern railroad, is just 20 miles west of Atlanta. The area is also full of contemporary charms: restaurants, hotels and shopping (see the Arbor Place Mall at the corner of I-20 and Chapel Hill Road) keep residents bustling. Accessible through exits 34, 36 and 37 off I-20, Douglasville brings a friendly small-town feel to big city fun.

As of the date of this Offering Circular, Douglasville had a population of approximately 34,650 and the median household income is approximately $58,560.

Locust Grove, GA

Locust Grove is a small but growing city south of Atlanta, with a population that has doubled to nearly 7,000 over the past 20 years. A quiet, neighborly community, Locust Grove is home to a major animal preserve, as well as an extensive outlet mall featuring a number of major brands. Industrial, warehousing, retail, medical and government services are the city’s primary business strongholds, and as the city grows, its service industry is expanding alongside. The city is located along I-75 at Exit 212 (Bill Gardner Parkway), with access to State Route 42 (US Highway 23), and lies just 30 miles away from Hartsfield-Jackson International Airport.

As of the date of this Offering Circular, Locust Grove had a population of approximately 8,947 and the median household income is approximately $56,932.

McDonough, GA

Just south of Atlanta, McDonough, GA offers a vibrant experience to residents of all ages. Annual events like the Geranium Festival, Christmas Extravaganza, New Year’s Eve Geranium Drop, and Haunted History Tours make for rich community life year-round, and residents can tune into WKKP, the local radio station, 24/7. The district’s 40,000 students have a choice of 28 elementary schools, nine middle schools, and ten high schools, and Gordon State College and Mercer University both have locations in the city.

As of the date of this Offering Circular, McDonough had a population of approximately 29,051 and the median household income is approximately $63,108.

Stockbridge, GA

Located approximately 20 miles south of Atlanta and 12 miles east of the Hartsfield-Jackson International Airport, Stockbridge is often recognized as the gateway to Henry County.

As of the date of this Offering Circular, Stockbridge had a population of approximately 28,973 and the median household income is approximately $61,291.

Stone Mountain, GA

Named for the mountain it touches, the city of Stone Mountain encompasses nearly 1.7 square miles outside Atlanta. The city has its own elementary and middle schools.

As of the date of this Offering Circular, Stone Mountain had a population of approximately 6,703 and the median household income is approximately $44,245.

Descriptions of the Properties

The following is a description of the Properties underlying the Series being offered pursuant to this Offering Circular.

Landa Series 2174 Scarbrough Road

Landa App 2 LLC - 2174 Scarbrough Road Stone Mountain GA LLC (also referred to herein as “Landa Series 2174 Scarbrough Road”), which was registered in Delaware in July 2021, pursuant to a Certificate of Registered Series of a Limited Liability Company.

Address:	2174 Scarbrough Road, Stone Mountain, GA, 30088

Property Type:	Single Family Home

Year Built:	1984

Bedrooms:	3

Baths:	2

Square Footage:	1292 sq. ft.

Anticipated Future Material Improvements, Repairs or Maintenance to the Property (1):	No

Appraisal Value:	Please see the Master Series Table.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for this Property.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for this Property

Refinance Note

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Loans” for information regarding the expected Refinance Note for this Series.

Monthly Management Fee

The Monthly Management Fee payable by this Series is expected to be 8% of the Gross Monthly Rent. The Monthly Management Fee may be change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

Allocation to Reserve

We expect this Series will contribute monthly to its Reserve by allocating up to 15% of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of the Series’ Offering.

Landa Series 153 Spring Valley Circle

Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC (also referred to herein as “Landa Series 153 Spring Valley Circle”), which was registered in Delaware in July 2021, pursuant to a Certificate of Registered Series of a Limited Liability Company.

Address:	153 Spring Valley Cir, Stockbridge, GA, 30281

Property Type:	Single Family Home

Year Built:	1983

Bedrooms:	3

Baths:	2

Square Footage:	1348 sq. ft.

Anticipated Future Material Improvements, Repairs or Maintenance to the Property (1):	No

Appraisal Value:	Please see the Master Series Table.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for this Property.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for this Property

Refinance Note

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Loans” for information regarding the expected Refinance Note for this Series.

Monthly Management Fee

The Monthly Management Fee payable by this Series is expected to be 8% of the Gross Monthly Rent. The Monthly Management Fee may be change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

Allocation to Reserve

We expect this Series will contribute monthly to its Reserve by allocating up to 15% of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of the Series’ Offering.

Landa Series 126 Wildwood Road

Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC (also referred to herein as “Landa Series 126 Wildwood Road”), which was registered in Delaware in July 2021, pursuant to a Certificate of Registered Series of a Limited Liability Company.

Address:	126 Wildwood Road, Stockbridge, GA, 30281

Property Type:	Single Family Home

Year Built:	1984

Bedrooms:	3

Baths:	2

Square Footage:	1450 sq. ft.

Anticipated Future Material Improvements, Repairs or Maintenance to the Property (1):	No

Appraisal Value:	Please see the Master Series Table.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for this Property.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for this Property

Refinance Note

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Loans” for information regarding the expected Refinance Note for this Series.

Monthly Management Fee

The Monthly Management Fee payable by this Series is expected to be 8% of the Gross Monthly Rent. The Monthly Management Fee may be change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

Allocation to Reserve

We expect this Series will contribute monthly to its Reserve by allocating up to 15% of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of the Series’ Offering.

Landa Series 137 Spring Valley Circle

Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC (also referred to herein as “Landa Series 137 Spring Valley Circle”), which was registered in Delaware in July 2021, pursuant to a Certificate of Registered Series of a Limited Liability Company.

Address:	137 Spring Valley Cir, Stockbridge, GA, 30281

Property Type:	Single Family Home

Year Built:	1983

Bedrooms:	3

Baths:	2

Square Footage:	1320 sq. ft.

Anticipated Future Material Improvements, Repairs or Maintenance to the Property (1):	No

Appraisal Value:	Please see the Master Series Table.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for this Property.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for this Property

Refinance Note

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Loans” for information regarding the expected Refinance Note for this Series.

Monthly Management Fee

The Monthly Management Fee payable by this Series is expected to be 8% of the Gross Monthly Rent. The Monthly Management Fee may be change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

Allocation to Reserve

We expect this Series will contribute monthly to its Reserve by allocating up to 15% of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of the Series’ Offering.

Landa Series 3192 Lake Monroe Road

Landa App 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC (also referred to herein as “Landa Series 3192 Lake Monroe Road”), which was registered in Delaware in July 2021, pursuant to a Certificate of Registered Series of a Limited Liability Company.

Address:	3192 Lake Monroe Road, Douglasville, GA, 30135

Property Type:	Single Family Home

Year Built:	1980

Bedrooms:	3

Baths:	2

Square Footage:	1047 sq. ft.

Anticipated Future Material Improvements, Repairs or Maintenance to the Property (1):	No

Appraisal Value:	Please see the Master Series Table.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for this Property.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for this Property

Refinance Note

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Loans” for information regarding the expected Refinance Note for this Series.

Monthly Management Fee

The Monthly Management Fee payable by this Series is expected to be 8% of the Gross Monthly Rent. The Monthly Management Fee may be change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

Allocation to Reserve

We expect this Series will contribute monthly to its Reserve by allocating up to 15% of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of the Series’ Offering.

Landa Series 45 Robertford Drive

Landa App 2 LLC - 45 Robertford Drive Covington GA LLC (also referred to herein as “Landa Series 45 Robertford Drive”), which was registered in Delaware in July 2021, pursuant to a Certificate of Registered Series of a Limited Liability Company.

Address:	45 Robertford Drive, Covington, GA, 30016

Property Type:	Single Family Home

Year Built:	2002

Bedrooms:	4

Baths:	3

Square Footage:	2000 sq. ft.

Anticipated Future Material Improvements, Repairs or Maintenance to the Property (1):	No

Appraisal Value:	Please see the Master Series Table.

(1)

The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the monthly rent for this Property.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for this Property

Refinance Note

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Loans” for information regarding the expected Refinance Note for this Series.

Monthly Management Fee

The Monthly Management Fee payable by this Series is expected to be 8% of the Gross Monthly Rent. The Monthly Management Fee may be change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

Allocation to Reserve

We expect this Series will contribute monthly to its Reserve by allocating up to 15% of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of the Series’ Offering.

Landa Series 303 Kellys Walk

Landa App 2 LLC - 303 Kellys Walk Locust Grove GA LLC (also referred to herein as “Landa Series 303 Kellys Walk”), which was registered in Delaware in July 2021, pursuant to a Certificate of Registered Series of a Limited Liability Company.

Address:	303 Kellys Walk, Locust Grove, GA, 30248

Property Type:	Single Family Home

Year Built:	2000

Bedrooms:	3

Baths:	2

Square Footage:	1366 sq. ft.

Anticipated Future Material Improvements, Repairs or Maintenance to the Property (1):	No

Appraisal Value:	Please see the Master Series Table.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for this Property.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for this Property

Refinance Note

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Loans” for information regarding the expected Refinance Note for this Series.

Monthly Management Fee

The Monthly Management Fee payable by this Series is expected to be 8% of the Gross Monthly Rent. The Monthly Management Fee may be change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

Allocation to Reserve

We expect this Series will contribute monthly to its Reserve by allocating up to 15% of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of the Series’ Offering.

Landa Series 4085 Springvale Way

Landa App 2 LLC - 4085 Springvale Way McDonough GA LLC (also referred to herein as “Landa Series 4085 Springvale Way”), which was registered in Delaware in July 2021, pursuant to a Certificate of Registered Series of a Limited Liability Company.

Address:	4085 Springvale Way, McDonough, GA, 30252

Property Type:	Single Family Home

Year Built:	1762

Bedrooms:	3

Baths:	2

Square Footage:	1762 sq. ft.

Anticipated Future Material Improvements, Repairs or Maintenance to the Property (1):	No

Appraisal Value:	Please see the Master Series Table.

(1)	The Manager does not currently anticipate any additional material Improvements, repairs or maintenance costs with respect to this Property; however, there may be material Improvements, repairs or maintenance costs in the future. Any future material Improvements, repairs or maintenance costs to the Property will be paid for using funds from the Series’ Reserves. In the event that there are not enough funds in the Reserves to cover such Improvements, repairs or maintenance, the Series may seek further debt financing from a related-party loan from the Manager. For discussion of factors that may result in increased costs to the Series, please see “Risk Factors—Risks Related to the Properties and the Series—A Series may not be able to control its operating costs or its expenses may remain constant or increase, even if its revenues do not increase, causing its results of operations to be adversely affected.”

Lease Information

Please see the Master Series Table for information regarding the lease expiration and monthly rent for this Property.

Taxes and Insurance

Please see the Master Series Table for information regarding taxes and insurance for this Property

Refinance Note

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Loans” for information regarding the expected Refinance Note for this Series.

Monthly Management Fee

The Monthly Management Fee payable by this Series is expected to be 8% of the Gross Monthly Rent. The Monthly Management Fee may be change at any time, in the sole discretion of the Manager, but at no time, will it exceed 10% of the Gross Monthly Rent.

Allocation to Reserve

We expect this Series will contribute monthly to its Reserve by allocating up to 15% of its Gross Monthly Rent to the Reserve, such allocation beginning after the commencement of the Series’ Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

General

Landa App 2 LLC (the “Company”) is a Delaware series limited liability company. The Company will form Series from time to time, with each Series being governed by its own operating agreement. The operating agreement of each Series formed to date are attached as exhibits to this Offering Circular.

The Company was formed for the purpose of creating the Series and offering membership interests in such Series. We expect that the Company, and each Series’, sole source of income will be from rental income and any profits on the appreciation of its Property, if there is a disposition of the property.

The purpose of the Series is to acquire owner-occupied rental properties and offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed properties.

We are offering a maximum of 10,000 membership interests (each a “Share” and collectively, the “Shares”) of each of the initial eight Series of the Company, for an aggregate total of 80,000 Shares, at the respective purchase prices listed on the cover page of this Offering Circular.

As of the date of this Offering Circular, none of the Series holds title to their respective Properties and such title is currently held by Landa Properties. We expect that Landa Properties will transfer title to the Property underlying each Series to the Series prior to such Series’ initial Closing. Upon transfer of title, Landa Properties will assign the lease agreements for the Properties underlying each Series to the applicable Series.

The Series’ primary investment objective is to acquire desirable owner-occupied Properties that provide attractive, risk adjusted, returns. We intend to acquire Properties located in “metropolitan statistical areas” that provide economic growth and strong rental demand and that were not operated as rental income properties. Our objective is to manage each of the Properties in an effort to maximize net rental income and the amount of cash flow that is distributed to the holders of the Shares of the applicable Series. To that end, we will target Properties that we believe are in a stable condition as we determine through due diligence during the acquisition process. We will seek to acquire Properties that we believe will provide monthly net income distributions to investors, without holding periods, and without charging asset management fees. Real estate acquisitions will be on an opportunistic basis. However, there is no assurance that our management or acquisition objectives will be realized.

Impact of the COVID-19 Coronavirus Pandemic

In March 2020, the novel coronavirus (“COVID-19”) outbreak was declared a global pandemic by the World Health Organization, and since then, the virus has continued to spread throughout the world. The severe travel and social restrictions, including social distancing, “shelter-in-place” orders and restrictions on the types of businesses that may continue to operate that have been implemented in the United States and the world have adversely impacted global activity and contributed to significant volatility in financial markets. The ultimate impacts of the outbreak remain unknown and are rapidly evolving.

The pandemic’s duration and severity and the extent of the adverse health impact on the general population and on the local population where our Properties are and will be located are unknown. These, among other items, will likely impact the economy, the unemployment rate and our operations and could materially affect our future consolidated results of operations, financial condition, liquidity, investments and overall performance. For more information, please see the section entitled “Risk Factors”.

Liquidity and Capital Resources

Neither the Company nor any Series had commenced operations as of June 30, 2021. Once the Company commences its planned principal operations, it will incur significant additional expenses, and will be dependent on additional capital resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. See Note 1 of the Financial Statements included in this Offering Circular.

As of June 30, 2021, neither the Company, nor any Series, held any cash or cash equivalents or had any financial obligations.

Prior to the Closing of the first Offering of each Series, each Series will distribute all cash held by such Series to the Manager, except for the initial reserve allocation for such Series, as described above under “Use of Proceeds.”

In July 2021, in connection with the acquisition of its Property from Landa Properties LLC, an affiliate of the Company, each Series issued an Acquisition Note. The Acquisition Notes represent unsecured related-party loans between each respective Series and Landa Holdings. The Acquisition Notes will bear an interest rate of up to 4.5% per annum, provided that interest will not accrue on the Acquisition Notes issued by each Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

Each Acquisition Note includes payment to the Manager of an acquisition fee ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property (“Acquisition Fee”). The Acquisition Fee for each Series was calculated by the Manager, acting in its sole discretion, based on several factors including the purchase price of the Property, as well as sourcing and due diligence costs incurred in connection with the acquisition of the Property.

Each Series intends to issue a Refinance Note to Landa Holdings in order to discharge a portion of its Acquisition Note. For more information on each note see “—Loans.”

As of the date of this Offering Circular, no Series has any assets or liabilities other than the Acquisition Note issued to Landa Holdings. Accordingly, each Series will use substantially all of the net proceeds from its Offering to pay down a portion of the balance of its Acquisition Note. For information regarding the anticipated use of proceeds from each Series’ Offering, see “Use of Proceeds.”

Each Series may also seek to refinance any outstanding indebtedness with a non-affiliate mortgage and/or other non-affiliate debt financing. We expect that any third-party mortgage and/or other debt instruments that a Series enters into in connection with a refinancing of a Property will be secured by a security interest in the title of such Property and any other assets of the Series. The Manager may from time to time modify a Series’ financing policy in its discretion in light of then-current economic conditions, relative costs of debt and equity capital, market values of its Property, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. The Series cannot exceed the leverage limit of its leverage policy unless any excess in borrowing over such level is approved by the Manager. See “Description of Our Business – Investment Strategy” for more details regarding the Series’ leverage policies.

We expect the Series to hold each of the Properties indefinitely; however, the Manager, acting in its sole discretion, may dispose of a Property and dissolve a Series pursuant to the terms of the applicable Series’ Operating Agreement.

Further, each Series will have certain fixed Operating Expenses, regardless of whether it is able to raise substantial funds in its Offering.

Each Series expects to use its capital resources to make certain payments to the Manager in connection with the management of its Property and costs incurred by the Manager in providing services to it. See “Description of Our Business – Our Manager – Manager Compensation” for a discussion of the compensation to be paid to the Manager.

Plan of Operations

We plan to launch an as of yet undetermined number of additional Series and related Offerings in the next twelve months with Properties that we acquire from our affiliates, as well as Properties acquired from third parties. The proceeds from any additional Offerings closed during the next twelve months will be used for, among other things, the acquisition of Properties by the Series conducting the Offerings. No investor in any Series will, by virtue of its interest in such Series, have any interest in, or rights to acquire an interest in, any other Series.

While each Series intends to hold its Property indefinitely, as each Property reaches what the Manager believes to be its optimum value, the Manager will consider disposing of such Property. The determination of when a particular Property should be sold or otherwise disposed of will be made by the Manager, acting in its sole discretion, after consideration of relevant factors, including, but not limited to, prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, and how any existing leases on a Property may impact the potential sales price. Pursuant to the applicable Series’ Operating Agreement, the Manager may determine that it is in the best interests of members to sell a Property.

We believe that the proceeds raised from each Offering will satisfy each Series’ cash requirements. If the Maximum Offering Amount is not raised from an Offering, we may seek additional capital in the form of debt financing from other financing sources.

Results of Operations

As of June 30, 2021, no Series has generated any revenues or incurred any expenses.

Revenues:

Revenues are generated at the Series level. Rental revenues consist of rental amounts collected under the lease agreements related to each Series’ Property, net of any concessions and uncollectible amounts. Each Series enters into a lease agreement directly with the tenant. Each lease has a term of one year, and in certain cases, may extend to a month-to-month lease, and we expect to enter into new leases with one-year terms as well.

Expenses:

Expenses are incurred at the Series level. Additional information regarding the nature and description of each of these expenses can be found below.

Operating Expenses. Each Series incurs certain Operating Expenses related to such Series or its Property. See section entitled “Description of our Business – Operating Expenses.”

Depreciation and Amortization. Each Series recognizes depreciation and amortization expense associated with its Property and other capital expenditures over the expected useful lives of its Property.

Loans

Each Series financed 100% of the costs associated with the acquisition of its property, including an acquisition fee and expenses associated with sourcing its property, with a promissory note issued by such Series to the Manager. Each of these promissory notes represents a related-party loan between each respective Series and the Manager. The Acquisition Notes issued by the Series bear an interest rate of 4.5% per annum, provided that interest will not accrue on the Acquisition Notes issued by the Series, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

We expect each Series will pay down, or otherwise discharge, the outstanding balance of its Acquisition Note with a Refinance Note, to be issued after the qualification date of the offering statement of which this Offering Circular forms a part, and substantially all of the net proceeds from the Series’ Offering.  While we expect that each Refinance Note to be issued by the Series will be issued for the principal amount and on the terms disclosed in this Offering Circular, each Refinance Note remains subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering

The original and current amounts and terms of each Acquisition Note are listed in the table below. Each such note is an unsecured obligation of the applicable Series.

Loan Number	Series	Original Outstanding Amount(1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount (2)
1	Landa Series 2174 Scarbrough Road	$189,204	4.50%	7/28/2021	7/28/2026	$189,204
2	Landa Series 153 Spring Valley Circle	$201,557	4.50%	7/28/2021	7/28/2026	$201,557
3	Landa Series 126 Wildwood Road	$185,571	4.50%	7/28/2021	7/28/2026	$185,571
4	Landa Series 137 Spring Valley Circle	$190,703	4.50%	7/28/2021	7/28/2026	$190,703
5	Landa Series 3192 Lake Monroe Road	$168,518	4.50%	7/28/2021	7/28/2026	$168,518
6	Landa Series 45 Robertford Drive	$273,675	4.50%	7/28/2021	7/28/2026	$273,675
7	Landa Series 303 Kellys Walk	$237,426	4.50%	9/7/2021	9/7/2026	$237,426
8	Landa Series 4085 Springvale Way	$271,187	4.50%	9/7/2021	9/7/2026	$271,187

(1)	The principal amount shall be due and payable by the Series within 30 days after demand by Landa Holdings, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	The Current Outstanding Amount as of the date of this Offering Circular.

The expected principal amount, interest rate, maturity date and monthly interest payment with respect to each expected Refinance Note is listed in the table below. We expect that each Refinance Note, if issued, will be secured by the Property underlying the respective Series. Each Refinance Note will require payments of interest only for the term of such note, with the principal balance due upon maturity. Failure to make interest payments under a Refinance Note when due would constitute an event of default under the Refinance Note, permitting LendingOne to require the immediate payment of all amounts outstanding under the Refinance Note, and if the Series is unable to pay all such amounts, LendingOne would be entitled to foreclose on the applicable Property and force its sale to recover all such unpaid amounts. In addition, we expect that each Refinance Note will provide that if a Series is more than 30 days late in making any regular monthly interest payment or otherwise in default under such Refinance Note, all amounts outstanding under such Refinance Note will accrue interest at an expected rate of 4.8% per annum. We also expect that the Refinance Notes will permit the Series to prepay and discharge the amounts outstanding under such notes subject to specified prepayment premiums.

While we expect each Refinance Note issued by a Series to be issued for the principal amount and on the terms disclosed in this Offering Circular, the Refinance Notes are subject to further negotiation with LendingOne. For example, we expect to receive a new appraisal for each Property prior to the commencement of each Series’ Offering, and if this appraisal is lower than the most recent appraisal for the Property, this may reduce the principal amount that LendingOne is willing to lend under the applicable Refinance Note. In this event, the applicable Acquisition Note would not be discharged in full by the proceeds from the Refinance Note and the applicable Offering and the balance of the Acquisition Note would remain outstanding following the Offering.

We expect that each Refinance Note will require payments of interest only for the term of such note, with the principal balance due upon maturity. For more information on the principal amounts and terms of each Acquisition Note and the expected principal amounts and terms of each Refinance Note, see “— Loans.”

If we do not enter into the Refinance Notes as expected, we will issue a related-party promissory note to the Manager on the similar terms as the expected Refinance Notes. Each Series may also seek to further refinance any outstanding indebtedness if more favorable terms become availability to it.

Loan Number	Series	Expected Principal Amount (1)	Expected Annual Interest Rate (2)	Loan Date	Maturity Date (3)	Expected Monthly Interest Payment
1	Landa Series 2174 Scarbrough Road	$122,250	4.80%			$489
2	Landa Series 153 Spring Valley Circle	$116,250	4.80%			$465
3	Landa Series 126 Wildwood Road	$116,250	4.80%			$465
4	Landa Series 137 Spring Valley Circle	$122,500	4.80%			$490
5	Landa Series 3192 Lake Monroe Road	$108,750	4.80%			$435
6	Landa Series 45 Robertford Drive	$180,750	4.80%			$723
7	Landa Series 303 Kellys Walk	$132,080	4.80%			$528.32
8	Landa Series 4085 Springvale Way	$157,500	4.80%			$630

(1)	The Expected Principal Amount represents an expectation only and may be altered at the sole discretion of the Manager.

(2)	The Expected Annual Interest Rate represents an expectation only and may be altered by the Manager and Lending One, provided, however, in no event shall the interest rate on the Refinance Note exceed 4.8% per annum.
(3)	The expected term of Refinance Notes is five (5) years.

All rental income that has accumulated prior to the commencement of an Offering will be distributed to Landa Holdings prior to such commencement. Each Series will use substantially all of the net proceeds from its Offering to pay down a portion of the outstanding balance under its Acquisition Note.

Each Series may also obtain an additional related party loan from the Manager following the Offering of its Shares, which may be used, among other things, to refinance any borrowings relating to its Property or, in the event a Series incurs a significant unforeseeable expense or vacancy, to cover its debt obligations or other liabilities, or to cover Operating Expenses, not otherwise covered by the Series’ Reserves.

Market Outlook—Real Estate Finance Markets

While the recent spread of COVID-19 has created uncertainty about the overall stability of the economic and financial market, we remain encouraged by the fundamentals of the residential housing market and believe there will be an increased demand for single-family rentals. As we look ahead the next three years, we believe improving fundamentals, transactions, and residential real estate lending activities will continue to strengthen in core United States metro markets. We also expect high foreign direct investment in United States markets and real estate assets to continue. Further, the assistance provided by governmental support programs and commitments is expected to support U.S. capital markets over the immediate future.

If markets continue to strengthen, the competition for risk-adjusted yield will become increasingly fierce. We believe that innovative funding options and quicker closing timelines from the Manager  allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory uncertainty could adversely affect growth and the values of our investments. In the event market fundamentals deteriorate, our real estate portfolio may be impaired as a result of lower occupancy, lower rental rates, and/or declining values. Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of the Manager to acquire new investments with attractive risk-reward dynamics.

Over the short term, we remain cautiously optimistic about the opportunity to acquire investments offering attractive risk-adjusted returns in our targeted investment markets. However, we recognize disruptions in financial markets can occur at any time. By targeting modest leverage and short target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Critical Accounting Policies

Our accounting policies have been established to conform with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates on the Company’s financial statements and the reported amounts of revenue and expenses during the reporting periods. We believe that we have made these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We continually test and evaluate these estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from these estimates and assumptions. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements.

DETERMINATION OF PURCHASE PRICE

The purchase price for the Shares of each Series was determined by the Manager and was calculated by dividing (a) the total amounts outstanding under the Series’ Acquisition Note, less the expected principal amount of the Refinance Note by (b) the total expected Shares to be issued in such Series (10,000).

PLAN OF DISTRIBUTION

Landa Holdings, as the Manager, will manage the day-to-day operation of the Company and each of the Series. Landa Holdings also owns and operates the Landa Mobile App, through which investors may indirectly invest, through the purchase of Shares of a Series, in a Property.

We are offering a maximum of 10,000 Shares of each of the eight Series of the Company, for an aggregate total of 80,000 Shares, at the respective purchase prices set forth on the cover page of this Offering Circular, pursuant to the terms and conditions set forth in the applicable Series Materials. The Shares are being offered to the public on a “best efforts,” no offering minimum basis, and therefore, we are only required to use our best efforts to sell the Shares of each Series. Neither the Manager nor any other party has a firm commitment or obligation to purchase any of the Series’ Shares.

The Shares will be offered through the Landa Mobile App. We do not intend to use commissioned sales agents or underwriters as part of the Offerings. We expect that the officers of the Manager will offer and sell the Shares in reliance upon the exemption from registration contained in Rule 3a4-1 of the Exchange Act, and will not receive any compensation from the offer or sale of the Shares. For additional information about the Landa Mobile App, please see “Offering Summary—The Landa Mobile App.”

The Company has engaged Dalmore Group, LLC, a broker-dealer registered with the SEC and a member of FINRA (the “Broker Dealer”) pursuant to a Broker Dealer Agreement dated May 3, 2021 (the “Broker Dealer Agreement”). The Broker Dealer Agreement has a 12-month term and will renew automatically for successive 12-month terms unless either party provides notice of non-renewal at least 60 days prior to the expiration of the then-current term. Under the Broker Dealer Agreement, the Broker Dealer’s role in each Offering is limited to serving as the broker dealer of record, including, but not limited to processing transactions for potential investors and providing investor qualification recommendations (e.g., “Know Your Customer” and anti-money-laundering checks) and coordinating with third-party providers to ensure adequate review and compliance. The Broker Dealer will have access to the subscription information provided by investors for each Offering by processing transactions by investors through the Landa Mobile App. The Broker Dealer will not solicit any investors on our behalf, act as underwriter or provide investment advice or investment recommendations.

Pursuant to the Broker Dealer Agreement, the Company agreed to indemnify the Broker Dealer and each of its affiliates and their respective representatives and agents for any loss, liability, judgment, arbitration award, settlement, damage or cost (which we refer to as losses) incurred in any third-party suit, action, claim or demand (which we refer to, collectively, as a proceeding) arising out of (i) our breach of any provision of the Broker Dealer Agreement, (ii) our wrongful acts or omissions, or (iii) the Offerings under this Offering Circular, to the extent not based upon a breach of the agreement by the Broker Dealer and/or the wrongful acts or omissions of the Broker Dealer or the Broker Dealer’s failure to comply with any applicable federal, state or local laws, regulations or codes in the performance of its obligations under the Broker Dealer Agreement. The Broker Dealer agreed to indemnify us and each of our affiliates and their and our representatives and agents from any losses arising out of any proceeding arising out of (y) the Broker’s breach of the Broker Dealer Agreement or (z) the wrongful acts or omissions of the Broker Dealer or the Broker Dealer’s failure to comply with any applicable federal, state or local laws, regulations or codes in the performance of its obligations under the Broker Dealer Agreement. Neither party is liable for any losses that result from gross negligence, fraud or willful misconduct by the other party.

As compensation for the services listed above, the Company has agreed to pay the Broker Dealer the following fees (collectively, the “Broker Fee”):

(i)	a $5,000 one-time advance expense allowance to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Broker Dealer in connection with the Offerings, such as, among other things, preparing the FINRA filing in connection with the Offerings. Broker Dealer will refund any amount related to this expense allowance to the extent it is not used, incurred or provided to the Company;

(ii)	a one-time consulting fee of $20,000 to provide ongoing general consulting services relating to the Offerings such as coordination with third party vendors and general guidance with respect to the Offerings, which will be due and payable immediately after qualification of the offering statement of which this Offering Circular forms a part and the Company receives a No Objection Letter from FINRA; and

(iii)	a commission equal to 1% of the amount raised in each Offering.

Although the Company agreed to pay the Broker Fee pursuant to the Broker Dealer Agreement, the Manager has agreed to pay the Broker Fee, and will immediately reimburse the Company for any Broker Fee payment.

The Shares will not be offered or sold in states where the Broker Dealer is not registered as a broker-dealer pursuant to the applicable state law or in any jurisdictions where it is not lawful to offer and sell the Shares.

Neither the Company nor the Manager is a registered broker-dealer, an investment adviser or a funding portal. The Company and the Manager do not participate in securities offerings made in reliance on Securities Act Section 4(a)(6) and Regulation Crowdfunding. Neither the Company nor the Manager will make any sales prior to the qualification of the offering statement of which this Offering Circular forms a part.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download from the Landa Mobile App, as well as on the SEC’s website at www.sec.gov.

We expect that there will be multiple closings for each Offering at which time Shares will be sold and the subscription price will be transferred to the operating account of the Series (each, a “Closing”). Each Closing will occur promptly following the acceptance of a subscription. A subscription will be accepted or rejected in whole or in part in the Manager’s sole discretion within 10 business days following receipt of such subscription. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

To the extent that the funds are not ultimately received by us, whether due to an ACH chargeback or otherwise, the Subscription Agreement will be considered terminated, and the subscriber will not be entitled to any Shares subscribed for or dividends that may have accrued.

In compliance with Rule 253(e) of Regulation A, we will revise the offering statement of which this Offering Circular forms a part during the course of the Offerings whenever a new Series is offered, information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the offering statement of which this Offering Circular forms a part and be requalified under Rule 252 of Regulation A.

Continuous Offering

The Offerings will be a continuous offering pursuant to Rule 251(d)(3)(i)(F). Each Offering will commence within two (2) calendar days after the first qualification date of the offering statement of which this Offering Circular forms a part and, unless earlier terminated by the Manager, each Series will offer Shares until no later than the second anniversary of the first qualification date of the offering statement of which this Offering Circular forms a part. The Shares will not be offered or sold in the Offerings on an “at the market” basis.

Fees and Expenses

Offering Expenses

The Manager or its affiliates will pay on behalf of each Series all costs incurred in connection with the organization and the offering of the Series’ Shares (the “Offering Expenses”). Offering Expenses include, but are not limited to, legal, accounting, fees incurred in connection with the custody accounts, transfer agent, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Acquisition Fee

The Acquisition Notes issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to an Acquisition Fee due to the Manager ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property.

Property Diligence Expenses

The Acquisition Notes issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to any and all fees, costs and expenses incurred in connection with the evaluation, discovery, and investigation of such Property incurred prior to such acquisition, including legal fees associated with the title insurance, appraisal costs and inspection costs, and any other expenses associated with the acquisition of a Property (the “Property Diligence Expenses”).

Reserve

Each Series will maintain a reserve in its account to cover any unanticipated Operating Expenses that may arise or to cover other general corporate or working capital expenses (a “Reserve”).

Each Series’ Reserve was initially funded in connection with the Acquisition Note issued by each Series to the Manager at the time of the acquisition of its Property. The initial funding amount was determined by the Manager based on, among other things, the purchase price of the Property, the condition of the Property and any expected expenses associated with the Property or the Series. Each Series will further contribute to the Reserve by allocating approximately 7% (and up to 15% at the Manager’s discretion) of Gross Monthly Rent to the Reserve.

In the event that a Series is unable to collect rent for a given month, the Series may make a distribution out of its Reserve.

If the Manager elects to effectuate a dissolution for a given Series, the Reserve for such Series will be distributed to each shareholder in accordance with the Series’ Operating Agreement.

State Law Exemption and Offerings to “Qualified Purchasers”

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, the Shares will be offered and sold only to those investors that are within the latter category (i.e., investors whose investment in the Shares does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. If the Offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be promptly returned without interest or deduction.

Certificates Will Not be Issued

The Shares will be issued in book-entry form without certificates and will be recorded and maintained on the Company’s books and records.

Transferability of the Shares

All Shares will be issued in electronic form only and will not be listed or quoted on any national securities exchange. We expect that after a Series’ Offering has concluded, the Secondary Trading Platform will be a venue available for the potential resale of such Series’ Shares through the Broker Dealer, as a broker dealer member of the Secondary Trading Platform; provided, however, such resale of a Series’ Shares will be subject to federal and state securities laws and the restrictions in the Operating Agreement, and there can be no assurance that an active market for any Shares will develop on the Secondary Trading Platform, that the Secondary Trading Platform will be available to allow resales of Shares to residents of all states, or that the Secondary Trading Platform will be available at all. For these reasons, investors must be prepared to hold their Shares indefinitely.

The Manager may withhold a transfer in its sole discretion, including if the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, or (c) the Company, the Series or the Manager being subject to additional regulatory requirements.

Please refer to the applicable Series’ Subscription Agreement and Series’ Operating Agreement for additional information regarding restrictions on transfer that may be applicable to the Shares.

Escrow

The proceeds of the Offerings will not be placed into an escrow account.

Landa Account

All funds deposited into a Landa Account will be placed into a non-interest-bearing custody account maintained by the Custodian. These funds will not be commingled with the operating account of the applicable Series, until, if and when there is a Closing for the Offering of that specific Series with respect to the Shares that the applicable investor has subscribed for, which will occur promptly following the submission and acceptance of each subscription, which is not to occur before title to the Property underlying the relevant Series can be transferred to such Series. All bank services provided by the Custodian will be provided directly by Evolve Bank & Trust, Member FDIC. The Manager will be responsible for paying any fees paid to the Custodian.

If a subscription is rejected in whole or in part, the subscriber may withdraw the subscription funds related to the rejected portion of the subscription from its Landa Account promptly after notification of such rejection.

How to Subscribe for Shares

Potential investors who are “qualified purchasers” may subscribe to purchase Shares in a Series. If you wish to acquire Shares you must:

1.	Download the Landa Mobile App.

2.	Create a Landa Account. Our third-party provider will conduct Know-Your-Customer and Anti Money Laundering checks on each user that creates a Landa Account.

3.	Connect your Landa Account to your bank or financial institution and deposit funds into your Landa Account. All funds deposited into your Landa Account will be held in a non-interest bearing custody account maintained by the Custodian.

4.	Navigate to the applicable Property Page for the Series you would like to invest in.

5.

Carefully review the information in the Property Page, this Offering Circular, and any current supplement, as well as the Series Materials for the applicable Series, including, but not limited to, the Series’ Subscription Agreement and the Series’ Operating Agreement, the Risk Factors set forth in this Offering Circular and the Terms of Service on the Landa Mobile App. We urge you to consult with your tax, legal and financial advisors to determine whether an investment in the Shares is suitable for you.

6.	When you are ready to purchase Shares in a Series, click {BUY} in the applicable Property Page and indicate the number of Shares you would like to purchase. By clicking {BUY}, you are agreeing to be bound the terms of the applicable Series’ Subscription Agreement and Series’ Operating Agreement. with your electronic signature marking the signature pages of each agreement. The signature page to the Series’ Subscription Agreement containing your electronic signature will be immediately affixed to such agreement, while the signature page to the Series’ Operating Agreement containing your electronic signature will remain held in escrow until your subscription is accepted (in whole or in part) and there is a Closing with respect to your subscription. When your signature page to the Series’ Operating Agreement is released from escrow, you will become a member in the Series, bound by its terms. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

After you click {BUY}:

1.	The Manager and the Broker Dealer will review the subscription documentation submitted and electronically signed by you. You may be asked to provide additional information. The Manager or the Broker Dealer may contact you directly if required. The Manager reserves the right to reject any subscriptions, in whole or in part, for any or no reason, and to terminate any Offering at any time prior to a Closing.

2.	Once the review is complete, the Manager and/or the Broker Dealer will promptly inform you whether or not your application to subscribe for Shares is approved or denied and if approved, the number of Shares you are entitled to subscribe for.

3.	If your subscription is rejected in whole or in part, you may withdraw the subscription funds related to the rejected portion of your subscription from your Landa Account promptly after notification of such rejection. If all or a part of your subscription is approved, then the number of Shares for which your subscription has been accepted will be issued to you electronically upon the Closing. Simultaneously with the issuance of the Shares, the Manager will cause the Custodian to transfer funds in an amount equal to the purchase price for the Shares issued from your Landa Account to the operating account of the Series. In addition, you will receive an email confirming the details of your subscription, including the Series name, the date, the number of Shares purchased and the total purchase price for your Shares. You will also be informed that you are now a member of the applicable Series and your signature page to the Series’ Operating Agreement has been released from escrow. You will be able to access information about your total Share ownership at any time using the Landa Mobile App. The Manager will accept subscriptions on a first-come, first-served basis subject to the right to reject or reduce subscriptions.

The Company, the Manager and the Broker Dealer will rely on the information you provide in the Landa Mobile App and your Subscription Agreement, and the supplemental information you provide in order for the Manager and the Broker Dealer to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the Shares, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Additional Information” section.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with the Offerings. These materials may include information relating to the Offerings, the past performance of the Manager and its affiliates, information regarding a Property, articles online and offline ads, including images and videos on social media, search engines, Apple Store, Google Play store and other publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials may contain information that is not set forth in this Offering Circular, all material information with respect to the Offerings will be set forth in this Offering Circular and these additional materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the shares. Nevertheless, these materials may not give a complete understanding of the Offerings. The Offerings are being made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with any decision to invest in the Shares. In addition, prior to the qualification of the offering statement of which this Offering Circular forms a part, we may engage in certain communications to determine whether there is any interest in the Offerings in accordance with Rule 255 under the Securities Act (“Rule 255”). We will file all materials used in accordance with Rule 255 as exhibits to the offering statement of which this Offering Circular forms a part.

REGULATIONS

Each Series’ respective business practices and Properties are, or will be, subject to regulation by numerous federal, state and local authorities including, but not limited to the following:

U.S. State and Federal Securities Laws

The Shares offered hereby are “securities,” as defined in the Securities Act and under state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC, and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

In the Offerings, Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As Tier 2 offerings pursuant to Regulation A under the Securities Act, the Offerings will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Manager reserves the right to reject any investor’s subscription in whole or in part for any reason, including if it determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

The Shares being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of the Offerings. The offering and proposed sale of the Shares described herein will be made pursuant to an exemption from registration with the SEC pursuant to Regulation A.

Investment Company Act of 1940

Our Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Shares do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.

Environmental Regulations

Federal, state and local laws and regulations impose environmental controls, disclosure rules and zoning restrictions that directly impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities with respect to some properties, and may therefore adversely affect us specifically, and the real estate industry in general. Our failure to uncover and adequately protect against environmental issues in connection with the target purchase of real estate may subject us to liability as buyer of such real estate. Environmental laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. We may be held liable for such costs as a subsequent owner of such property. Liability can be imposed even if the original actions were lawful and we had no knowledge of, or were not responsible for, the presence of the hazardous or toxic substances. Further, we may also be held responsible for the entire payment of the liability if we are subject to joint and several liability and the other responsible party or parties are unable to pay. We may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the real estate, including the presence of asbestos containing materials. Insurance for such matters may not be available. Additionally, new or modified environmental regulations could develop in a manner that could adversely affect us.

Certain laws and regulations govern the removal, encapsulation or disturbance of asbestos containing materials (“ACMs”), when those materials are in poor condition or in the event of building renovation or demolition, impose certain worker protection and notification requirements and govern emissions of and exposure to asbestos fibers in the air. These laws may also impose liability for a release of ACMs and may enable third parties to seek recovery against us for personal injury associated with ACMs.

Americans with Disabilities Act (“ADA”)

Under the ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. The Properties must comply with the ADA to the extent that they are considered “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in public areas of properties where such removal is readily achievable. We believe that the Properties are or will be in substantial compliance with the ADA and that we will not be required to make substantial capital expenditures to address the requirements of the ADA. In addition, we will continue to assess our compliance with the ADA and to make alterations to our projects as required.

Other Laws and Regulations

We are required to operate the Properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the Properties. We are also required to comply with labor laws and laws which prohibit unfair and deceptive business practices with consumers. The Properties will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning fair housing and real estate transactions in general. These laws might cause us to incur substantial compliance and other costs. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on its ability to make distributions to holders at historical levels or at all.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Manager is the sole member of the Company.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers, Directors and Key Employees of the Company

The Company does not have any directors, executive officers or key employees, and currently, none of the Series have, or intend to have, any employees.

Executive Officers and Directors of the Manager

The following individuals constitute the members of the board of directors (the “Board”), executive management and significant employees of the Manager:

Name	Position	Age	Term of Office
Executive Officers:
Yishai Cohen	Chairman, Chief Executive Officer and President	25	Since September 2019
Amit Assaraf	Chief Technology Officer, Director	25	Since September 2019

Non-Employee Directors:
Arnon Dinur	Director	50	Since September 2019
Gigi Levy-Weiss	Director	50	Since September 2019
Yaniv Sarig	Director	43	Since September 2019

There are no family relationships between any director, executive officer or significant employee of the Manager.

Executive Officers

Yishai Cohen, Chairman, Chief Executive Officer and President. Mr. Cohen is the co-founder of Landa Holdings, Inc. and has served as its President and Chairman of the Board since September 2019, and its Chief Executive Officer since April 2020. Prior to founding Landa Holdings, Inc., Mr. Cohen was the founder of Smart|Bus, an Israeli-based business-to-business transportation platform, which was acquired in 2016. Mr. Cohen has extensive experience in internet and mobile products, marketplaces and technology.

Amit Assaraf, Chief Technology Officer and Director. Mr. Assaraf is the co-founder of Landa Holdings, Inc. and has served as its Chief Technology Officer and member of the Board of Landa Holdings, Inc. since September 2019. Mr. Assaraf has over 10 years of experience in software engineering and system architecture, specializes in consumer products and cyber security. Prior to co-founding Landa Holdings, Inc., Mr. Assaraf served as a technical lead of several high-tech companies, including Landbridge Ltd., Helpi Ltd., Genesis Labs Ltd., and CityPark Ltd. Mr. Assaraf is a graduate of the Elite Intelligence Unit 8200 of the Israeli Defense Forces.

Non-Employee Directors

Arnon Dinur, Director. Mr. Dinur has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Dinur is a partner at 83North, and serves also as a director at Applicaster Ltd., Beach Bum Ltd., Lendbuzz, Inc., Marqeta, Inc., Mixtiles Ltd., EX.CO Ltd., Podimo ApS, Snappy App, Inc., Stuff That Works Ltd., Superplay Ltd., Terrascope Limited (Fatmap) and VIA Transportation, Inc. He also serves as a board observer at Bluevine Capital Inc. and Wolt Enterprises Oy. Mr. Dinur is also a board member at Lobby99, a non-profit organization. Mr. Dinur holds LL.B. in Law and BA in accounting from Tel Aviv University, and an MBA from the University of Texas in Austin.

Gigi Levy-Weiss, Director. Mr. Levy-Weiss has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Levy-Weiss is the founding partner of NFX, a $275 million leading seed venture firm. Prior to NFX, Gigi served as the CEO of 888 Holdings, PLC (LSE: 888.L). Mr. Levy-Weiss previously founded, and assumed senior positions at, a number of startups including Playtika and Inception, and has been an investor in companies such as Kenshoo, Moon Active, Plarium, MyHeritage, Optimove, Selina, Houseparty, R2Net, SimilarWeb, NanoRep, Replay Technology, and SpaceApe. Mr. Levy-Weiss currently serves on the Supervisory Board of Bertelsmann SE & Co. KGaA and on the Client Advisory Council of Facebook. In addition, Mr. Levy-Weiss is a member of the board of directors of the Middle East Entrepreneurs of Tomorrow and is a member of the advisory board of the Technology Management, Innovation and Entrepreneurship MBA at Tel Aviv University. Mr. Levy-Weiss served as a pilot in the Israeli Air Force and holds an MBA from the Kellogg School of Management at Northwestern University.

Yaniv Sarig, Director. Mr. Sarig has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Sarig is a co-founder, director and President and Chief Executive Officer of Mohawk Group, Inc. Prior to co-founding Mohawk, Mr. Sarig led the Financial Services Engineering department at Coverity, a leading software startup providing code quality and security solutions for top financial institutions and hedge funds in New York including NYSE, Nasdaq, JPMC and Barclays, from April 2012 to April 2014. Before joining Coverity, Mr. Sarig held lead technical roles at Bloomberg from October 2011 to April 2012 and EPIQ Systems, Inc. (Nasdaq: EPIQ), a legal process outsourcing company, from February 2006 to October 2011. Prior to moving to New York City, Mr. Sarig lived in Israel where he held various software engineering roles at startups from various industries including companies involved in digital printing solutions and military navigation systems. Mr. Sarig served in the IDF Special Forces where he obtained the rank of Sergeant First Class and holds a B.S. in Computer Science from Touro College.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company, including each of its Series, does not have any directors or executive officers. The executive officers of Landa Holdings will manage each Series’ day-to-day affairs and perform other administrative services. Although each Series will indirectly bear some of the costs of the compensation paid to these individuals through the Manager’s fees, the directors or executive officers of the Manager are compensated directly by the Manager. Neither the Company, nor any of the Series, intends to pay any compensation directly to these individuals.

Manager’s Compensation

The Manager will receive fees and expense reimbursements pursuant to the Management Agreement for certain services relating to the Series and the Series’ Properties. Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares in the Offerings.

For additional information, see “Description of Our Business – Manager Compensation.”

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with Landa Holdings and its affiliates.

Transactions

Property Acquisitions

Each of the Series issued an Acquisition Note to the Manager and we expect that Landa Properties will transfer title to the Property underlying each Series to the applicable Series prior to such Series’ initial Closing.

The acquisition of the properties by the Series were not, or will not be, arm’s length transactions. Each Series will treat its acquisition as a transaction between entities under common control per Accounting Standards Codification (“ASC”) 805-50 and expects to record the transaction at its carryover basis.

Nevertheless, the cost of acquisition for each Series was, or will be, the same as the purchase price Landa Properties paid to acquire such Property, plus in each case the Improvement Costs performed between the acquisition of such Property by Landa Properties or such later appraisal date and the Property’s acquisition by the Series. For the cost of each Property to Landa Properties, see the “Use of Proceeds” subsection for each Series.

Related Party Loans

The current amounts and key terms of each Acquisition Note are listed in the table below. Each Acquisition Note is an unsecured obligation of the applicable Series. The Acquisition Notes will bear an interest rate of up to 4.5% per annum, provided that interest will not accrue on the Acquisition Notes, and no payment of amounts outstanding under such Acquisition Notes will be due, prior to the transfer to the applicable Series of title to its Property, and if such title transfer does not occur prior to the maturity of such Acquisition Note, such Acquisition Note will terminate with no obligation for the Series to make any payment thereunder.

Loan	Series	Original Outstanding Amount (1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount (2)
1	Landa Series 2174 Scarbrough Road	$189,204	4.50%	7/28/2021	7/28/2026	$189,204
2	Landa Series 153 Spring Valley Circle	$201,557	4.50%	7/28/2021	7/28/2026	$201,557
3	Landa Series 126 Wildwood Road	$185,571	4.50%	7/28/2021	7/28/2026	$185,571
4	Landa Series 137 Spring Valley Circle	$190,703	4.50%	7/28/2021	7/28/2026	$190,703
5	Landa Series 3192 Lake Monroe Road	$168,518	4.50%	7/28/2021	7/28/2026	$168,518
6	Landa Series 45 Robertford Drive	$273,675	4.50%	7/28/2021	7/28/2026	$273,675
7	Landa Series 303 Kellys Walk	$237,426	4.50%	9/7/2021	9/7/2026	$237,426
8	Landa Series 4085 Springvale Way	$271,187	4.50%	9/7/2021	9/7/2026	$271,187

(1)	The principal amount shall be due and payable by the Series within 30 days after demand by Landa Holdings, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	The Current Outstanding Amount as of the date of this Offering Circular.

We expect each Series will pay down, or otherwise discharge, the outstanding balance of its Acquisition Note with a Refinance Note, to be issued after the qualification date of the offering statement of which this Offering Circular forms a part, and substantially all of the net proceeds from the Series’ Offering have been used to pay down or otherwise discharge the outstanding balance of its Acquisition Note.

Each Series may also obtain an additional related party loan from the Manager following the Offering of its Shares, which may be used, among other things, to refinance any borrowings relating to its Property or, in the event an Series incurs a significant unforeseeable expense or vacancy, to cover its debt obligations or other liabilities, or to cover Operating Expenses, not otherwise covered by the Series’ Reserves.

Our Affiliates’ Interests

General

The executive officers of the Manager will also manage operations for the Company and each Series. These persons will have legal obligations with respect to those entities that are similar to their obligations to us. In the future, however, these persons and other affiliates of the Manager may organize other real estate-related programs and acquire for their own account real estate properties that may be suitable for us.

In addition, each of the Manager’s executive officers will also serve as officers of other affiliated entities. As a result, they will owe duties to each of these entities, their holders, members and limited partners. These duties may from time-to-time conflict with the duties that they owe to the Company and each Series. These persons will also have conflicts of interest with respect to our agreements and arrangements with the Manager and other affiliates of Landa Holdings, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement or the applicable Management Agreement, Landa Holdings is not required to make available any particular individual personnel to us or any Series.

The Manager’s executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with Landa Holdings and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by Landa Holdings or one of its affiliates, including the Manager, which we refer to collectively as the Landa Holdings-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

Payment of Certain Fees and Expenses of the Manager

Each Series issued an Acquisition Note to the Manager in connection with the expected acquisition of its Property, the principal amount of which note reflected the purchase price paid by Landa Properties for the Property, payment to the Manager of an Acquisition Fee, reimbursement to the Manager of actual expenses incurred in connection with the evaluation, discovery, and investigation of the Property, and the initial amount of the Reserve with respect to the Property. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Loans.”

In addition, each Series will pay the Manager a Monthly Management Fee, will reimburse the Manager for certain expenses in connection with any ongoing expense of the Series or the Property that is paid by the Manager, expenses in connection with the special servicing of the non-performing Properties and the liquidation of the Properties, and, if applicable, pay interest on related-party loans for operations, issued by the Manager to a Series. These fees and expenses payable by the Series to the Manager and its affiliates were not determined on an arm’s length basis.

These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and directors. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in the operating agreements involving the Manager and its affiliates; and

●	acquisitions of properties at higher purchase prices, which entitle the Manager to higher acquisition fees and management fees regardless of the quality or performance of the property and, in the case of acquisitions of properties from other entities, might entitle affiliates of the Manager to disposition fees in connection with services for the seller.

In addition, the Manager may benefit from the Company retaining ownership of a property at times when a Series’ holders may be better served by the sale or disposition of the property. See section of this Offering Circular entitled “Description of Our Business – Our Manager – Manager Compensation” for a more detailed explanation of the fees and expenses payable to the Manager and its affiliates.

DESCRIPTION OF SHARES

The following is a description of the Shares of each Series and summary of the material provisions of the individual Operating Agreements as each applies to the Shares offered by this Offering Circular. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the laws of the State of Delaware, the Master Agreement and the applicable Operating Agreement. All capitalized terms appearing but not defined in this section entitled “Description of Shares” will have the meanings set forth in the Series’ Operating Agreements attached as exhibits of Part III of the offering statement of which this Offering Circular forms a part.

Shares

The Company is offering a maximum of 10,000 Shares of each of the eight Series of the Company, for an aggregate total of 80,000 Shares. The purchase of Shares in a Series is an investment only in that particular Series and not an investment in any other Series or the Company (or its Manager) as a whole. The Company has not issued, and does not intend to issue, any class of any securities entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing Shares in connection with any offering.

The holders of the Shares will have the rights and be subject to the obligations as holders described in the Master Agreement, as well as the applicable Series’ Operating Agreement and any applicable rights under the Delaware Limited Liability Company Act (the “LLC Act”). See the sections entitled “Series Operating Agreement” and “Master Agreement” below.

Holders of a Series will only have a right to receive distributions and will have no rights to direct or vote on any matter concerning such Series and the management of its affairs, including the dissolution of such Series.

New Series will be formed and will issue their own Shares for future Properties. An investor who invests in Shares of a Series will not have any direct or indirect interest in another Series or any Property of any another Series unless the investor also purchases Shares in a separate offering for another Series.

Series’ Operating Agreement

The business and operations of each Series will be conducted pursuant to the terms and conditions set forth in such Series’ Operating Agreement. Currently, no Series has any Shares outstanding, and the only history of operations includes the current lease on the Property of each Series.

Management, Voting and Governance

Each Series intends to enter into a Management Agreement with Landa Holdings prior to such Series’ initial Closing. Each Series is currently governed by its Series’ Operating Agreement. Except as otherwise provided in the applicable Management Agreement or Operating Agreement, the Manager will conduct, direct and exercise full control over all major activities of each Series, including all decisions relating to the issuance of Shares. The Manager will have the sole power and authority to bind or take any action on behalf of each Series, or to exercise any rights and powers granted to each Series under the applicable Series’ Operating Agreement, the Master Agreement or any other agreement, instrument, or other document to which a Series is a party. Except as otherwise required by law, the Series’ holders will have no voting rights or governance rights.

Distributions

Each Series will make distributions of available cash, if any, which we expect to be rent collected less any fees, expenses and taxes and any amounts allocated to Reserves. Distributions will be made through the Landa Mobile App. Any distributions a Series makes will be at the discretion of the Manager and will be based on a number of factors, including, but not limited to, the total number of Shares sold, the Monthly Management Fee, expenses (including any unanticipated capital expenditures), taxes, amounts allocated to Reserves, and actual and accrued cash flows of the applicable Series.

There can be no assurance that a Series will be able to make any distributions on a monthly basis. For discussion of factors that may result in the Series not being able to make monthly distributions, please see “Risk Factors—Risks Related to the Properties and the Series—Each Series will depend on tenants for its revenue, and lease defaults or terminations could reduce its net income and limit its ability to make distributions to investors.”

Liquidating Distributions

The proceeds from the liquidation of a Series will be distributed within 90 days of the date of liquidation in the following order and priority:

●	First, to creditors of a Series, including the holders who are creditors, to the extent otherwise permitted by law, in satisfaction of all debts, liabilities, obligations and expenses of such Series, including, without limitation, the expenses incurred in connection with the liquidation of such Series; and

●	Second, to all holders of Shares of a Series pro rata, in proportion to their holdings of such Shares.

Exculpation and Indemnification of the Manager

Each Series’ Operating Agreement will generally provide that no Manager, operator or holder of Shares of a given Series, or their respective affiliates (collectively, the “Indemnified Persons”) will have any personal obligation for any debts, obligations or liabilities of each Series or the Company and that no Indemnified Person will be liable to the Company, the Series or to any other holder for any act or omission taken or suffered by such Indemnified Person in connection with the conduct of the affairs of the Series or otherwise in connection with the applicable Series’ Operating Agreement, Master Agreement or matters contemplated thereby unless such Indemnified Person is determined to be guilty by final adjudication of gross negligence, willful misconduct, fraud, material misrepresentation or material violation of the express terms of the Company’s Certificate of Formation (the “Certificate of Formation”), the applicable Series’ Operating Agreement or the Master Agreement. Each Series will hold harmless and indemnify, solely out of the assets of such Series, each Indemnified Person to the fullest extent permitted by law for any loss, damage or other expense incurred by such Indemnified Person as a result of any act or omission arising out of such person’s activities in connection with the establishment, management or operations of such Series, unless such person is determined to be guilty by final adjudication of gross negligence, willful misconduct, fraud, material misrepresentation or a material violation of the express terms of the Certificate of Formation.

In addition, each Series’ Operating Agreement will require that, to the maximum extent permitted by law, each member of such Series will absolutely and irrevocably waive any and all claims, actions, causes of action, loss, damage and expense including any and all attorneys’ fees and other costs of enforcement arising out of or in connection with any breach of any fiduciary duty by any other member or the Manager of such Series or any of their affiliates in the nature of actions taken or omitted by any such other persons, which actions or omissions would otherwise constitute the breach of any fiduciary duty owed to the members (or any of them), except a breach of any specific term of the applicable Series’ Operating Agreement.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment

A Series’ Operating Agreement may not be amended except with the consent of the Manager, acting in its sole discretion. Notice of amendment will be furnished to each Series’ member within a reasonable time following such amendment.

Dissolution of a Series

The Manager may effectuate the dissolution of a Series without the consent of the holders of such Series upon any of the following events: (i) the determination by the Manager, acting in its sole discretion; (ii) dissolution of the Company (iii) the sale or other disposition of the Property held by such Series; or (iv) the entry of a decree of judicial termination under Section 18-218 of the LLC Act. Upon dissolution of a Series, the Manager will wind up such Series’ affairs and make all liquidating distributions in accordance with the Series’ Operating Agreement.

Master Agreement

The following is a summary of the material provisions of the Master Agreement. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the laws of the State of Delaware and the entire Master Agreement. All capitalized terms appearing herein but not defined in this section entitled “Master Agreement” will have the meanings set forth in the Master Agreement.

General

All of the Company’s operations will be conducted through the various Series. Each Series will have its own Operating Agreement and will have (A) separate rights, powers, duties and management from each other Series and (B) exclusive rights with respect to the Property, obligations, profits and losses associated with the Series and all proceeds derived therefrom. No debt, liability, obligation or expense of a Series will be the debt, liability, obligation or expense of the other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series will be enforceable against the assets of such Series only and not against any other assets of the Company, generally, or the other Series, and none of the Company’s debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing will be enforceable against the assets of any Series.

Purpose and Business

Except as may otherwise be expressly provided in the Operating Agreement of the individual Series, the Company and each Series will have the authority to engage in any lawful business, purpose or activity permitted by law. The Manager will possess and may exercise all of the powers and privileges granted by law, together with any powers incidental thereto, including such powers or privileges as are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Series.

Management, Voting and Governance

Except as otherwise provided in the Master Agreement, all powers of the Company will be exercised by or under the authority of, and the Company’s business and affairs, implementation of the Company’s policies and executive control of the Company’s major decisions will be made by, the Manager. The Manager will have the right and power to run all of the day-to-day rental operations and other affairs of the Company and to act as agent for and on behalf of the Company, with the power to bind it.

Amendment of the Master Agreement by the Manager

The Master Agreement may not be amended except in writing by the Manager.

Books, Records and Accounting

The Manager will keep or cause to keep full and true books and records of the Company, including with respect to transactions of each Series and the conduct of its business. These books and records will be maintained in accordance with U.S. GAAP, consistently applied, and will at all times be maintained at the principal place of business of the Company. The Manager will maintain separate records for each Series; the records for each Series will account for the assets of each Series separately from the other assets of the Company or of the other Series. Upon reasonable written request, each holder associated with a Series will have the right, at a time during ordinary business hours, to inspect and copy the books and records of such Series for any purpose reasonably related to the holder’s interest with respect to the Series. The Manager may, to the maximum extent permitted by applicable law, keep confidential from the holders associated with a Series any information the disclosure of which the Manager reasonably believes is not in the best interest of the Company or such Series or is adverse to the interests of the Company or such Series or which the Company or the Manager is required by law or by an agreement with any person to keep confidential.

Relationships with Affiliates

Each Series may enter into agreements or contracts with the holders of such Series, any affiliate of such holders, or any agent of the holders or the Company itself provided that the agreements or contracts contain substantially such terms and conditions as would be contained in a similar agreement or contract entered into as the result of arm’s-length negotiations with a comparable unaffiliated and disinterested third party.

Conflicts of Interest

The Manager and its affiliates will try to balance the Company’s and each Series’ interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company or its Series, these actions could have a negative impact on the Series’ financial performance and, consequently, on distributions to investors and the value of the Shares. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

None of the compensation payable to the Manager during the acquisition of the Properties or for ongoing property management was determined by arms’ length negotiations. You must rely upon the duties of the Manager of good faith and fair dealing to protect your interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Conflicts of interest may exist or could arise in the future with Company, including each Series, the Manager, our officers and/or directors who are also officers and/or directors of the Company and/or the Manager. Conflicts may include, without limitation:

●	Each of the Manager’s executive officers will also serve as an officer of other affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the Manager and other affiliates of Landa Holdings, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement or the applicable Management Agreement, Landa Holdings is not required to make available any particular individual personnel to us or any Series.

●	The Manager executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with Landa Holdings and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by Landa Holdings or one of its affiliates, including the Manager, which we refer to collectively as the Landa Holdings-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	We may in the future form or sponsor additional Landa-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the Manager has determined to be suitable for us, that property will be allocated to us.

●	The Manager does not assume any responsibility beyond the duties specified in the applicable Operating Agreement and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. The Manager’s liability is limited under the applicable Operating Agreement and we have agreed to reimburse, indemnify and hold harmless the Manager, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under the Operating Agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Manager would not be liable.

Whenever a conflict of interest exists or arises between the Manager and the Company, a Series or a holder, the Manager will resolve the conflict of interest, take the action or provide the terms, considering in each case the relative interest of each party (including its own interest) to the conflict, agreement, transaction or situation and the benefits and burdens relating to the interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager, the resolution, action or terms taken or provided by the Manager will not constitute a breach of the Master Agreement, a Series Operating Agreement or of any other duty or obligation of the Manager.

The Company, its Series, the Manager (and its affiliates) may not have separate legal counsel in the future. Certain conflicts of interest may exist and may arise. Legal counsel is not representing any prospective investors of any Series in connection with the Offerings. Prospective investors are advised to consult their own independent counsel with respect to the legal and tax implications of an investment in any Series.

Dissolution of the Company

The Manager may effectuate the dissolution of the Company without the consent of the holders of each Series upon any of the following events: (i) the determination by the Manager, acting in its sole discretion; (ii) the dissolution of the last remaining Series; or (iii) the entry of a decree of judicial dissolution. Upon dissolution of the Company, the Manager will wind up all of our affairs in accordance with the provisions of the Master Agreement.

Transfer Agent and Registrar

Securitize LLC will serve as transfer agent and registrar for the Shares of each Series.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, holding, and disposition of the Shares. This summary is based upon Internal Revenue Code of 1986, as amended (the “Code”), the current and temporary regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of each Series will be in accordance with its applicable organizational documents and as described in this Offering Circular.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt or governmental organizations, financial institutions or broker-dealers, non-U.S. individuals and corporations, U.S. expatriates, persons who mark-to-market the Shares, subchapter S corporations, partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, regulated investment companies and REITs, trusts and estates, holders who receive the Shares through the exercise of compensatory options or otherwise as compensation, persons holding the Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment, persons subject to the alternative minimum tax provisions of the Code, persons holding the Shares through a partnership or similar pass-through entity, and persons holding a 10% or more (by vote or value) beneficial interest in the Shares.

Except as explicitly set forth below, this section addresses only certain U.S. federal income tax considerations, and does not address state, local, non-U.S., or non-income tax considerations. The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. New laws, interpretations of law, regulations. or court decisions, any of which may take effect retroactively, could cause one or more statements in this section to be inaccurate.

As used herein, the term “U.S. Holder” means a beneficial owner of the Shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) control all of the substantial decisions of the trust or if a valid election is in place under the applicable Treasury Regulations to treat the trust as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes is an owner of the Shares, the U.S. tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of the Shares that is a partnership and partners in such partnership should consult their own tax advisors regarding the U.S. federal income tax consequences of acquiring, holding and disposing of the Shares.

THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF ACQUIRING, HOLDING AND DISPOSING OF THE SHARES WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE SHARES.

General

The Company is organized as a Delaware series limited liability company. We intend to treat each Series as a separate entity for U.S. federal income tax purposes. In addition, we intend that each Series will elect to be treated for U.S. federal tax purposes as a corporation, and the discussion below assumes that each Series will be so treated.

Distributions

Distributions made with respect to the Shares of a Series will be treated as dividends to the extent of the current and accumulated earnings and profits of the Series as determined for U.S. federal income tax purposes. Dividends are ordinary income, but dividends received by a non-corporate U.S. Holders may qualify for a reduced rate of federal income tax as “qualified dividend income” if certain holding period requirements are satisfied. Qualified dividend income is taxed at the rates applicable to long-term capital gains, including a maximum U.S. federal income tax rate of 20%. Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied.

Any distributions in excess of a Series’ current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the U.S. Holder’s adjusted tax basis in the Shares, but rather will reduce the adjusted tax basis of such Shares. To the extent that such distributions exceed the U.S. Holder’s adjusted tax basis in the Shares, such distributions will be included in income as capital gain.

Sale, Exchange, or other Taxable Disposition

Upon the sale, exchange, or other taxable disposition of a Series’ Shares, a U.S. Holder generally will recognize gain or loss for U.S. federal income purposes in an amount equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Shares. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received upon the sale, exchange, or other taxable disposition of the Shares. A U.S. Holder’s tax basis in a Share generally will be equal to the cost of acquiring the Share to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a non-dividend distribution, as described above). Gain or loss realized on the sale, exchange, or other taxable disposition of a Series’ Shares generally will be capital gain or loss and will be long-term capital gain or loss if the Shares have been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Net Investment Income Tax

Individuals, trusts and estates with income exceeding certain thresholds are also subject to a 3.8% tax on net investment income. Distributions included in income (whether as dividends or capital gains) and any gain on the sale, exchange or otherwise taxable disposition of Shares will be included in net investment income for purposes of the 3.8% tax.

Tax Withholding

Dividends paid by a Series to a non-U.S. holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

A Series may be required in certain circumstances to apply backup withholding on dividends, distributions, and redemption proceeds payable to any holder (including a U.S. Holder) that fails to timely provide the Fund with its correct taxpayer identification number or to make required certifications. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against the U.S. Holder’s federal income tax liability, provided that a return is timely and properly filed with the IRS. Backup withholding will not be applied to payments subject to the 30% withholding tax described in the prior paragraph.

Under legislation commonly known as “FATCA,” a Series will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

LEGAL MATTERS

The validity of the issuance of the Shares of each Series offered by this Offering Circular will be passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

Our financial statements for June 15, 2021 (inception) included in this offering circular have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

ADDITIONAL INFORMATION

The Company has filed with the SEC an offering statement under the Securities Act on Form 1-A regarding the Offerings. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC on the SEC’s website at www.sec.gov, which contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

Landa App 2 LLC

Attn: Landa Holdings, Inc.
6 W. 18th Street

New York, NY 10011
hi@landa.app

(646) 905-0931

Within 120 days after the end of each fiscal year the Company will provide holders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that the Company is required to provide to holders of Shares.

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm For Landa App 2 LLC	F-2
Balance Sheet As Of June 15, 2021 (inception)	F-3
Notes To The Financial Statements as of June 15, 2021 (inception)	F-4 - F-7

Landa App 2 LLC Balance Sheet As Of June 30, 2021 (unaudited)	F-8
Statement of Operations For Landa App 2 LLC For The Period From June 15, 2021 To June 30, 2021 (unaudited)	F-9
Statement of Changes In Members’ Equity For Landa App 2 LLC For The Period From June 15, 2021 To June 30, 2021 (unaudited)	F-10
Statement of Cash Flows For Landa App 2 LLC For The Period From June 15, 2021 To June 30, 2021 (unaudited)	F-11
Notes To The Financial Statements For Landa App 2 LLC For The Period From June 15, 2021 To June 30, 2021 (unaudited)	F-12 - F-16

Overview To (Unaudited) Pro Forma Condensed Combined Financial Statements For Landa App 2 LLC And For Each Series	F-17
Pro-forma Condensed Combined Balance Sheets (Unaudited) As of June 30, 2021	F-18 - F-26
Pro-forma Condensed Combined Statements Of Operations (Unaudited) For The Period From January 1, 2021 To June 30, 2021	F-27 - F-36
Notes To Pro-forma Condensed Combined Financial Statements (Unaudited) For The Period From January 1, 2021 To June 30, 2021	F-36

Combined Statements Of Revenues And Certain Expenses For Georgia Single-family Home Portfolio -1 For The Period of January 1, 2021 To June 30, 2021 (unaudited)	F-37
Notes To Combined Statements Of Revenue And Certain Expenses For Georgia Single-family Home Portfolio -1 For The Period of January 1, 2021 To June 30, 2021 (unaudited)	F-38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager of

Landa App 2 LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Landa App 2 LLC (the “Company”) as of June 15, 2021 (inception), the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 15, 2021 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has not yet commenced operations as of June 15, 2021. Once the Company commences its planned principal operations, it will incur significant additional expenses, and will be dependent on additional capital resources. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY

August 9, 2021

LANDA APP 2 LLC

BALANCE SHEET

AS OF JUNE 15, 2021 (INCEPTION)

ASSETS

Assets
Cash	$-
Total Assets	-

LIABILITIES AND MEMBERS’ EQUITY / (DEFICIT)

Liabilities
Accounts Payable and Accrued Expenses	-
Total Liabilities	-

Commitments and Contingencies (see Note 6)	-

Members’ Equity / (Deficit)
Total Liabilities and Members’ Equity / (Deficit)	$-

The accompanying notes are an integral part of these financial statements

LANDA APP 2 LLC

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 15, 2021

1.	ORGANIZATION, NATURE OF ACTIVITIES AND GOING CONCERN

Landa App 2 LLC (the “Company,” “us,” “we,”, “our”, or the “Master Series”), is currently a Delaware series limited liability company organized on June 15, 2021. The Company is a wholly owned subsidiary of Landa Holdings, Inc. and currently operates under an operating arrangement with Landa Holdings, Inc. (the “Landa” or “Manager”). The Manager serves as the asset manager for the real estate properties owned by the Company and each underlying series.

The Company was formed to engage in the business of acquiring, managing and renting residential properties (the “Property”). The Company is expected to create, separate series of interests registered under the Company (each a “Series”), that each Property will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interest, or shares, in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The Company intends to treat each Series as a separate entity for U.S. federal income tax purposes and will elect to be treated as a corporation.

As of June 15, 2021, the Company had not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon, among other things, the Company’s ability to successfully implement its business model, raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date the financial statements are issued.

The financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties with development of new technology including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates inherent in the preparation of these financial statements include, but are not limited to, useful life of assets and depreciation expenses.

Cash and Cash Equivalents

Cash includes all cash balances. Restricted cash includes tenant security deposits. As a matter of performing its duties, the Manager at time will collect and hold cash on behalf of the Property. The Company and did not have any cash or cash equivalents as of June 15, 2021.

Revenue

Revenues are generated within each Series. Rental revenue, net of concessions, is recognized on a straight-line basis over the term of the lease. The Company has not commenced operations as of June 15, 2021.

Real Estate Property Acquisitions

Upon acquisition from a third-party, we evaluate our acquired single-family residential properties for purposes of determining whether a transaction should be accounted for as an asset acquisition or business combination. Upon adoption of ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, our purchases of homes are treated as asset acquisitions and are recorded at their purchase price, which is allocated between land, building and improvements, and in-place lease intangibles (when a resident is in place at the acquisition date) based upon their relative fair values at the date of acquisition.

Fair value is determined in accordance with ASC 820, Fair Value Measurements and Disclosures, and is primarily based on unobservable data inputs. In making estimates of fair values for purposes of allocating the purchase price of individually acquired properties subject to an existing lease, the Company utilizes its own market knowledge obtained from historical transactions, its internal construction program and published market data. In this regard, the Company also utilizes information obtained from county tax assessment records to assist in the determination of the fair value of the land and building.

The value of acquired lease-related intangibles is estimated based upon the costs we would have incurred to lease the property under similar terms. Such costs are capitalized and amortized over the remaining life of the lease. Acquired leases are generally short-term in nature (less than one year).

Upon acquisition from a related party, the Company considers this transaction between entities under common control. Under ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests, in this case, the Series, shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.

Real Estate and Depreciation

Real estate properties are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of buildings, improvements and other assets. Buildings are depreciated over twenty-seven and half years and improvements and other assets are depreciated over their estimated economic useful lives, generally three to thirty years.

Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property.

Real Estate and Impairment

The Company continuously evaluates, by property, whether there are any events or changes in circumstances indicating that the carrying amount of the Series’ single-family residential properties may not be recoverable. To the extent an event or change in circumstance is identified, a residential property is considered to be impaired only if its carrying value cannot be recovered through estimated future undiscounted cash flows from the use and eventual disposition of the property. To the extent an impairment has occurred, the carrying amount of our investment in a property is adjusted to its estimated fair value. The process whereby we assess our single-family residential properties for impairment requires significant judgment and assessment of factors that are, at times, subject to significant uncertainty. We evaluate multiple information sources and perform a number of internal analyses, each of which are important components of our process with no one information source or analysis being necessarily determinative.

Income Taxes

The Company intends to be taxed as a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code. The elements of income and expense are included on the tax returns of the entity’s members.

Each individual Series has elected to be treated as a corporation for tax purposes. Each separate Series intends to be accounted for as described in ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Series recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

The Series’ determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof.

The Series is subject to incomes taxes for US Federal purposes and in the state of Georgia. The Series’ tax years are open for examinations for all periods since inception.

Organization and Offering Costs

The Manager will pay all costs incurred in connection with each Series’ organization, including, the Series’ registration fee and franchise tax in the states of Delaware and Georgia. In addition, the Manager will pay all costs incurred in connection with each Offering.

3.	RECENT ACCOUNTING STANDARDS

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU was effective for annual and interim periods beginning after December 15, 2019, including interim periods within those fiscal years. In April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain not-for-profit entities for one year. For private companies and private NFPs, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. For public NFPs the leasing standard will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

4.	FAIR VALUE MEASUREMENTS

Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company uses valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

Level 1 - Observable inputs, such as quoted prices for identical assets or liabilities in active markets;

Level 2 - Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities, or market-corroborated inputs; and

Level 3 - Unobservable inputs for which there is little or no market data which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities.

The valuation techniques that may be used to measure fair value are as follows:

Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models, and excess earnings method.

Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

5.	MEMBER’S EQUITY (DEFICIT)

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

6.	SUBSEQUENT EVENTS

Related Party Loans

Each Series financed 100% of the costs associated with the acquisition of its property, including acquisition fees, property diligence expenses, reserves and improvement costs, with an acquisition note. Each acquisition note represents a related-party loan between each respective Series and the Manager. The acquisition notes issued by the series will bear an interest rate of 4.5% per annum, provided that interest will not accrue on the acquisition notes issued by the Series, and no payment of amounts outstanding under such acquisition notes will be due, prior to the transfer to the applicable Series of title to its property, and if such title transfer does not occur prior to the maturity of such acquisition note, such acquisition note will terminate with no obligation for the Series to make any payment thereunder.

The current amounts and terms of each acquisition note are listed in the table below. Each acquisition note is an unsecured obligation of the applicable Series.

Loan	Series	Original Outstanding Amount (1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount (2)
1	Landa Series 2174 Scarbrough Road	$189,204	4.50%	7/28/2021	7/28/2026	$189,204
2	Landa Series 153 Spring Valley Circle	$201,557	4.50%	7/28/2021	7/28/2026	$201,557
3	Landa Series 126 Wildwood Road	$185,571	4.50%	7/28/2021	7/28/2026	$185,571
4	Landa Series 137 Spring Valley Circle	$190,703	4.50%	7/28/2021	7/28/2026	$190,703
5	Landa Series 3192 Lake Monroe Road	$168,518	4.50%	7/28/2021	7/28/2026	$168,518
6	Landa Series 6786 Bent Creek Drive	$196,293	4.50%	7/28/2021	7/28/2026	$196,293
7	Landa Series 45 Robertford Drive	$273,675	4.50%	7/28/2021	7/28/2026	$273,675

(1)	The principal amount shall be due and payable by the Series within 30 days after demand by Landa Holdings, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	The Current Outstanding Amount as of the date of this Offering Circular.

Other

In July 2021, the Company filed Certificates of Registered Series Limited Liability Company with the Secretary of State of the State of Delaware to register eight series entities.

The Company has evaluated events that occur after the year end date through the date the financial statements are available to be issued. Management has evaluated events through August 9, 2021, the date these financial statements were available to be issued. All significant events have been disclosed.

LANDA APP 2 LLC

BALANCE SHEET

AS OF JUNE 30, 2021 (UNAUDITED)

ASSETS

Assets
Cash	$-
Total Assets	-

LIABILITIES AND MEMBERS’ EQUITY / (DEFICIT)

Liabilities
Accounts Payable and Accrued Expenses	-
Total Liabilities	-

Commitments and Contingencies (see Note 6)	-

Members’ Equity / (Deficit)
Total Liabilities and Members’ Equity / (Deficit)	$-

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC

STATEMENTS OF OPERATIONS

FOR THE PERIOD FROM JUNE 15, 2021 (INCEPTION) THROUGH JUNE 30, 2021 (UNAUDITED)

Operating Revenues
Rental Income	$-
Other Property Revenues	-
Total Operating Revenues	-

Operating Expenses
Depreciation	-
Total Operating Expenses	-

Non-Operating Income (Expense)
Interest Expense	-
Total Non-Operating Income (Expense)
Net Income (Loss)	$-

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD FROM JUNE 15, 2021 (INCEPTION) THROUGH JUNE 30, 2021 (UNAUDITED)

June 15, 2021 Balance (Inception)	$-

Net Income (Loss)	-

June 30, 2021 Balance	$-

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 15, 2021 (INCEPTION) THROUGH JUNE 30, 2021 (UNAUDITED)

Cash Flows from Operating Activities
Net Cash Provided by (Used In) Operating Activities	$-

Cash Flows from Investing Activities
Net Cash Provided by (Used In) Investing Activities	-

Cash Flows from Financing Activities
Net Cash Provided by (Used In) Financing Activities	-

Net Increase (Decrease) in Cash	-
Cash at Beginning of Period	-
Cash at End of Period	$-

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$-

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2021

1. ORGANIZATION, NATURE OF ACTIVITIES AND GOING CONCERN

Landa App 2 LLC (the “Company,” “us,” “we,”, “our”, or the “Master Series”), is currently a Delaware series limited liability company organized on June 15, 2021. The Company is a wholly owned subsidiary of Landa Holdings, Inc. and currently operates under an operating arrangement with Landa Holdings, Inc. (the “Landa” or “Manager”). The Manager serves as the asset manager for the real estate properties owned by the Company and each underlying series.

The Company was formed to engage in the business of acquiring, managing and renting residential properties (the “Property”). The Company is expected to create, separate series of interests registered under the Company (each a “Series”), that each Property will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interest, or shares, in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The Company intends to treat each Series as a separate entity for U.S. federal income tax purposes and will elect to be treated as a corporation.

As of June 30, 2021, the Company had not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The Company’s ability to continue as a going concern for the next twelve months is dependent upon, among other things, the Company’s ability to successfully implement its business model, raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for the next twelve months from the date the financial statements are issued.

The financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties with development of new technology including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates inherent in the preparation of these financial statements include, but are not limited to, useful life of assets and depreciation expenses.

Cash and Cash Equivalents

Cash includes all cash balances. Restricted cash includes tenant security deposits. As a matter of performing its duties, the Manager at time will collect and hold cash on behalf of the Property. The Company and did not have any cash or cash equivalents as of June 30, 2021.

Revenue

Revenues are generated within each Series. Rental revenue, net of concessions, is recognized on a straight-line basis over the term of the lease. The Company has not commenced operations as of June 30, 2021.

Real Estate Property Acquisitions

Upon acquisition from a third-party, we evaluate our acquired single-family residential properties for purposes of determining whether a transaction should be accounted for as an asset acquisition or business combination. Upon adoption of ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, our purchases of homes are treated as asset acquisitions and are recorded at their purchase price, which is allocated between land, building and improvements, and in-place lease intangibles (when a resident is in place at the acquisition date) based upon their relative fair values at the date of acquisition.

Fair value is determined in accordance with ASC 820, Fair Value Measurements and Disclosures, and is primarily based on unobservable data inputs. In making estimates of fair values for purposes of allocating the purchase price of individually acquired properties subject to an existing lease, the Company utilizes its own market knowledge obtained from historical transactions, its internal construction program and published market data. In this regard, the Company also utilizes information obtained from county tax assessment records to assist in the determination of the fair value of the land and building.

The value of acquired lease-related intangibles is estimated based upon the costs we would have incurred to lease the property under similar terms. Such costs are capitalized and amortized over the remaining life of the lease. Acquired leases are generally short-term in nature (less than one year).

Upon acquisition from a related party, the Company considers this transaction between entities under common control. Under ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests, in this case, the Series, shall initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.

Real Estate and Depreciation

Real estate properties are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of buildings, improvements and other assets. Buildings are depreciated over twenty-seven and half years and improvements and other assets are depreciated over their estimated economic useful lives, generally three to thirty years.

Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property.

Real Estate and Impairment

The Company continuously evaluates, by property, whether there are any events or changes in circumstances indicating that the carrying amount of the Series’ single-family residential properties may not be recoverable. To the extent an event or change in circumstance is identified, a residential property is considered to be impaired only if its carrying value cannot be recovered through estimated future undiscounted cash flows from the use and eventual disposition of the property. To the extent an impairment has occurred, the carrying amount of our investment in a property is adjusted to its estimated fair value. The process whereby we assess our single-family residential properties for impairment requires significant judgment and assessment of factors that are, at times, subject to significant uncertainty. We evaluate multiple information sources and perform a number of internal analyses, each of which are important components of our process with no one information source or analysis being necessarily determinative.

Income Taxes

The Company intends to be taxed as a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code. The elements of income and expense are included on the tax returns of the entity’s members.

Each individual Series has elected to be treated as a corporation for tax purposes. Each separate Series intends to be accounted for as described in ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Series recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement.

The Series’ determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof.

The Series is subject to incomes taxes for US Federal purposes and in the state of Georgia. The Series’ tax years are open for examinations for all periods since inception.

Organization and Offering Costs

The Manager will pay all costs incurred in connection with each Series’ organization, including, the Series’ registration fee and franchise tax in the states of Delaware and Georgia. In addition, the Manager will pay all costs incurred in connection with each Offering.

3. RECENT ACCOUNTING STANDARDS

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU was effective for annual and interim periods beginning after December 15, 2019, including interim periods within those fiscal years. In April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain not-for-profit entities for one year. For private companies and private NFPs, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. For public NFPs the leasing standard will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

4. FAIR VALUE MEASUREMENTS

Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company uses valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

Level 1 - Observable inputs, such as quoted prices for identical assets or liabilities in active markets;

Level 2 - Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities, or market-corroborated inputs; and

Level 3 - Unobservable inputs for which there is little or no market data which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities.

The valuation techniques that may be used to measure fair value are as follows:

Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models, and excess earnings method.

Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

5. MEMBER’S EQUITY (DEFICIT)

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

6. COMMITMENTS AND CONTINGENCIES

As of the date of the accompanying financial statements, the Company was not a party in any active or pending litigation. However, it is possible that the Company could become involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, management is not aware of any litigation likely to occur that would have a material adverse effect on the financial condition or results of operations of the Company.

7. SUBSEQUENT EVENTS

Related Party Loans

Each Series financed 100% of the costs associated with the acquisition of its property, including acquisition fees, property diligence expenses, reserves and improvement costs, with an acquisition note. Each acquisition note represents a related-party loan between each respective Series and the Manager. The acquisition notes issued by the series will bear an interest rate of 4.5% per annum, provided that interest will not accrue on the acquisition notes issued by the Series, and no payment of amounts outstanding under such acquisition notes will be due, prior to the transfer to the applicable Series of title to its property, and if such title transfer does not occur prior to the maturity of such acquisition note, such acquisition note will terminate with no obligation for the Series to make any payment thereunder.

The current amounts and terms of each acquisition note are listed in the table below. Each acquisition note is an unsecured obligation of the applicable Series.

Loan	Series	Original Outstanding Amount (1)	Annual Interest Rate	Loan Date	Maturity Date	Current Outstanding Amount (2)
1	Landa Series 2174 Scarbrough Road	$189,204	4.50%	7/28/2021	7/28/2026	$189,204
2	Landa Series 153 Spring Valley Circle	$201,557	4.50%	7/28/2021	7/28/2026	$201,557
3	Landa Series 126 Wildwood Road	$185,571	4.50%	7/28/2021	7/28/2026	$185,571
4	Landa Series 137 Spring Valley Circle	$190,703	4.50%	7/28/2021	7/28/2026	$190,703
5	Landa Series 3192 Lake Monroe Road	$168,518	4.50%	7/28/2021	7/28/2026	$168,518
6	Landa Series 45 Robertford Drive	$273,675	4.50%	7/28/2021	7/28/2026	$273,675
7	Landa Series 303 Kellys Walk	$237,426	4.50%	9/7/2021	9/7/2026	$237,426
8	Landa Series 4085 Springvale Way	$271,187	4.50%	9/7/2021	9/7/2026	$271,187

(1)	The principal amount shall be due and payable by the Series within 30 days after demand by Landa Holdings, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	The Current Outstanding Amount as of the date of this Offering Circular.

Other

In July 2021, the Company filed Certificates of Registered Series Limited Liability Company with the Secretary of State of the State of Delaware to register eight series entities.

In September 2021, the Manager of Landa Series 6786 Bent Creek Drive terminated the offering of its shares and this series no longer intends to offer its shares. In addition, acquisition note between Landa Series 6786 Bent Creek Drive and the Company was terminated and cancelled, and is of no further in force and effect.

The Company has evaluated events that occur after the year end date through the date the financial statements are available to be issued. Management has evaluated events through November 9, 2021, the date these financial statements were available to be issued. All significant events have been disclosed.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

OVERVIEW TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

FOR THE PERIODS FROM JANUARY 1, 2021 TO JUNE 30, 2021

The accompanying unaudited pro forma condensed combined financial statements have been derived from the historical condensed combined financial statements of Landa App 2 LLC (the “Company” or “Landa App 2”) in total and for each listed Series (the “Series”), grouped together (the “Landa App 2 Series Group”). The Company and Landa App 2 Series Group grouped together herein referred to as (the “Combined Group”).

The unaudited pro forma condensed combined balance sheets as of June 30, 2021 are presented to reflect adjustments to the Company’s and each Series’ historical balance sheet. The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s and Series’ actual financial position would have been as of June 30, 2021.

The following transactions are represented in the below combined Pro-Forma statements:

●	The Company’s acquisition of eight (8) Single-Family Homes in the State of Georgia (“Georgia Single-Family Home Portfolio - 1”) from its related party, Landa Properties LLC, for the period from January 1, 2021 to June 30, 2021.

The following combined Pro-Forma statements are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa App 2 LLC	Landa Series 2174 Scarbrough Road	Landa Properties - 2174 Scarbrough Road	Pro-Forma Adjustments	Notes	Landa Series 2174 Scarbrough Road Pro Forma
Assets:
Cash & Restricted Cash	$	$	$1,946	$-766	A	$1,180
Investments in single-family residential properties, net			174,555	9,392	B	183,946
Other Assets			0	0	A	0
Total Assets			176,501	8,626		185,127

Liabilities:
Notes Payable			0	189,204	C	189,204
Other Liabilities			0	0		0
Total Liabilities			0	189,204		189,204

Members’ Equity			174,555	-174,555		0
Retained Earnings (Accumulated deficit)			1,946	-6,023	F	-4,077
Total liabilities and members’ equity	$	$	$176,501	$8,626		$185,127

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa Series 153 Spring Valley Circle	Landa Properties - 153 Spring Valley Circle	Pro-Forma Adjustments	Notes	Landa Series 153 Spring Valley Circle Pro Forma
Assets:
Cash & Restricted Cash	$	$1,759	$-815	A	$944
Investments in single-family residential properties, net		185,993	10,161	B	196,153
Other Assets		0	0	A	0
Total Assets		187,751	9,346		197,097

Liabilities:
Notes Payable		0	201,557	C	201,557
Other Liabilities		0	0		0
Total Liabilities		0	201,557		201,557

Members’ Equity		185,993	-185,993		0
Retained Earnings (Accumulated deficit)		1,759	-6,219	F	-4,460
Total liabilities and members’ equity	$	$187,751	$9,346		$197,097

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa Series 126 Wildwood Road	Landa Properties - 126 Wildwood Road	Pro-Forma Adjustments	Notes	Landa Series 126 Wildwood Road Pro Forma
Assets:
Cash & Restricted Cash	$	$3,592	$-752	A	$2,840
Investments in single-family residential properties, net		171,191	9,434	B	180,625
Other Assets		0	0	A	0
Total Assets		174,782	8,683		183,465

Liabilities:
Notes Payable		0	185,571	C	185,571
Other Liabilities		0	0		0
Total Liabilities		0	185,571		185,571

Members’ Equity		171,191	-171,191		0
Retained Earnings (Accumulated deficit)		3,592	-5,698	F	-2,106
Total liabilities and members’ equity	$	$174,782	$8,683		$183,465

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa Series 137 Spring Valley Circle	Landa Properties - 137 Spring Valley Circle	Pro-Forma Adjustments	Notes	Landa Series 137 Spring Valley Circle Pro Forma
Assets:
Cash & Restricted Cash	$	$3,313	$-772	A	$2,541
Investments in single-family residential properties, net		175,942	9,658	B	185,600
Other Assets		0	0	A	0
Total Assets		179,255	8,886		188,141

Liabilities:
Notes Payable		0	190,703	C	190,703
Other Liabilities		0	0		0
Total Liabilities		0	190,703		190,703

Members’ Equity		175,942	-175,942		0
Retained Earnings (Accumulated deficit)		3,313	-5,875	F	-2,562
Total liabilities and members’ equity	$	$179,255	$8,886		$188,141

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa Series 3192 Lake Monroe Road	Landa Properties - 3192 Lake Monroe Road	Pro-Forma Adjustments	Notes	Landa Series 3192 Lake Monroe Road Pro Forma
Assets:
Cash & Restricted Cash	$	$2,292	$-684	A	$1,608
Investments in single-family residential properties, net		155,402	8,936	B	164,337
Other Assets		0	0	A	0
Total Assets		157,693	8,252		165,946

Liabilities:
Notes Payable		0	168,519	C	168,519
Other Liabilities		0	0		0
Total Liabilities		0	168,519		168,519

Members’ Equity		155,402	-155,402		0
Retained Earnings (Accumulated deficit)		2,292	-4,865	F	-2,573
Total liabilities and members’ equity	$	$157,693	$8,252		$165,946

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa Series 45 Robertford Drive	Landa Properties - 45 Robertford Drive	Pro-Forma Adjustments	Notes	Landa Series 45 Robertford Drive Pro Forma
Assets:
Cash & Restricted Cash	$	$-38	$-1,102	A	$-1,140
Investments in single-family residential properties, net		252,769	15,206	B	267,975
Other Assets		0	0	A	0
Total Assets		252,731	14,104		266,835

Liabilities:
Notes Payable		0	273,676	C	273,676
Other Liabilities		0	0		0
Total Liabilities		0	273,676		273,676

Members’ Equity		252,769	-252,769		0
Retained Earnings (Accumulated deficit)		-38	-6,802	F	-6,840
Total liabilities and members’ equity	$	$252,731	$14,104		$266,835

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa Series 303 Kellys Walk	Landa Properties - 303 Kellys Walk	Pro-Forma Adjustments	Notes	Landa Series 303 Kellys Walk Pro Forma
Assets:
Cash & Restricted Cash	$	$-58	$-969	A	$-1,027
Investments in single-family residential properties, net		218,663	14,390	B	233,053
Other Assets		0	0	A	0
Total Assets		218,606	13,421		232,027

Liabilities:
Notes Payable		0	237,426	C	237,426
Other Liabilities		0	0		0
Total Liabilities		0	237,426		237,426

Members’ Equity		218,663	-218,663		0
Retained Earnings (Accumulated deficit)		-58	-5,342	F	-5,400
Total liabilities and members’ equity	$	$218,606	$13,421		$232,027

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa Series 4085 Springvale Way	Landa Properties - 4085 Springvale Way	Pro-Forma Adjustments	Notes	Landa Series 4085 Springvale Way Pro Forma
Assets:
Cash & Restricted Cash	$	$0	$-1,103	A	$-1,103
Investments in single-family residential properties, net		249,923	16,265	B	266,189
Other Assets		0	0	A	0
Total Assets		249,923	15,162		265,085

Liabilities:
Notes Payable		0	271,187	C	271,187
Other Liabilities		0	0		0
Total Liabilities		0	271,187		271,187

Members’ Equity		249,923	-249,923		0
Retained Earnings (Accumulated deficit)		0	-6,102	F	-6,102
Total liabilities and members’ equity	$	$249,923	$15,162		$265,085

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(Unaudited)

	Landa App	Landa Series 2174 Scarbrough Road Pro Forma	Landa Series 153 Spring Valley Circle Pro Forma	Landa Series 126 Wildwood Road Pro Forma	Landa Series 137 Spring Valley Circle Pro Forma
Assets:
Cash & Restricted Cash	$0	$988	$1,908	$3,006	$2,541
Investments in single-family residential properties, net	0	183,946	196,153	180,625	185,600
Other Assets	0	0	0	0	0
Total Assets	$0	$184,934	$198,062	$183,631	$188,141

Liabilities:
Notes Payable	$0	$189,204	$201,557	$185,571	$190,703
Other Liabilities	0	0	0	0	0
Total Liabilities	$0	$189,204	$201,557	$185,571	$190,703

Members’ Equity	$0	$-	$-	$-	$-
Retained Earnings (Accumulated deficit)	0	(4,270)	(3,495)	(1,940)	(2,562)
Total liabilities and members’ equity	$0	$184,934	$198,062	$183,631	$188,141

	Landa Series 3192 Lake Monroe Road Pro Forma	Landa Series 45 Robertford Drive Pro Forma	Landa Series 303 Kellys Walk Pro Forma	Landa Series 4085 Springvale Way Pro Forma	Total Combined Pro Forma
Assets:
Cash & Restricted Cash	$1,608	$(1,140)	$(1,027)	$(1,103)	$6,781
Investments in single-family residential properties, net	164,337	267,975	233,053	266,189	1,677,879
Other Assets	0	0	0	0	0
Total Assets	$165,946	$266,835	$232,027	$265,085	$1,684,661

Liabilities:
Notes Payable	$168,519	$273,676	$237,426	$271,187	$1,717,842
Other Liabilities	0	0	0	0	0
Total Liabilities	$168,519	$273,676	$237,426	$271,187	$1,717,842

Members’ Equity	$-	$-	$-	$-	$-
Retained Earnings (Accumulated deficit)	(2,573)	(6,840)	(5,400)	(6,102)	(33,181)
Total liabilities and members’ equity	$165,946	$266,835	$232,027	$265,085	$1,684,661

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa App 2 LLC	Landa Series 2174 Scarbrough Road	Landa Properties - 2174 Scarbrough Road	Pro-Forma Adjustments	Notes	Landa Series 2174 Scarbrough Road Pro Forma
Rental Income	$	$	$2,707	$0		$2,707

Expenses
Property Operating Expenses			760	0	E	760
Depreciation and amortization			0	1,766	B	1,766
Interest Expense			0	4,257	C	4,257
Total Expenses			760	6,023		6,784

Net Income (loss) before provision for income tax			1,946	-6,023		-4,077
Provision for income taxes			0		D	0
Net Income (loss)	$	$	$1,946	$-6,023		$-4,077

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa Series 153 Spring Valley Circle	Landa Properties - 153 Spring Valley Circle	Pro-Forma Adjustments	Notes	Landa Series 153 Spring Valley Circle Pro Forma
Rental Income	$	$3,625	$0		$3,625

Expenses
Property Operating Expenses		1,866	0	E	1,866
Depreciation and amortization		0	1,684	B	1,684
Interest Expense		0	4,535	C	4,535
Total Expenses		1,866	6,219		8,085

Net Income (loss) before provision for income tax		1,759	-6,219		-4,460
Provision for income taxes		0		D	0
Net Income (loss)	$	$1,759	$-6,219		$-4,460

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa Series 126 Wildwood Road	Landa Properties - 126 Wildwood Road	Pro-Forma Adjustments	Notes	Landa Series 126 Wildwood Road Pro Forma
Rental Income	$	$4,426	$0		$4,426

Expenses
Property Operating Expenses		834	0	E	834
Depreciation and amortization		0	1,522	B	1,522
Interest Expense		0	4,175	C	4,175
Total Expenses		834	5,698		6,532

Net Income (loss) before provision for income tax		3,592	-5,698		-2,106
Provision for income taxes		0		D	0
Net Income (loss)	$	$3,592	$-5,698		$-2,106

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa Series 137 Spring Valley Circle	Landa Properties - 137 Spring Valley Circle	Pro-Forma Adjustments	Notes	Landa Series 137 Spring Valley Circle Pro Forma
Rental Income	$	$3,975	$0		$3,975

Expenses
Property Operating Expenses		662	0	E	662
Depreciation and amortization		0	1,584	B	1,584
Interest Expense		0	4,291	C	4,291
Total Expenses		662	5,875		6,537

Net Income (loss) before provision for income tax		3,313	-5,875		-2,562
Provision for income taxes		0		D	0
Net Income (loss)	$	$3,313	$-5,875		$-2,562

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa Series 3192 Lake Monroe Road	Landa Properties - 3192 Lake Monroe Road	Pro-Forma Adjustments	Notes	Landa Series 3192 Lake Monroe Road Pro Forma
Rental Income	$	$2,650	$0		$2,650

Expenses
Property Operating Expenses		358	0	E	358
Depreciation and amortization		0	1,073	B	1,073
Interest Expense		0	3,792	C	3,792
Total Expenses		358	4,865		5,223

Net Income (loss) before provision for income tax		2,292	-4,865		-2,573
Provision for income taxes		0		D	0
Net Income (loss)	$	$2,292	$-4,865		$-2,573

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa Series 45 Robertford Drive	Landa Properties - 45 Robertford Drive	Pro-Forma Adjustments	Notes	Landa Series 45 Robertford Drive Pro Forma
Rental Income	$	$140	$0		$140

Expenses
Property Operating Expenses		178	0	E	178
Depreciation and amortization		0	645	B	645
Interest Expense		0	6,158	C	6,158
Total Expenses		178	6,802		6,980

Net Income (loss) before provision for income tax		-38	-6,802		-6,840
Provision for income taxes		0		D	0
Net Income (loss)	$	$-38	$-6,802		$-6,840

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa Series 303 Kellys Walk	Landa Properties - 303 Kellys Walk	Pro-Forma Adjustments	Notes	Landa Series 303 Kellys Walk Pro Forma
Rental Income	$	$0	$0		$0

Expenses
Property Operating Expenses		58	0	E	58
Depreciation and amortization		0	0	B	0
Interest Expense		0	5,342	C	5,342
Total Expenses		58	5,342		5,400

Net Income (loss) before provision for income tax		-58	-5,342		-5,400
Provision for income taxes		0		D	0
Net Income (loss)	$	$-58	$-5,342		$-5,400

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa Series 4085 Springvale Way	Landa Properties - 4085 Springvale Way	Pro-Forma Adjustments	Notes	Landa Series 4085 Springvale Way Pro Forma
Rental Income	$	$0	$0		$0

Expenses
Property Operating Expenses		0	0		0
Depreciation and amortization		0	0		0
Interest Expense		0	6,102	C	6,102
Total Expenses		0	6,102		6,102

Net Income (loss) before provision for income tax		0	-6,102		-6,102
Provision for income taxes		0			0
Net Income (loss)	$	$0	$-6,102		$-6,102

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JANUARY 1, 2021 TO JUNE 30, 2021

(Unaudited)

	Landa App	Landa Series 2174 Scarbrough Road Pro Forma	Landa Series 153 Spring Valley Circle Pro Forma	Landa Series 126 Wildwood Road Pro Forma	Landa Series 137 Spring Valley Circle Pro Forma
Rental Income	$0	$2,707	$3,625	$4,426	$3,975

Expenses
Property Operating Expenses	0	953	901	668	662
Depreciation and amortization	0	1,766	1,684	1,522	1,584
Interest Expense	0	4,257	4,535	4,175	4,291
Total Expenses	$0	$6,976	$7,120	$6,366	$6,537

Net Income (loss) before provision for income tax	$0	$(4,270)	$(3,495)	$(1,940)	$(2,562)
Provision for income taxes	0	0	0	0	0
Net Income (loss)	$0	$(4,270)	$(3,495)	$(1,940)	$(2,562)

	Landa Series 3192 Lake Monroe Road Pro Forma	Landa Series 45 Robertford Drive Pro Forma	Landa Series 303 Kellys Walk Pro Forma	Landa Series 4085 Springvale Way Pro Forma	Total Combined Pro Forma
Rental Income	$2,650	$140	$-	$-	$17,522

Expenses
Property Operating Expenses	358	178	58	0	3,778
Depreciation and amortization	1,073	645	0	0	8,274
Interest Expense	3,792	6,158	5,342	6,102	38,651
Total Expenses	$5,223	$6,980	$5,400	$6,102	$50,704

Net Income (loss) before provision for income tax	$(2,573)	$(6,840)	$(5,400)	$(6,102)	$(33,181)
Provision for income taxes	0	0	0	0	0
Net Income (loss)	$(2,573)	$(6,840)	$(5,400)	$(6,102)	$(33,181)

The accompanying notes are an integral part of these unaudited financial statements

LANDA APP 2 LLC (LANDA APP 2)

LANDA APP 2 SERIES GROUP (SERIES)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited pro forma combined financial statements for the period of January 1, 2021 to June 30, 2021 should be read in conjunction with (i) the Company’s historical combined balance sheet as of June 30, 2021 and historical combined statements of operations for the periods then ended; and (ii) the “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in this Offering.

The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s actual financial position would have been as of June 30, 2021, what actual results of operations would have been for the period ended June 30, 2021, and are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

The unaudited pro forma condensed combined financial statements of Landa App 2 LLC and each of the Series grouped together as the Landa App 2 Group Series are being presented on a combined basis, in accordance with US GAAP (ASC 810, Consolidation) due to common control by Landa Holdings, Inc., in its capacity as Manager to the Company and each Series.

The unaudited pro forma condensed combined financial statements include the eight (8) single-family homes (“Georgia Single-Family Home Portfolio - 1”), (each a “Property,” and collectively, the “Properties”), located in the Atlanta metropolitan area in the state of Georgia. Each Property was acquired or will be acquired after qualification by each respective Series in the Master Series table below:

Series	Purchase Date		Lease Start Date
Landa Series 2174 Scarbrough Road	2/11/2021		4/20/21
Landa Series 153 Spring Valley Circle	2/17/2021		4/15/2021
Landa Series 126 Wildwood Road	2/19/2021		3/26/21
Landa Series 137 Spring Valley Circle	2/19/2021		4/1/21
Landa Series 3192 Lake Monroe Road	2/26/2021		5/1/21
Landa Series 45 Robertford Drive	6/3/2021		6/28/21
Landa Series 303 Kellys Walk	6/11/2021		8/26/2021
Landa Series 4085 Springvale Way	7/1/2021	(1)	9/3/2021

(1)	Acquired subsequent to June 30, 2021.

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021 and Combined Statement of Operations for the six-month period ended June 30, 2021

A –The pro forma adjustments to Cash and Other Assets were made to represent the Cash Reserves from the acquisition less any interest paid during the period.

B – The pro forma adjustments represent depreciation and amortization incurred from purchase date to June 30, 2021 related to the stepped up basis in real estate. This step up consisted of the acquisition fee and property due diligence fees related to the acquisition of the property.

C – The pro forma adjustments to interest expense and notes payable were made to represent the financing of the property resulting from the acquisition.

D – The pro forma adjustment made as the Company elected not to pro forma the provision for income tax.

E – The pro forma adjustment made to expense and operations was to properly reflect the property management fee expense incurred for the period.

F – The pro forma adjustments were made to retained earnings to reflect the net impact of adjustments (a) through (e) above.

Subsequent Notes

Each of the subsequent Series properties were owner-occupied properties prior to their acquisition by the affiliate and there is no historical rental or operating history for basis of inclusion in the above proforma combined statement.

GEORGIA SINGLE-FAMILY HOME PORTFOLIO - 1

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

FOR THE PERIOD JANUARY 1, 2020 TO JUNE 30, 2021

	Series 2174 Scarbrough Road	Series 153 Spring Valley Circle	Series 126 Wildwood Road	Series 137 Spring Valley Circle	Series 3192 Lake Monroe Road
Rental Income	$2,707	$3,625	$4,426	$3,975	$2,650

Rental Expenses
Certain Operating Expenses	760	1,866	834	668	358

Rental Income in Excess/(Deficit) of Certain Expenses	$1,947	$1,759	$3,592	$3,313	$2,292

	Series 45 Robertford Drive	Series 303 Kellys Walk	Total
Rental Income	$140	$-	$17,522

Rental Expenses
Certain Operating Expenses	178	58	4,722

Rental Income in Excess/(Deficit) of Certain Expenses	$-38	$-58	$12,801

The accompanying notes are an integral part of these combined statements of revenues and certain expenses.

GEORGIA SINGLE-FAMILY HOME PORTFOLIO - 1

COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

FOR THE PERIOD JANUARY 1, 2021 TO JUNE 30, 2021

1.	ORGANIZATION AND NATURE OF ACTIVITIES

The Georgia Single-Family Home Portfolio-1 consists of eight (8) single-family homes (each a “Property,” and collectively, the “Properties”), located in the Atlanta metropolitan area in the state of Georgia. Each Property was acquired by each respective Series in the Master Series table below:

Series	Purchase Date	Lease Start Date
Landa Series 2174 Scarbrough Road	2/11/2021	4/20/2021
Landa Series 153 Spring Valley Circle	2/17/2021	4/15/2021
Landa Series 126 Wildwood Road	2/19/2021	3/26/2021
Landa Series 137 Spring Valley Circle	2/19/2021	4/1/2021
Landa Series 3192 Lake Monroe Road	2/26/2021	5/1/2021
Landa Series 45 Robertford Drive	6/3/2021	6/28/2021
Landa Series 303 Kellys Walk	6/11/2021	8/26/2021

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined statements of revenues and certain operating expenses are presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. Accordingly, the statement excludes certain historical income and expenses that are not comparable to the proposed future operations of the Property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Property after its acquisition by the respective Series listed above and are not intended to be a complete representation of the Property’s revenues and expenses.

Revenue

Revenues are generated within each Series. Revenues from rental properties are recognized on a straight-line basis over the terms of the respective leases when collectability is reasonably assured and when the tenant has taken possession or controls the physical use of the leased asset. Leases are generally for one year or less.

Use of Estimates

The preparation of the combined statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The property underlying Landa Series 4085 Springvale Way was acquired by Landa Properties LLC on July 1, 2021, prior to which it was an owner-occupied property with no previous rental or operating history.

In September 2021, the Manager of Landa Series 6786 Bent Creek Drive terminated the offering of its shares and this Series no longer intends to offer its shares. In addition, acquisition note between Landa Series 6786 Bent Creek Drive and the Company was terminated and cancelled, and is of no further in force and effect.

Subsequent events have been evaluated through November 9, 2021, the date the accompanying statements of revenues and certain operating expenses were available to be issued.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1	Certificate of Formation of Landa 2 LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-A filed on September 17, 2021)*
2.2	Limited Liability Company Operating Agreement of Landa App 2 LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Form 1-A filed on September 17, 2021)*
2.3	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 2174 Scarbrough Road Stone Mountain GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.3 to the Company’s Form 1-A filed on September 17, 2021)*
2.4	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.4 to the Company’s Form 1-A filed on September 17, 2021)*
2.5	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.5 to the Company’s Form 1-A filed on September 17, 2021)*
2.6	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.6 to the Company’s Form 1-A filed on September 17, 2021)*
2.7	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.7 to the Company’s Form 1-A filed on September 17, 2021)*
2.8	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 45 Robertford Drive Covington GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.8 to the Company’s Form 1-A filed on September 17, 2021)*
2.9	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC -303 Kellys Walk Locust Grove GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.9 to the Company’s Form 1-A filed on September 17, 2021)*
2.10	Certificate of Registered Series of a Limited Liability Company for Landa App 2 LLC - 4085 Springvale Way McDonough GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 2.10 to the Company’s Form 1-A filed on September 17, 2021)*
3.1	Series Operating Agreement of Landa App 2 LLC – 2174 Scarbrough Road Stone Mountain GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 3.1 to the Company’s Form 1-A filed on September 17, 2021)*
3.2	Series Operating Agreement of Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 3.2 to the Company’s Form 1-A filed on September 17, 2021)*
3.3	Series Operating Agreement of Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 3.3 to the Company’s Form 1-A filed on September 17, 2021)*
3.4	Series Operating Agreement of Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 3.4 to the Company’s Form 1-A filed on September 17, 2021)*
3.5	Series Operating Agreement of Landa App 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 3.5 to the Company’s Form 1-A filed on September 17, 2021)*
3.6	Series Operating Agreement of Landa App 2 LLC - 45 Robertford Drive Covington GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 3.6 to the Company’s Form 1-A filed on September 17, 2021)*
3.7	Series Operating Agreement of Landa App 2 LLC - 303 Kellys Walk Locust Grove GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 3.7 to the Company’s Form 1-A filed on September 17, 2021)*
3.8	Series Operating Agreement of Landa App 2 LLC - 4085 Springvale Way McDonough GA LLC (incorporated by reference to the copy thereof submitted as Exhibit 3.8 to the Company’s Form 1-A filed on September 17, 2021)*

4.1	Form of Subscription Agreement (incorporated by reference to the copy thereof submitted as Exhibit 4.1 to the Company’s Form 1-A filed on September 17, 2021)*
6.1	Form of Management Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-A filed on September 17, 2021)*
6.2	Broker Dealer Services Agreement, dated July 20, 2021, by and between Dalmore Group, LLC and Landa App 2 LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Form 1-A filed on September 17, 2021)*
6.3	Landa Mobile App License Agreement, dated July 29, 2021, by and between Landa Holdings, Inc., Landa App 2 LLC, and each of the Series listed thereto (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company’s Form 1-A filed on September 17, 2021)*
6.4	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 2174 Scarbrough Road Stone Mountain GA LLC, dated July 28, 2021 (incorporated by reference to the copy thereof submitted as Exhibit 6.4 to the Company’s Form 1-A filed on September 17, 2021)*
6.5	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 153 Spring Valley Circle Stockbridge GA LLC, dated July 28, 2021 (incorporated by reference to the copy thereof submitted as Exhibit 6.5 to the Company’s Form 1-A filed on September 17, 2021)*
6.6	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 126 Wildwood Road Stockbridge GA LLC, dated July 28, 2021 (incorporated by reference to the copy thereof submitted as Exhibit 6.6 to the Company’s Form 1-A filed on September 17, 2021)*
6.7	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 137 Spring Valley Circle Stockbridge GA LLC, dated July 28, 2021 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A filed on September 17, 2021)*
6.8	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 3192 Lake Monroe Road Douglasville GA LLC, dated July 28, 2021 (incorporated by reference to the copy thereof submitted as Exhibit 6.8 to the Company’s Form 1-A filed on September 17, 2021)*
6.9	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 45 Robertford Drive Covington GA LLC, dated July 28, 2021 (incorporated by reference to the copy thereof submitted as Exhibit 6.9 to the Company’s Form 1-A filed on September 17, 2021)*
6.10	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 303 Kellys Walk Locust Grove GA LLC, dated September 7, 2021 (incorporated by reference to the copy thereof submitted as Exhibit 6.10 to the Company’s Form 1-A filed on September 17, 2021)*
6.11	Promissory Note, by and between Landa Holdings, Inc. and Landa App 2 LLC - 4085 Springvale Way McDonough GA LLC, dated September 7, 2021 (incorporated by reference to the copy thereof submitted as Exhibit 6.11 to the Company’s Form 1-A filed on September 17, 2021)*
6.12	Lease Agreement for 2174 Scarbrough Road, Stone Mountain, GA, 30088 (incorporated by reference to the copy thereof submitted as Exhibit 6.12 to the Company’s Form 1-A filed on September 17, 2021)*
6.13	Lease Agreement for 153 Spring Valley Circle, Stockbridge, GA, 30281 (incorporated by reference to the copy thereof submitted as Exhibit 6.13 to the Company’s Form 1-A filed on September 17, 2021)*
6.14	Lease Agreement for 126 Wildwood Road, Stockbridge, GA, 30281 (incorporated by reference to the copy thereof submitted as Exhibit 6.14 to the Company’s Form 1-A filed on September 17, 2021)*
6.15	Lease Agreement for 137 Spring Valley Circle, Stockbridge, GA, 30281 (incorporated by reference to the copy thereof submitted as Exhibit 6.15 to the Company’s Form 1-A filed on September 17, 2021)*
6.16	Lease Agreement for 3192 Lake Monroe Road, Douglasville, GA, 30135 (incorporated by reference to the copy thereof submitted as Exhibit 6.16 to the Company’s Form 1-A filed on September 17, 2021)*
6.17	Lease Agreement for 45 Robertford Drive, Covington, GA, 30016 (incorporated by reference to the copy thereof submitted as Exhibit 6.17 to the Company’s Form 1-A filed on September 17, 2021)*
6.18	Lease Agreement for 303 Kellys Walk, Locust Grove, GA 30248 (incorporated by reference to the copy thereof submitted as Exhibit 6.18 to the Company’s Form 1-A filed on September 17, 2021)*
6.19	Lease Agreement for 4085 Springvale Way, McDonough, GA 30252 (incorporated by reference to the copy thereof submitted as Exhibit 6.19 to the Company’s Form 1-A filed on September 17, 2021)*
6.20	PPEX ATS Company Agreement, by and among North Capital Private Securities Corporation, Landa App 2 LLC and each of the Series set forth therein (incorporated by reference to the copy thereof submitted as Exhibit 6.20 to the Company’s Form 1-A filed on September 17, 2021)*
11.1	Consent of Marcum LLP**
11.2	Consent of Goodwin Procter LLP (included in Exhibit 12.1)*
12.1	Opinion of Goodwin Procter LLP (incorporated by reference to the copy thereof submitted as Exhibit 12.1 to the Company’s Form 1-A filed on September 17, 2021)*
99.1	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 253(d) (incorporated by reference to the copy thereof submitted as Exhibit 99.1 to the Company’s Form 1-A/A filed on September 20, 2021)*

*	Previously Filed
**	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, Landa App 2 LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 9, 2021.

LANDA APP 2 LLC

Signed by Landa Holdings, Inc., as Manager of LANDA APP 2 LLC

By:	/s/ Yishai Cohen
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yishai Cohen	Chairman, Chief Executive Officer and	November 9, 2021
Yishai Cohen	President of Landa Holdings, Inc. (Principal Executive Officer)

/s/ Yishai Cohen	Acting Head of Finance of Landa Holdings, Inc.	November 9, 2021
Yishai Cohen	(Principal Financial Officer and Principal Accounting Officer)

LANDA HOLDINGS, INC.

/s/ Yishai Cohen	Manager	November 9, 2021
Yishai Cohen
Chief Executive Officer and President